Exhibit 10.1

AMENDMENT NO. 1
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT, dated as of March 25, 2022 (this “Amendment”), is entered into by and among AOB PRODUCTS COMPANY, a Missouri corporation (“AOB Products”), CRIMSON TRACE CORPORATION, an Oregon corporation (“Crimson”; and together with AOB Products, each a “Borrowers” and collectively, the “Borrowers”), AMERICAN OUTDOOR BRANDS, INC., a Delaware corporation (“Parent”), BATTENFELD ACQUISITION COMPANY INC, a Delaware corporation (“Battenfeld”), BTI TOOLS, LLC, a Delaware limited liability company (“BTI”), ULTIMATE SURVIVAL TECHNOLOGIES, LLC, a Delaware limited liability company (“UST”), AOBC ASIA CONSULTING, LLC, a Delaware limited liability company (“AOBC Asia”; and together with Parent, Battenfeld, BTI, UST, each a “Guarantor” and collectively, the “Guarantors”), the lenders which are now or which hereafter become a party hereto (each a “Lender” and collectively, the “Lenders”) and TD BANK, N.A., a national banking association (in its individual capacity, “TD Bank”), in its capacity as agent (TD Bank, in such capacity, “Agent”) for Secured Parties.

BACKGROUND

A.Agent and Lenders have previously entered into financing arrangements with Borrowers pursuant to a certain Loan and Security Agreement, dated as of dated August 24, 2020, executed among Borrowers, Guarantors, TD Bank, as a Lender and in its capacity as Agent for the Secured Parties thereunder and as defined therein (as the same now exists, as amended hereby, and as the same may hereafter be further amended, modified, supplemented, renewed, restated or replaced, the “Loan Agreement”) and various other documents, instruments and agreements executed and delivered to Agent and Lenders in connection therewith or related thereto (together with the Loan Agreement, collectively, the “Loan Documents”); and

B.On March 14, 2022, AOB Products entered into and executed a certain Asset Purchase Agreement with Fahrenheit Technologies, Inc., a Michigan corporation (herein referred to as “Fahrenheit Technologies”), as “Company”, and the “Shareholders” of Fahrenheit Technologies identified therein (the “Fahrenheit APA”), pursuant to which AOB Products purchased and acquired substantially all of the Company’s assets and the “Business” (as defined in the Fahrenheit APA) related thereto, on and subject to the terms and conditions set forth in the Fahrenheit APA (the “Fahrenheit Technologies Acquisition”);

C.Borrowers have requested that Agent and Lenders amend the Loan Agreement in connection with the consummation of the Fahrenheit Technologies Acquisition to (a) increase the Revolver Commitments, the Maximum Credit and the Maximum Revolving Advance Amount, (b) increase the maximum amount of outstanding Letters of Credit that are permitted at any time under the Loan Agreement, (c) extend the Termination Date, and (d) amend certain other terms of the Loan Agreement; and Agent and Lenders are willing to agree to the foregoing on and subject to the terms and conditions set forth in this Amendment;

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Amendments to Loan Agreement.  Subject to the satisfaction of all of the conditions set forth in Section 3 of this Amendment, the terms and provisions of the Loan Agreement are hereby amended in accordance with Exhibit A attached hereto (the “Amended Loan Agreement”) by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double underlined text), in each case, in the place where such text appears therein, such that, immediately after giving effect to this Amendment, the Loan Agreement will read as and consist of the Amended Loan Agreement set forth in Exhibit A.

SECTION 2.Representations and Warranties of Loan Parties.  The Loan Parties represent, warrant and covenant that:

(a)After giving effect to this Amendment and the consummation of the Fahrenheit Technologies Acquisition (collectively, the “Amendment No. 1 Transactions”), all representations and warranties contained in the Loan Agreement and in the other Loan Documents to which such Loan Party is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of the date of this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(b)There exists no Default or Event of Default, in each case, immediately before and after giving effect to the consummation of the Amendment No. 1 Transactions;

(c)Each Loan Party (i) is duly organized or formed and existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization or formation, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, (iii) has all requisite power and authority to own and operate its properties, and to carry on the business of the Loan Parties, taken as a whole, as now conducted and as proposed to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (iv) has all requisite power and authority to enter into this Amendment and the other Loan Documents to which it is a party and to carry out the Amendment No. 1 Transactions contemplated thereby;

(d)As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment has been duly authorized by all necessary corporate and/or limited liability company action (as applicable) on the part of such Loan Party;

(e)As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment and the consummation of the Fahrenheit Technologies Acquisition does not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the certificate of formation or certificate of incorporation (as applicable), operating agreement, by laws, or other organizational documentation of any Loan Party or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Liens of any nature whatsoever upon any assets of any Loan Party, other than Permitted Encumbrances, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval

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or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of the consummation of the Fahrenheit Technologies Acquisition, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

SECTION 3.Conditions Precedent to Effectiveness of Amendment.  This Amendment shall be effective at the time that each of the conditions precedent set forth in this Section 3 has been fully satisfied, as determined by Agent:

(a)Amendment.  Agent shall have received duly executed signature pages for this Amendment signed by the Loan Parties, Agent, and the Lenders;

(b)Secretary’s Certificates.  Agent shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s managers or board of directors authorizing its execution, delivery, and performance of this Amendment, (ii) authorizing specific officers of such Loan Party to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party, and (iv) appending to such certificate the good standing (or equivalent status) of such Loan Party in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Loan Party’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificates (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Amendment No. 1 Effective Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(c)Solvency Certificate.  The Agent shall have received a Solvency certificate signed by a Responsible Officer of Parent dated the Amendment No. 1 Effective Date, certifying as to the Solvency of the Loan Parties, taken as a whole, after giving effect to the Amendment No. 1 Transactions and the consummation of the Fahrenheit Technologies Acquisition;

(d)Fahrenheit Technologies Acquisition Documents.  Agent shall have received final executed copies of the Fahrenheit Technologies Acquisition Documents, including all schedules and exhibits thereto and the Transition Services Agreement executed between Fahrenheit Technologies and AOB Products, in the form appended as Exhibit B to the Fahrenheit Technologies APA (herein referred to as the “Fahrenheit Transition Services Agreement”), and evidence satisfactory to Agent that the Fahrenheit Technologies Acquisition closed in accordance with the terms thereof in all material respects.  The Fahrenheit Technologies APA shall not have been amended or waived or modified in a manner materially adverse to Agent and Lenders, in their capacity as such, without the written consent of the Agent (such consent not to be unreasonably withheld, delayed or conditioned); provided that (i) any reduction in the purchase price under the Fahrenheit Technologies APA will be deemed not to be materially adverse to Agent and Lenders, (ii) any increase in the purchase price will be deemed to be not materially adverse to Agent and Lenders so long as such increase is funded by an increase in equity contributions to Borrowers, (iii) the granting of any consent under the Fahrenheit Technologies APA that is not materially adverse to the interests of Agent and Lenders will not otherwise constitute an amendment, modification or waiver thereto, and (iv) any amendment, modification or waiver of Section 3.8(a) or Section 6.2(c) of the Fahrenheit Technologies APA (with respect to any required absence of a material adverse effect on the business, operations, prospects, properties, or financial condition of Fahrenheit Technologies), as in effect on the date of execution the Fahrenheit Technologies APA) will be deemed materially adverse to the interests of Agent and Lenders.  Each of the representations and warranties made by each Person party to the Fahrenheit Technologies APA is true and correct in all material respects (or, if already qualified by materiality, in all respects);

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(e)Transition Services Agreement Performance Agreement.  Fahrenheit Technologies and the “Shareholders” party to the Fahrenheit Technologies APA shall have executed and delivered with and in favor of Agent an agreement, in form and substance satisfactory to Agent, pursuant to which (among other things) Fahrenheit Technologies and such “Shareholders” will agree to perform certain services under the Fahrenheit Transition Services Agreement for the benefit of Agent, following the occurrence of an Event of Default;

(f)Consents.  Agent shall have received evidence that any and all Consents necessary to permit the effectuation of the Amendment No. 1 Transactions contemplated hereunder and pursuant to the Fahrenheit Technologies Acquisition Documents, including all governmental and third party approvals required under the Fahrenheit Technologies APA in order to consummate the Fahrenheit Technologies Acquisition (including, to the extent required under the Fahrenheit Technologies APA, shareholder approvals, landlords’ consents, and Hart-Scott-Rodino clearance) were received by Loan Parties or were waived in accordance with the Fahrenheit Technologies Acquisition Documents;

(g)Fahrenheit Technologies Lien Releases.  Agent shall have received evidence that Fahrenheit Technologies has caused all of its Indebtedness that is secured by any Liens on its assets and properties sold to AOB Products pursuant to the Fahrenheit Technologies APA to be paid in full and any and all Liens securing such Indebtedness to be released prior to or concurrently with the consummation of the Fahrenheit Technologies Acquisition;

(h)Legal Opinions.  Agent shall have received, in form and substance satisfactory to Agent, the executed legal opinion of (i) Greenberg Traurig LLP as counsel to the Loan Parties and (ii) Stinson LLP, as special Missouri counsel to the Loan Parties, each of which shall cover such matters incident to the Amendment No. 1 Transactions as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinion to Agent and Lenders;

(i)Costs and Expenses.  Agent shall have received payment or reimbursement by Loan Parties of all costs and expenses that are incurred or paid by Agent and Lenders in connection with the Amendment No. 1 Transactions on or prior to the date hereof and that are reimbursable or payable to Agent pursuant to Section 16.10 of the Loan Agreement;

(j)Excess Availability.  After giving effect to the Revolving Advances made on the Amendment No. 1 Effective Date, all Revolving Advances outstanding as of the Amendment No. 1 Effective Date and the consummation of the Fahrenheit Technologies Acquisition and the other Amendment No. 1 Transactions contemplated hereunder, Borrowers shall have Excess Availability of not less than $40,000,000;

(k)Commitment Fee.  As consideration for Agent and the Lenders entering into this Amendment and providing for the increase in Revolver Commitment of each Lender, Agent shall have received for the ratable benefit of Lenders, a commitment fee in the amount of $100,000, which fee shall be fully earned and due and payable in full as of the date hereof and may, at Agent’s election, be charged to any account of Borrowers that is maintained by Agent;

(l)Representations and Warranties.  All of the representations and warranties of the Loan Parties under this Amendment and the other Loan Documents shall be true and correct in all material respects (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable) as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

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(m)No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing or would result after giving effect to this Amendment and the consummation of the Amendment No. 1 Transactions;

(n)Credit Agreement Schedules.  Agent shall have received updated Schedules (the “Replacement Schedules”) to the Credit Agreement for the following existing Schedules to the Credit Agreement (the “Existing Schedules”), which Replacement Schedules (i) shall update each of the Existing Schedules in accordance with the applicable terms of the Credit Agreement that relate to updating of each of Existing Schedules, (ii) shall be in form and substance satisfactory to Agent, (iii) shall be appended to and be deemed incorporated into the Amended Loan Agreement, and (iv) shall replace and supersede in their entirety the following Existing Schedules: Schedule R-1 – Real Property, Schedule 4.4 - Equipment, Inventory and Books and Records Locations, Schedule 4.14(c) – Location of Chief Executive Offices, Schedule 5.2(a) - Jurisdictions of Qualification and Good Standing, Schedule 5.6 - Corporate Names, Schedule 5.8(b)(i) - Litigation / Commercial Tort Claims / Money Borrowed, Schedule 5.9 - Intellectual Property, Source Code Escrow Agreements, Schedule 5.13 - Labor Disputes, Schedule 5.21 - Material Contracts, and Schedule 5.23 - Bank Accounts; Credit Card Arrangements; and

(o)Replacement IP Security Agreements.  Agent shall have received an Intellectual Property Security Agreement executed by each of AOB Products and Crimson in substantially the same form as the an Intellectual Property Security Agreement executed by each of AOB Products and Crimson with Agent on the Closing Date (each, an “Existing IP Security Agreement”), containing updated Schedules which include all Intellectual Property in which AOB Products and Crimson previously granted to Agent a security interest in and lien upon all Intellectual Property respectively identified in each such Existing IP Security Agreement and all Intellectual Property respectively acquired by each of AOB Products and Crimson form and after the Closing Date.

SECTION 4.Reference to and Effect upon the Loan Documents.

(a)Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Loan Agreement and the other Loan Documents, all rights of Agent and the Lenders and all of the Obligations, shall remain in full force and effect.  The Loan Parties hereby confirm that the Loan Agreement and the other Loan Documents are in full force and effect and that no Loan Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Loan Agreement or any other Loan Document.

(b)Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment and any waivers set forth herein shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Loan Agreement, this Amendment or any other Loan Document or (ii) amend, modify or operate as a waiver of any provision of the Loan Agreement or any other Loan Documents or any right, power or remedy of any member of the Lender Group.

(c)From and after the date hereof, (i) the term “Agreement” in the Loan Agreement, and all references to the Loan Agreement in any Loan Document, shall mean the Loan Agreement, as amended hereby, and (ii) the term “Loan Documents” in the Loan Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d)Except as expressly set forth herein, neither Agent nor any Lender has waived, is by this Amendment waiving or has any intention of waiving (regardless of any delay in exercising such rights and remedies) any Default or Event of Default which may be continuing on the date hereof or any

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Default or Event of Default which may occur after the date hereof, and neither Agent nor any Lender has agreed to forbear with respect to any of its rights or remedies concerning any Defaults or Events of Default which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

(e)This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Loan Agreement or any other Loan Document.

SECTION 5.Costs and Expenses.  Borrowers agrees to pay all costs and expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith in accordance with the Loan Agreement (as amended hereby).  All obligations provided herein shall survive any termination of the Loan Agreement as modified hereby.

SECTION 6.Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  THE CHOICE OF LAW AND VENUE SET FORTH IN SECTION 16.1 OF THE LOAN AGREEMENT AND WAIVER OF JURY TRIAL SET FORTH IN SECTION 12.3 OF THE LOAN AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY IN ALL RESPECTS TO THIS AMENDMENT.

SECTION 7.Severability.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

SECTION 8.Headings.  Headings used in this Amendment are for convenience only and shall not affect the interpretation of any provision hereof.

SECTION 9.Loan Document.  This Amendment shall constitute a Loan Document.

SECTION 10.Reaffirmation.  Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in other similar capacities in which such Loan Party grants Liens in its properties or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, in any case under the Loan Documents, hereby (i) acknowledges, ratifies and confirms that all Obligations constitute valid and existing “Obligations” under the Loan Agreement (as amended by this Amendment), and (ii) ratifies and confirms that (x) all Loan Documents to which it is a party and (y) its respective guarantees, pledges, grants of Liens and other similar rights or obligations, as applicable, under each of the Loan Documents to which it is party, in each case, remain in full force and effect after the effectiveness of this Amendment.  Without limiting the generality of the foregoing, each Loan Party further agrees (A) that any reference to “Obligations” contained in any Loan Documents shall include, without limitation, the “Obligations” as such term is defined in the Loan Agreement (as amended by this Amendment) and (B) that the related guarantees and grants of security contained in such Loan Documents shall include and extend to such Obligations.

SECTION 11.Electronic Execution; Counterparts.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or email transmission shall be deemed to be an original signature hereto.  Each of the parties hereto explicitly consent to the electronic delivery of the terms of the transactions evidenced by this Amendment.  Each of the parties hereto agree that their present intent to be bound by this Amendment may be evidenced by transmission of digital images of signed signature pages via facsimile, email, SMS or other digital transmission and affirms that such transmission indicates a present intent to be

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bound by the terms of the Amendment and is deemed to be valid execution and delivery as though an original ink or electronic signature.  Loan Parties shall deliver original executed signature pages to Agent, but any failure to do so shall not affect the enforceability of this Amendment.  An electronic image of this Amendment (including signature pages) shall be as effective as an original for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWERS:
AOB PRODUCTS COMPANY

By:	/s/ H. Andrew Fulmer
Name:	H. Andrew Fulmer
Title:	Chief Financial Officer

CRIMSON TRACE CORPORATION

By:	/s/ H. Andrew Fulmer
Name:	H. Andrew Fulmer
Title:	Chief Financial Officer

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS:
AMERICAN OUTDOOR BRANDS, INC.

By:	/s/ H. Andrew Fulmer
Name:	H. Andrew Fulmer
Title:	Chief Financial Officer

BATTENFIELD ACQUISITION COMPANY INC.

By:	/s/ H. Andrew Fulmer
Name:	H. Andrew Fulmer
Title:	Chief Financial Officer

BTI TOOLS, LLC

By:	/s/ H. Andrew Fulmer
Name:	H. Andrew Fulmer
Title:	Chief Financial Officer

ULTIMATE SURVIVAL TECHNOLOGIES, LLC

By:	/s/ H. Andrew Fulmer
Name:	H. Andrew Fulmer
Title:	Chief Financial Officer

AOBC ASIA CONSULTING, LLC,

By:	/s/ H. Andrew Fulmer
Name:	H. Andrew Fulmer
Title:	Chief Financial Officer

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]
AGENT AND LENDER:
TD BANK, N.A., as Agent, Swingline Lender, Issuing Bank and a Lender

By:	/s/ Antimo Barbieri
Name:	Antimo Barbieri
Title:	Vice President

Exhibit A to Amendment No.1 – Conformed Loan and Security Agreement

LOAN AND SECURITY AGREEMENT

by and among

AOB PRODUCTS COMPANY

and

CRIMSON TRACE CORPORATION

(as Borrowers) and

AMERICAN OUTDOOR BRANDS, INC. BATTENFELD ACQUISITION COMPANY INC. BTI TOOLS, LLC

ULTIMATE SURVIVAL TECHNOLOGIES, LLC

and

AOBC ASIA CONSULTING, LLC

(as Guarantors) and

TD BANK, N.A.

(as a Lender and as Agent) and

THE LENDERS FROM TIME TO TIME HERETO

(as Lenders)

August 24, 2020

(and amended as of March 25, 2022)

TABLE OF CONTENTS

Page

1.	DEFINITIONS1
1.1	Accounting Terms1
1.2	General Terms1
1.3	Uniform Commercial Code Terms~~46~~/Other Capitalized

Terms50

1.4	Certain Matters of Construction~~47~~50
1.5	~~Disclaimer of Liability on the LIBOR Benchmark~~

~~Rate47~~Rates

51

2.	ADVANCES, PAYMENTS~~48~~51
2.1	Revolving Advances~~48~~51
2.2	Procedure for Borrowing~~48~~52
2.3	Disbursement of Advance Proceeds~~51~~54
2.4	[Reserved]~~51~~55
2.5	Repayment of Advances~~51~~55
2.6	Repayment of Excess Advances~~52~~56
2.7	Statement of Account~~52~~56
2.8	Letters of Credit~~53~~56
2.9	Issuance of Letters of Credit~~53~~57
2.10	Requirements for Issuance of Letters of Credit~~54~~57
2.11	Additional Payments/Protective Advances~~55~~58
2.12	Manner of Borrowing and Payment~~55~~59
2.13	Mandatory Prepayments~~57~~61
2.14	Use of Proceeds~~58~~62
2.15	Defaulting Lender/Impacted Lender~~59~~62
2.16	Joint and Several Liability~~60~~64
2.17	Interrelated Businesses~~61~~65
2.18	Appointment of Administrative Loan Party as Agent for Requesting Advances and Letters of Credit and Receipts of Advances and Statements

and Receipts and Sending of Notices~~62~~65

2.19	Increase in Maximum Credit~~62~~66
3.	INTEREST AND FEES~~64~~68
3.1	Interest~~65~~68
3.2	Letter of Credit Fees; Cash Collateral~~65~~69
3.3	Loan Fees~~66~~69
3.4	Computation of Interest and Fees~~66~~70
3.5	Maximum Charges~~66~~70

3.6	Increased Costs~~67~~70

3.7	Capital Adequacy~~68~~71
3.8	Inability to Determine Interest Rate (Temporary)~~68~~72
3.9	Effect of Benchmark Transition Event~~69~~72
3.10	Withholding Taxes~~72~~74
3.11	Illegality74
3.12	Requirements of Law75
4.	GRANT OF SECURITY INTEREST; COLLATERAL COVENANTS~~72~~75
4.1	Security Interest in the Collateral~~72~~75
4.2	Perfection of Security Interest~~73~~76
4.3	Preservation of Collateral~~73~~76
4.4	Ownership and Location of Collateral~~74~~77
4.5	Defense of Agent’s and Lenders’ Interests~~74~~77
4.6	Books and Records~~75~~78
4.7	Financial Disclosure~~75~~78
4.8	Compliance with Laws~~75~~78
4.9	Inspection of Premises/Appraisals~~76~~79
4.10	Insurance~~76~~79
4.11	Failure to Pay Insurance~~76~~79
4.12	Payment of Taxes~~77~~80
4.13	Payment of Leasehold Obligations~~77~~80
4.14	Accounts and other Receivables~~77~~80
4.15	Inventory~~81~~84
4.16	Maintenance of Equipment~~81~~84
4.17	Exculpation of Liability~~81~~84
4.18	Environmental Matters~~82~~85
4.19	Financing Statements~~83~~86
4.20	Grant of Security Interest in Hedging Contracts and Other Hedging Contracts~~83~~86
4.21	Collateral Field Examinations and Appraisals~~84~~87
5.	REPRESENTATIONS AND WARRANTIES~~85~~88
5.1	Authority, Etc~~85~~88
5.2	Formation and Qualification~~85~~88
5.3	Survival of Representations and Warranties~~86~~89
5.4	Tax Returns~~86~~89
5.5	Financial Statements~~86~~89
5.6	Corporate Name~~87~~90
5.7	O.S.H.A. and Environmental Compliance~~88~~91
5.8	Solvency; No Litigation, Violation of Law; No ERISA Issues~~88~~91
5.9	Patents, Trademarks, Copyrights and Licenses~~89~~92
5.10	Licenses and Permits~~90~~93
5.11	No Contractual Default~~90~~93
5.12	No Burdensome Restrictions/No Liens~~90~~93
5.13	No Labor Disputes, Etc~~91~~94
5.14	Margin Regulations~~91~~94

5.15	Investment Company Act~~91~~94
5.16	Disclosure~~91~~94
5.17	Real Property~~92~~95
5.18	Hedging Agreements~~92~~95
5.19	Conflicting Agreements~~92~~95
5.20	Business and Property of Loan Parties~~92~~95
5.21	Material Contracts~~92~~95
5.22	Capital Structure~~93~~96
5.23	Bank Accounts, Security Accounts, Etc~~94~~97
5.24	[Reserved]~~94~~97
5.25	Security Documents; Liens~~94~~97
5.26	Brokers~~95~~98
5.27	Customer and Trade Relations~~95~~98
5.28	Patriot Act~~95~~98
5.29	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws~~95~~98
5.30	Swap Obligations~~96~~99
6.	AFFIRMATIVE COVENANTS~~96~~99
6.1	Payment of Fees~~96~~99
6.2	Conduct of Business; Compliance with Laws and Maintenance of

Existence and Assets~~96~~99

6.3	Violations~~97~~100
6.4	Government Receivables~~97~~100
6.5	Execution of Supplemental Instruments; Further Assurances~~97~~100
6.6	Payment of Indebtedness~~98~~101
6.7	Standards of Financial Statements~~98~~101
6.8	Financial Covenants~~98~~101
6.9	Factoring Arrangements~~98~~101
6.10	Post-Closing Obligations~~98~~101
7.	NEGATIVE COVENANTS~~99~~102
7.1	Merger, Consolidation, Acquisition and Sale of Assets~~99~~102
7.2	Creation of Liens~~101~~104
7.3	Guarantees~~101~~104
7.4	Investments~~101~~104

7.5Loans~~103~~106

7.6	Capital Expenditures~~103~~106
7.7	Dividends and Distributions~~103~~106
7.8	Indebtedness~~104~~107
7.9	Nature of Business~~106~~109
7.10	Transactions with Affiliates~~106~~109

7.11[Reserved]~~107~~110

7.12	Subsidiaries~~107~~110
7.13	Fiscal Year and Accounting Changes~~107~~110
7.14	Pledge of Credit~~107~~110
7.15	Amendment of Organizational Documents~~107~~110

7.16	Compliance with ERISA~~108~~111
7.17	Prepayment, Etc. of Money Borrowed~~108~~111
7.18	State of Organization/Names/Locations~~108~~111
7.19	Foreign Assets Control Regulations, Etc~~109~~112
7.20	Burdensome Agreements~~109~~112
8.	CONDITIONS PRECEDENT~~109~~112
8.1	Conditions to Initial Advances~~109~~112
8.2	Conditions to Each Advance~~113~~116
9.	INFORMATION AS TO LOAN PARTIES~~114~~117
9.1	Disclosure of Material Matters Pertaining to Collateral~~114~~117
9.2	Collateral and Related Reports~~114~~117
9.3	Environmental Reports~~118~~121
9.4	Litigation~~118~~121
9.5	Material Occurrences~~118~~121
9.6	Permitted Factored Accounts~~118~~121
9.7	Annual Financial Statements~~119~~122
9.8	Quarterly Financial Statements~~119~~122
9.9	Monthly Financial Statements~~120~~123
9.10	Notices re Equity Holders~~121~~124
9.11	Additional Information~~121~~124
9.12	Projected Operating Budget~~121~~124
9.13	Variances From Operating Budget~~121~~124
9.14	Notice of Governmental Body Items~~122~~125
9.15	ERISA Notices and Requests~~122~~125
9.16	Notice of Change in Management, Etc~~123~~126
9.17	Additional Documents~~123~~126
10.	EVENTS OF DEFAULT~~123~~126
11.	LENDERS’ RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT~~126~~129
11.1	Rights and Remedies~~126~~129
11.2	Waterfall~~127~~130
11.3	Agent’s Discretion~~128~~131

11.4Setoff~~128~~131

11.5	Rights and Remedies not Exclusive~~128~~131
11.6	Commercial Reasonableness~~128~~131
12.	WAIVERS AND JUDICIAL PROCEEDINGS~~129~~132
12.1	Waiver of Notice~~129~~132

12.2Delay~~129~~132

12.3	Jury Waiver~~129~~132
12.4	Waiver of Counterclaims~~130~~133

13.	EFFECTIVE DATE AND TERMINATION~~130~~133

13.1Term~~130~~133

13.2Termination~~130~~133

14.	REGARDING AGENT~~130~~133
14.1	Appointment~~130~~133
14.2	Nature of Duties~~131~~134
14.3	Lack of Reliance on Agent and Resignation~~131~~134
14.4	Certain Rights of Agent~~132~~135
14.5	Reliance~~132~~135
14.6	Notice of Default~~133~~136
14.7	Indemnification~~133~~136
14.8	Agent in its Individual Capacity~~133~~136
14.9	Actions in Concert~~134~~137
14.10	Intercreditor Agreements/Subordination Agreements~~134~~137
14.11	Delegation of Duties~~135~~138
14.12	Collateral and Guarantees~~135~~138
14.13	Notice of Transfer~~135~~138
14.14	Reports and Financial Statements~~135~~138
14.15	Agency for Perfection~~136~~139
14.16	Relation among Lenders~~136~~139
15.	GUARANTEE~~136~~139
15.1	Guarantee; Contribution Rights~~136~~139
15.2	Waivers~~137~~140
15.3	No Defense~~137~~140
15.4	Guarantee of Payment~~137~~140
15.5	Liabilities Absolute~~138~~141
15.6	Waiver of Notice~~139~~142
15.7	Agent’s Discretion~~139~~142
15.8	Reinstatement~~139~~142
15.9	No Marshalling, Etc~~140~~143
15.10	Action Upon Event of Default~~140~~143
15.11	Statute of Limitations~~141~~144
15.12	Interest~~141~~144
15.13	Guarantor’s Investigation~~141~~144
15.14	Termination~~142~~145
15.15	Extension of Guarantee~~142~~145
15.16	Applicability to Borrowers~~142~~145

(v)

16.	MISCELLANEOUS~~142~~145
16.1	Governing Law; Consent to Jurisdiction; Etc~~142~~145
16.2	Entire Understanding; Amendments; Lender Replacements; Overadvances~~143~~146

16.3Successors and Assigns; Participations; New Lenders; Taxes; Syndication~~145~~148 16.4Application of Payments~~148~~151

16.5Indemnity/Currency Indemnity~~149~~152

16.6Notice~~150~~153

16.7	Survival~~150~~153
16.8	Postponement of Subrogation, Etc. Rights~~150~~153
16.9	Severability~~151~~154
16.10	Expenses~~151~~154
16.11	Injunctive Relief~~151~~154
16.12	Consequential Damages~~152~~155
16.13	Captions~~152~~155
16.14	Counterparts; Facsimile or Emailed Signatures; Electronic Delivery~~152~~155
16.15	Construction~~152~~155
16.16	Confidentiality; Sharing Information~~152~~155
16.17	Publicity~~153~~156
16.18	Patriot Act Notice~~153~~156
16.19	Agent Titles~~153~~156
16.20	Keepwell~~154~~157
16.21	Acknowledgment and Consent to Bail-In of EEA Financial Institutions~~154~~157

16.22	Erroneous Payments157

(vi)

List of Exhibits and Schedules Exhibits

Exhibit AForm of Borrowing Base Certificate

Exhibit BForm of Notice of Conversion

Exhibit CForm of Notice of Advance Request

Exhibit 5.5Financial Projections

Exhibit 9.7Form of Compliance Certificate

Exhibit 16.3Form of Commitment Transfer Supplement

Schedules

Schedule C-1Commitments

Schedule R-1Real Property

Schedule 2.3Payment Account; Disbursements of Advance Proceeds

Schedule 4.4Equipment, Inventory and Books and Records Locations

Schedule 4.14(c)Location of Chief Executive Offices

Schedule 5.2(a)Jurisdictions of Qualification and Good Standing

Schedule 5.2(b)Subsidiaries

Schedule 5.4Federal Tax Identification Number

Schedule 5.6Corporate Names

Schedule 5.8(b)(i)Litigation / Commercial Tort Claims / Money Borrowed Schedule 5.8(d)(i)Plans

Schedule 5.9Intellectual Property, Source Code Escrow Agreements

Schedule 5.13Labor Disputes

Schedule 5.18Hedging Agreements

Schedule 5.21Material Contracts

Schedule 5.22Capital Structure

Schedule 5.23Bank Accounts; Credit Card Arrangements

Schedule 5.25Filing Offices

Schedule 6.10Post-Closing Obligations

Schedule 7.2Existing Liens

Schedule 7.8Existing Indebtedness

-i-

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”), dated August 24, 2020, is entered into by and among AOB PRODUCTS COMPANY, a corporation organized under the laws of the State of Missouri (“AOB Products”), CRIMSON TRACE CORPORATION, a corporation organized under the laws of the State of Oregon (“Crimson”; and together with AOB Products and any other Person that at any time after the date hereof becomes a Borrower, each a “Borrower” and collectively, the “Borrowers”), AMERICAN OUTDOOR BRANDS, INC., a corporation organized under the laws of the State of Delaware (“Parent”), BATTENFELD ACQUISITION COMPANY INC, a corporation organized under the laws of the State of Delaware (“Battenfeld”), BTI TOOLS, LLC, a limited liability company organized under the laws of the State of Delaware (“BTI”), ULTIMATE SURVIVAL TECHNOLOGIES, LLC, a limited liability company organized under the laws of the State of Delaware (“UST”), AOBC ASIA CONSULTING, LLC, a limited liability company organized under the laws of the State of Delaware (“AOBC Asia”; and together with Parent, Battenfeld, BTI, UST and any other Person that at any time after the date hereof becomes a Guarantor, each a “Guarantor” and collectively, the “Guarantors”), the lenders which are now or which hereafter become a party hereto (each a “Lender” and collectively, the “Lenders”) and TD BANK, N.A., a national banking association (in its individual capacity, “TD Bank”), in its capacity as agent (TD Bank, in such capacity, “Agent”) for Secured Parties (as hereinafter defined).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Loan Parties, Lenders and Agent hereby agree as follows:

1.	DEFINITIONS.

1.1	Accounting Terms.

As used in this Agreement, the Note(s), any Other Document, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP.

1.2	General Terms.

For purposes of this Agreement the following terms shall have the following meanings: “Accountants” shall have the meaning set forth in Section 9.7.

“Accounts” shall mean and include as to each Loan Party and each of its Subsidiaries, all of such Loan Party’s and Subsidiary’s “accounts” as defined in the UCC, whether now owned or hereafter acquired including, without limitation all present and future rights of such Loan Party to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with any such card.

03/12/2020

“Acquisition Pro Forma” shall have the meaning set forth in the definition of Permitted Acquisition.

~~“Adjusted LIBOR Rate” shall mean for the Interest Period for each LIBOR Rate Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:~~

~~Adjusted LIBOR Rate =LIBOR~~

~~1 – LIBOR Reserve Percentage~~

“Administrative Loan Party” shall mean Parent, in its capacity as Administrative Loan Party on behalf of itself and the other Borrowers pursuant to Section 2.18 hereof, and its successors and assigns in such capacity.

“Advances” shall mean the Revolving Advances (including without limitation the Protective Advances) and Swingline Loan Advances, or any of them as the context implies.

“Advance Rates” shall mean the lending formula percentages set forth in the definition of Borrowing Base.

“Affiliate” of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (A) to vote ten (10%) percent or more of the Equity Interests having ordinary voting power for the election of directors or managers (or other comparable body) of such Person, or (B) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Affiliate Counterparty” shall mean a Person who is an Affiliate of Agent at the time such Person entered into any Hedging Agreement.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agent Assignee” shall have the meaning specified therefor in Section 16.22(d). “Agreement” shall mean this Loan and Security Agreement, as amended, restated,

modified and supplemented from time to time.

“Agreement Regarding Licensed Products and Other Inventory” shall mean the Agreement Regarding Licensed Products and Other Inventory dated on or about the date hereof, among Smith & Wesson Brands, Inc. and Agent and acknowledged by AOB Products and Crimson.

“Amendment No. 1” shall mean the Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, among Borrowers, Guarantors, Agent and Lenders.

“Amendment No. 1 Effective Date” shall mean the date on which each of the conditions precedent to the effectiveness of Amendment No. 1 has been fully satisfied, as determined by Agent.

“Ammunition” shall mean complete rounds/cartridges or their components, bullets, shells or other projectiles, cartridge cases, primers/caps and other propellants and ammunition used in connection with any Firearm.

“Applicable Margin” for each type of Advance shall mean, at any time:

(a)subject to clause (b) below, the applicable percentage (on a per annum basis) set forth in the chart below for Base Rate Loans and for ~~LIBOR Rate~~SOFR Loans, respectively, that will result, in accordance with such chart, if the Quarterly Average Excess Availability for the immediately preceding calendar quarter is in an amount within the range indicated in the chart below for such percentage:

Tier	Quarterly Average Excess Availability	Applicable Margin for Base Rate Loans	Applicable Margin for ~~LIBOR Rate~~SOFR Loans
I	Greater than or equal to 50% of the Line Cap	~~0.75~~0.25%	~~1.75~~1.25%
II	Greater than 25% of the Line Cap but less than 50% of the Line Cap	~~1.00~~0.50%	~~2.00~~1.50%
III	Equal to or less than 25% of the Line Cap	~~1.25~~0.75%	~~2.25~~1.75%

(b)Notwithstanding anything to the contrary set forth in clause (a) above, (i) from the ~~Closing~~Amendment No. 1 Effective Date through and including ~~December 31~~June 30, ~~2020~~2022, the Applicable Margin for the interest rate for Base Rate Loans and for ~~LIBOR Rate~~SOFR Loans shall be the applicable percentage calculated based on the percentage set forth in Tier ~~II~~I set forth above, and ~~for each calendar quarter thereafter,~~ the interest rate will be adjusted quarterly for each calendar quarter thereafter, on the first (1st) day of each calendar quarter, based on the Quarterly Average Excess Availability and the chart set forth above, (ii) the Applicable Margin shall be calculated and established once each calendar quarter, based upon the Quarterly Average Excess Availability for the immediately preceding calendar quarter and shall remain in effect until adjusted thereafter (if applicable) at the beginning of the next calendar quarter, and (iii) each adjustment of the Applicable Margin shall be effective as of the first (1st) day of a calendar quarter based on the Quarterly Average Excess Availability for the immediately preceding calendar quarter. In the event that at any time after the end of a calendar quarter the Quarterly Average Excess Availability for the prior calendar quarter used for the determination of the Applicable Margin of such recently ended calendar quarter was less than the actual amount of the Quarterly Average Excess Availability for such prior calendar quarter, the Applicable Margin of such recently ended calendar quarter shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability , as determined by Agent, and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Agent.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Approved Fund” shall mean (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of business and is advised or managed by (i) a Lender, (ii) a Controlled Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) a Controlled Affiliate of an investment advisor that manages a Lender or (b) any finance company, insurance company or other financial institution which temporarily warehouses loans for any Lender or any Person described in clause (a) above.

“Authority” shall have the meaning set forth in Section 4.18(d).

“Available Tenor” shall mean, as of any date of determination and with respect to the then- current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is removed from the definition of “Interest Period” pursuant to Section 3.9(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product Agreement” shall mean those agreements entered into from time to time by any Loan Party or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product” shall mean any service or facility extended to any Loan Party by a Bank Product Provider including: (a) credit cards, (b) debit cards, (c) purchase cards, (d) credit card, debit card and purchase card processing services, (e) treasury, cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), (f) cash management, including controlled disbursement, accounts or services, (g) return items, netting, overdraft and interstate depositary network services or (h) Hedging Agreements.

“Bank Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Loan Party to a Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that any Loan Party is obligated to reimburse to a Bank Product Provider as a result of such Person purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to any Loan Party pursuant to the Bank Product Agreements.

“Bank Product Provider” shall mean (a) TD Bank or any of its Affiliates or (b) any Lender or any Affiliate of any Lender (in each case as to any Lender or any Affiliate of any Lender, to the extent approved by Agent in its Permitted Discretion) that provides any Bank Products to any Loan Party.

“Bankruptcy Code” shall have the meaning set forth in Section 2.16(a).

“Base Rate” shall mean, for any day (or if such day is not a Business Day, the immediately preceding Business Day), a rate per annum (rounded upward, if necessary, to the next 1/100th of one (1%) percent) equal to the greater of (a) the greater of (i) one-half of one percent (0.50%) and

(ii)the Prime Rate, and (b) the greater of (i) one-half of one percent (0.50%) and (ii) the Federal Funds Effective Rate in effect on such day plus one-half of one percentage point (0.50%). If Agent shall have determined in its reasonable discretion (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term “Federal Funds Effective Rate” shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by Agent.

“Base Rate Loan” shall mean any Advance that bears interest based upon the Base Rate. ~~"Benchmark Replacement" shall have the meaning set forth in Section 3.9.  "Benchmark Replacement Adjustment" shall have the meaning set forth in Section 3.9.~~

“Benchmark” shall mean initially, with respect to any SOFR Loan, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then- current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.9(a).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event the sum of: (i) the greater of (x) the alternate benchmark rate that has been selected by Agent giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated commercial credit facilities and (y) the Floor and (ii) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated commercial credit facilities.

~~"~~“Benchmark Replacement Conforming Changes~~" shall have the meaning set forth in Section 3.9.~~” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of Section 3.8 and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Other Documents).

~~"Benchmark Replacement Date" shall have the meaning set forth in Section 3.9. "Benchmark Transition Event" shall have the meaning set forth in Section 3.9.~~ “Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and

(b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, the “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

~~"~~“Benchmark Transition Start Date~~" shall have the meaning set forth in Section 3.9.~~” shall mean, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

~~"~~“Benchmark Unavailability Period~~" shall have the meaning set forth in Section 3.9.~~” shall mean, with respect to any Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section 3.9 and (ii) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section 2.

“Benefited Lender” shall have the meaning set forth in Section 2.12(f). “Blocked Accounts” shall have the meaning set forth in Section 4.14(h).

“Borrower” or “Borrowers” shall have the meanings set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers’ Account” shall have the meaning set forth in Section 2.7. “Borrowing Base” shall mean, at any time, the amount equal to:

(a)	eighty-five (85%) percent multiplied by the face amount of Eligible

Accounts, plus

(b)	the amount equal to the lesser of (i) sixty-five (65%) percent of the Value of the Eligible Inventory and (iii) eighty-five (85%) percent of the Net Liquidation Percentage multiplied by the Value of the Eligible Inventory, minus

(c)	Reserves;

provided, however, that the aggregate amount of Eligible Inventory included in the Borrowing Base on any given date pursuant to clauses (b) above shall not exceed sixty-five (65%) percent of Borrowing Base as of such date.

“Borrowing Base Certificate” shall mean a certificate duly executed by a Responsible Officer of Administrative Loan Party appropriately completed and in substantially the form of Exhibit A, as such form may from time to time be modified by Agent (in consultation with Administrative Loan Party) in a manner consistent with the terms of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks under the laws of the State of New York, the State of New Jersey or the State of New Hampshire are authorized or required by law to close, ~~and, if the applicable Business Day relates to any LIBOR Rate Loan, a day on which dealings are carried on in the London interbank market.~~provided that, when used in connection with a SOFR Loan, or any other calculation or determination involving SOFR, the term “Business Day” means a U.S. Government Securities Day.

“Capital Expenditures” shall mean, with respect to any Person, without duplication, all expenditures (including deposits) made by such Person for, or contracts for expenditures with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, as determined in accordance GAAP consistently applied and all other expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of such Person.

“Capital Lease” shall mean any lease of any property (whether real, personal or mixed) that, in conformity with GAAP consistently applied, should be accounted for as a capital lease.

“Cash Dominion Event” shall mean (a) the occurrence and continuance of a Specified Event of Default or (b) if Excess Availability is less than the greater of (i) 12.5% of the Line Cap and (ii) $~~5,000,000~~7,500,000; provided, that (A) if a Cash Dominion Event has occurred due to clause (a) above, if no Specified Events of Default exists for at least 30 consecutive days, such Cash Dominion Event shall no longer be deemed to exist or be continuing; and (B) if a Cash Dominion Event has occurred due to clause (b) above, if the Excess Availability shall be greater than the greater of (1) 12.5% of the Line Cap and (2) $~~5,000,000~~7,500,000 for at least 30 consecutive days, such Cash Dominion Event shall no longer be deemed to exist or be continuing,

“Cash Equivalents” shall mean: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service, Inc.; (c) certificates of deposit or bankers’ acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and whose debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency (an “A Rated Bank”); (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks; (e) mutual funds that invest solely in one or more of the investments described in clauses (a) through (d) above; and (f) with respect to such investments in currencies other than Dollars or in jurisdictions other than the United States, other investments reasonably deemed by a Loan Party to be equivalent to the investments described in clauses (a) through (e) above.

“Cash Interest Expense” shall mean, without duplication, for any period, Interest Expense (excluding the following non-cash components of Interest Expense: (a) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs, and (b) interest paid in kind).

“Cash Receipt Account” or “Cash Receipt Accounts” shall mean, individually or collectively, all lockbox accounts, dominion accounts or other deposit accounts established and maintained by Loan Parties for the purpose of collecting or depositing cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds), and which are designated as such and listed  on  Schedule 5.23.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“CFC” shall mean a “controlled foreign corporation” as defined in Section 957 of the Code. “Change in Tax Law” shall mean a change in the treaty, law or regulation after the date on which the applicable Agent or Lender becomes a party to this Agreement (or, if such Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Lender became such a beneficiary or member, if later); provided, however, such term does not include regulations or other guidance issued by the IRS or

U.S. Treasury implementing or interpreting laws already enacted, but not yet effective. “Change of Control” shall mean an event or series of events by which:

(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-three percent (33%) or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)any “change in control” as defined in any formation or governance documents of any Loan Party or in any Material Contract, or any document governing any material Indebtedness of any Loan Party; or

(d)the Parent fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party (other than the Parent) free and clear of all Liens (other than the Liens in favor of the Agent), except where such failure is as a result of a transaction permitted by this Agreement or the Other Documents.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, Liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, any Loan Party or any Subsidiary of any Loan Party.

“Closing Date” shall mean August 24, 2020.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” shall mean any and all collateral granted under this Agreement or any Other Document to secure any and all of the Obligations, including without limitation all tangible and intangible property of each Loan Party, all personal and real property of each Loan Party, all movable and immovable property of each Loan Party, in each case whether now owned or hereafter acquired and wherever located, including, but not limited to, the following of each Loan Party:

(a)	all Accounts and other Receivables;

(b)	all certificated and uncertificated securities;

(c)	all chattel paper, including electronic chattel paper;

(d)all Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights,

maintenance rights, supporting information, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(e)	all Contract Rights;

(f)all commercial tort claims, (including, without limitation any commercial tort claims from time to time described on Schedule 5.8(b)(i) (as such Schedule 5.8(b)(i) may from time to time be updated));

(g)	all deposit accounts;

(h)	all documents;

(i)	all financial assets;

(j)	all General Intangibles, including payment intangibles and software;

(k)all goods (including all Equipment and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(l)	all instruments;

(m)	all Intellectual Property;

(n)	all Investment Property;

(o)all of the Equity Interests issued by each Loan Party (other than Parent) and each of their Subsidiaries;

(p)	all leasehold interests;

(q)	all cash, cash equivalents or other money;

(r)	all letter of credit rights;

(s)	all security entitlements;

(t)	all supporting obligations;

(u)all of each Loan Party’s right, title and interest in and to (i) all of its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Loan Party’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, compensation, detinue, replevin, reclamation and repurchase; (iii) all supporting obligations and all additional amounts due to any Loan Party from any Customer relating to the Receivables; (iv) all other property of any kind whatsoever of each Loan Party, including, but not limited to, warranty claims, relating to any goods; (v) all of each Loan Party’s

Contract Rights, rights of payment which have been earned under a Contract Right, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Loan Party, all real, immovable, movable and personal property of third parties in which such Loan Party has been granted a Lien; and (vii) any other goods, movable or personal property or real or immovable property of any kind or description, wherever located, now or hereafter owned or acquired by any Loan Party; and

(v)all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing;

provided, however, that, no Excluded Assets shall be included in Collateral.

“Collateral Access Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Loan Party, or any other Person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, duly executed and delivered in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other Person.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commitment” shall mean, with respect to each Lender, its Revolver Commitment or its Swingline Loan Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments or their Swingline Loan Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Commitment Transfer Supplement pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of this Agreement (including, without limitation, pursuant to any increase contemplated under Section 2.19).

“Commitment Percentage” shall mean, with respect to a Lender’s obligation to make Revolving Advances and participate in Letters of Credit and in the Swingline Loan Advances, and right to receive payments of principal, interest and fees with respect thereto, (a) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing

(i)such Lender’s Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (b) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (i) the outstanding principal amount of such Lender’s Revolving Advances and ratable portion in Swingline Loan Advances and in Letters of Credit by (ii) the outstanding principal amount of all Revolving Advances made by Lenders (inclusive of all Swingline Loan Advances made by Swingline Lender and all Letters of Credit.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3, properly completed, or otherwise in form and substance reasonably satisfactory to Agent, and if applicable, to Administrative Loan Party, by which a Purchasing Lender purchases and assumes all or a portion of Advances made by a Lender and/or all or a portion of the Commitments of a Lender.

“Compliance Certificate” shall mean the Compliance Certificate executed and delivered by a Responsible Officer of Administrative Loan Party’s pursuant to Sections 9.7, 9.8 and 9.9 in the form of Exhibit 9.7 appended hereto.

“Computer Hardware and Software” shall mean all of each Loan Party’s and each of its Subsidiary’s rights (including rights as licensee and lessee) with respect to (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all software and all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing; and (d) any documentation for hardware, software and firmware described in clauses (a), (b) and (c) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business or to permit the effectuation and performance of this Agreement and the Other Documents, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

“Contra Claims” shall have the meaning set forth in subparagraph (l) of the definition of Eligible Accounts.

“Contract Right” shall mean any right of each Loan Party to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

“Control Notice” shall mean a written notice delivered by Agent pursuant to a “control” or other agreements instructing the depository bank to comply with instructions originated by Agent with respect to the Blocked Account that is covered thereby without further consent of Loan Parties.

“Controlled Affiliate” of any Person shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to (a) vote fifty-one (51%) percent or more of the Equity Interests having ordinary voting power for the election of directors or managers (or other comparable body) of such Person, and (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Covenant Trigger Period” shall mean any period (a) beginning on the date on which Excess Availability is less than the greater of (i) 15% of the Line Cap and (ii)

$~~7,000,000~~10,500,000, and (b) ending on the date on which Excess Availability is equal to or greater than the greater of (i) 15% of the Line Cap and (ii) $~~7,000,000~~10,500,000, in either case, for each day during a period of thirty (30) consecutive days.

“Credit Card Issuer” shall mean any person (other than a Borrower or other Loan Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. and other issuers approved by the Agent.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Notifications Agreements” has the meaning provided in Section 4.14(i). “Currency Due” shall have the meaning set forth in Section 16.5.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or Contract Right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.

“Customs” shall mean the United States of America Customs and Border Protection Agency of the United States Department of Homeland Security.

“Default” shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1. “Defaulting Lender” shall have the meaning set forth in Section 2.15(a).

“Depository Accounts” shall have the meaning set forth in Section 4.14(h).

“Disposition” shall have the meaning set forth in Section 7.1; and “Dispose” shall have the correlative meaning.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Original Term.

~~"~~“Division Series Transaction~~"~~” means with respect to any Loan Party and Subsidiary of any Loan Party any transaction event or occurrence pursuant to which a Loan Party of or any Subsidiary of a Loan Party (a) divides into two or more Persons (whether or not the original Borrower or Subsidiary survives such division) or (b) creates or reorganizes into one or more series in each case as contemplated under the laws of any jurisdiction.

“Dollar” and the sign “$” shall mean lawful money of the United States of America. “Dollar Equivalent” shall mean, at any time, (a) as to any amount denominated in Dollars,

the amount thereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as reasonably determined by Agent at such time that such amount could be converted into Dollars by Agent according to prevailing exchange rates selected by Agent.

~~"Early Opt-In Election" shall have the meaning set forth in Section 3.9.~~

“EBITDA” shall mean for any period, without duplication, the total of the following for Loan Parties and their Subsidiaries on a consolidated basis, each calculated for such period:

(a)	Net Income; plus

(b)without duplication, to the extent deducted in the calculation of Net Income, the sum of (i) income and franchise taxes paid or accrued, (ii) Interest Expense, net of interest income, paid or accrued, (iii) amortization and depreciation; and (iv) non-cash charges related to the impairment of goodwill; plus

(c)without duplication, to the extent deducted in the calculation of Net Income, the sum of (i) non-cash expenses, (ii) extraordinary or non-recurring losses, and (iii) losses from sales or other dispositions of assets (other than sales of Inventory in the normal course of business); less

(d)without duplication, to the extent included in the calculation of Net Income, the sum of (i) the income of any Person (other than a Loan Party or a Subsidiary of any Loan Party) in which any Loan Party or a Subsidiary of any Loan Party has an ownership interest except to the extent such income is received by any Loan Party or such Subsidiary in a cash distribution during such period, (ii) non-cash income, (iii) gains from sales or other dispositions of assets (other than sales of Inventory in the normal course of business), and (iv) extraordinary or non-recurring gains; provided, however, positive contributions to EBITDA from any Non-US Subsidiary that is not a Loan Party shall be disregarded;

provided further, that, the aggregate amount of adjustments pursuant to clauses (c) and (d) above shall not exceed for any period, ten (10%) percent of EBITDA for such period (calculated without considering the adjustments from clauses (c) and (d) for such period).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,

(b)any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” shall mean and include each Account of a Borrower arising in the ordinary course of such Borrower’s business and which Agent, in its Permitted Discretion shall deem to be an Eligible Account, based on such considerations as Agent may from time to time deem appropriate in its Permitted Discretion. In addition, without limiting the foregoing, in no event shall an Account be an Eligible Account if:

(a)it does not arise from the actual and bona fide sale and delivery of goods or rendition of services by such Borrower in the ordinary course of business of such Borrower, which transactions are completed in accordance in all material respects with the terms and provisions contained in any agreement binding on such Borrower or the other party or parties thereto;

(b)(i) for any Customer which is not Investment Grade, it is due or unpaid more than the earlier of (A) sixty (60) days after the original due date and (B) ninety (90) days after the original invoice date, (ii) for any Customer which is an Investment Grade Non-Automotive Retail Customer, it is due or unpaid more than the earlier of (A) sixty (60) days after the original due date and (B) one hundred and fifty (150) days after the original invoice date, and (iii) for any Customer which is an Investment Grade Automotive Retail Customer, it is due or unpaid more than three hundred and sixty-five (365) days after the original invoice date;

(c)it is owed by (i) a non-Investment Grade Non-Automotive Retail Customer who has Accounts that are otherwise eligible under clause (b) above but which unpaid Accounts constitute more than fifty (50%) percent of the total Accounts of such Customer (such percentage may, in Agent’s sole discretion, be increased or decreased from time to time), or (ii) an Investment

Grade Non-Automotive Retail Customer who has Accounts that are otherwise eligible under clause (b) above but which unpaid Accounts constitute more than twenty-five (25%) percent of the total Accounts of such Customer (such percentage may, in Agent’s sole discretion, be increased or decreased from time to time);

(d)the Customer in respect of such Account is a Sanctioned Person or a Sanctioned Entity;

(e)it is not subject to the first priority, valid and perfected Lien of Agent (subject to Permitted Encumbrances having priority by operation of law; but without limiting the right of Agent to establish any Reserves with respect to Permitted Encumbrances);

(f)it is subject to any Lien other than the first priority security interest therein of Agent, except to the extent acceptable to Agent in its Permitted Discretion;

(g)any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached in any material respect;

(h)the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, administrator or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state, federal or other bankruptcy or insolvency laws (as now or hereafter in effect), or enter into discussions with its creditors existing at any one time with respect to rescheduling any of its Indebtedness, (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy or insolvency laws, or (viii) take any action for the purpose of effecting any of the foregoing or which is indicative of insolvency;

(i)the sale is to a Customer located or incorporated (or other analogous term) outside the United States of America or Canada (but excluding the provinces of Newfoundland, the Northwest Territories and the Territory of Nunavit), unless the sale is on letter of credit, guarantee or acceptance terms, in each case acceptable to Agent in its Permitted Discretion;

(j)the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and- return, sale on approval, consignment or any other repurchase, return or contingent or conditional basis or is evidenced by chattel paper;

(k)the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless such Borrower assigns its right to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(l)the goods giving rise to such Account have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Account have not been performed by such Borrower and accepted by the Customer (such as advanced billings) or the Account otherwise does not represent a final sale that has been billed to the Customer;

(m)the Accounts of the Customer exceed a credit limit determined by Agent, in its Permitted Discretion, to the extent such Account exceeds such limit;

(n)the Account is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of such Borrower, or the Account is contingent in any respect or for any reason (each such offset, deduction, defense, dispute, counterclaim or contingency, a “Contra Claim”);

(o)such Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(p)any return, rejection or repossession of the Inventory has occurred the sale of which gave rise to such Account or such Account relates to a Customer whose obligation to pay is in any respect, conditional or subject to any such right of return, rejection, repossession or similar rights;

(q)	such Account is not payable to such Borrower;

(r)in the case of any single Customer and its Affiliates, such Accounts constitute more than twenty (20%) percent of all Accounts (other than any Investment Grade Non- Automotive Retail Customer acceptable to Agent in its Permitted Discretion as to which the total obligations owing to such Borrower constitute more than (i) for the period from the Closing Date through and including September 30, 2020, fifty five (55%) percent of all Accounts, (ii) for the period from October 1, 2020 through and including November 30, 2020, fifty (50%) of all Accounts, and (iii) thereafter, forty-five (45%) percent of all Accounts); it being understood that the portion of the Accounts not in excess of foregoing applicable percentages may be deemed Eligible Accounts;

(s)such Account arises from a transaction wherein goods are placed on consignment, or which transaction includes progress billings (such that the obligation of the Customer with respect to such Account is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), arises from a guaranteed sale, a sale or return, a sale on approval, or a bill and hold, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the Customer, in form and substance reasonably satisfactory to Agent, confirming the unconditional obligation of the Customer to take the goods related thereto and pay such invoice;

(t)the Customer or any officer or employee of the Customer with respect to such Account is an officer, employee, agent or other Affiliate of any Loan Party or any Subsidiary of any Loan Party;

(u)there are proceedings or actions which are threatened or pending against the Customer with respect to such Account which might result in any Material Adverse Effect with respect to such Customer;

(v)the underlying sale and other documentation governing such Account do not provide that such Account must be paid by the Customer in Dollars;

(w)the underlying sale and other documentation governing such Account are not governed by the laws of the United States of America or, for Customers located or incorporated (or other analogous term) in Canada, the laws of the United States or Canada; or

(x)such Account is an Account the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Customer’s financial condition.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith, and upon prompt notice to Administrative Loan Party (which notice may be given either before or after such change is made), based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from such Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

“Eligible Inventory” shall mean Inventory owned by a Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower, in each case which Agent, in its Permitted Discretion, shall deem to be Eligible Inventory, based on such considerations as Agent may from time to time deem appropriate in its Permitted Discretion. Without limiting the foregoing, in no event shall Inventory be Eligible Inventory if such Inventory:

(a)	is Firearms or Ammunition;

(b)	is work-in-process or raw materials;

(c)	is spare parts for equipment;

(d)	is packaging and shipping materials;

(e)	is supplies used or consumed in such Borrower’s business;

(f)is a sample or otherwise used in marketing, or is a restrictive or custom item or otherwise is manufactured in accordance with customer-specific requirements;

(g)is subject to third party intellectual property, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights;

(h)is not in compliance with all standards of any Governmental Body applicable to the manufacture and sale thereof, or is not insured for the benefit of Agent in accordance with Section 4.10 hereof;

(i)is not located at premises owned and controlled by such Borrower; except, that, Inventory at premises leased and controlled by such Borrower or Inventory at a warehouse owned and operated by a third Person on behalf of such Borrower, in each case that otherwise satisfies the criteria for Eligible Inventory, may be considered Eligible Inventory if (A) Agent has received and accepted a Collateral Access Agreement from the owner and lessor or operator of such premises, as the case may be, duly authorized, executed and delivered by such owner and lessor or operator, it being understood and agreed that the Missouri Collateral Access Agreement is sufficient to satisfy this clause (A), and any Inventory located at the Missouri Location meets the eligibility criteria set forth in this clause (A), or (B) Agent shall have established such Reserves in respect of amounts at any time due or to become due to the owner and lessor or operator thereof as Agent shall determine in its Permitted Discretion;

(j)is not subject to the first priority, valid and perfected Lien of Agent (other than Permitted Encumbrances having priority by operation of law; but without limiting the right of Agent to establish any Reserves with respect to Permitted Encumbrances);

(k)is subject to any Lien other than the first priority security interest therein of Agent, except to the extent acceptable to Agent in its Permitted Discretion;

(l)	is not beneficially and legally owned solely by such Borrower;

(m)	is bill and hold goods;

(n)	is unserviceable, obsolete or slow-moving Inventory or Inventory in a poor condition;

(o)	is damaged and/or defective Inventory;

(p)	is returned Inventory (other than undamaged and non-defective Inventory returned in the ordinary course of business that is held for resale in the ordinary course of business);

(q)	is purchased, held or sold on consignment; or

(r)	is not subject to an appraisal in accordance with the requirements of Agent;

or

(s)	is located outside the continental United States of America.

The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith, and upon prompt notice to Administrative Loan Party (which notice may be given before or after such change is made), based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Administrative Loan Party prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

“Environmental Complaint” shall have the meaning set forth in Section 4.18(d). “Environmental Laws” shall mean all federal, state, local and other environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, formal agency, interpretations, decisions, orders and directives of federal, state, local and other Governmental Body with respect thereto.

“Equipment” shall mean and include as to each Loan Party and each of its Subsidiaries, all of such Loan Party’s and Subsidiary’s, whether now owned or hereafter acquired and wherever located equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories, and all other goods (other than Inventory) and all replacements and substitutions therefor or accessions thereto.

“Equity Interests” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock or other equity interests).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to any Loan Party, any trade or business (whether or not incorporated) that, together with such Loan Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean, with respect to any Loan Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Loan Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Loan Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) the imposition of a lien under Section 412 or 430 of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (h) a Title IV Plan is in “at risk status” within the meaning of Code Section 430(i), (i) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Code Section 432(b); (j) an ERISA Affiliate incurs a substantial cessation of operations within the meaning of ERISA Section 4062(e), with respect to a Title IV Plan; (k) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (l) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (m) the revocation or threatened revocation of a Qualified Plan’s qualification or tax exempt status; or (n) the termination of a Plan described in Section 4064 of ERISA.

“Erroneous Payment” shall have the meaning specified therefor in Section 16.22(a). “Erroneous Payment Deficiency Assignment” shall have the meaning specified therefor in

Section 16.22(d).

“Erroneous Payment Impacted Loans” shall have the meaning specified therefor in Section 16.22(d).

“Erroneous Payment Return Deficiency” shall have the meaning specified therefor in Section 16.22(d).

“ESOP” shall mean a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the Code.

“Event of Default” shall mean the occurrence of any of the events set forth in Section 10. “Excess Availability” shall mean the amount, as determined by Agent in its Permitted

Discretion, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) the Maximum Revolving Advance Amount less Maximum Revolving Advance Amount Reserves (in each case under (i) and (ii), without duplication and without giving effect to Reserves in respect of outstanding Letters of Credit), minus (b) the sum of: (i) the amount of all then outstanding and unpaid Revolving Advances plus the amount of all then outstanding Letters of Credit, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Loan Parties which are outstanding more than sixty (60) days past due as of the end of the immediately preceding month or at Agent’s option, as of a more recent date based on such reports as Agent may from time to time specify (other than trade payables or other obligations being contested or disputed by Loan Parties in good faith),

“Excluded Assets” shall mean:

(a)	any Excluded Equity Interests;

(b)each instrument, contract (including each Intellectual Property-related contract and any Accounts and other Receivables arising under such contract), chattel paper, license, permit, General Intangible, and other agreement that is with, or issued by, a Person that is not a Loan Party or Affiliate of any Loan Party, but only while, and only to the extent that, the grant of a security interest therein pursuant to this Agreement would result in a default or penalty under, or a breach or termination of, such instrument, contract, chattel paper, license, permit,

General Intangible, or other agreement (any such provisions that would result in any of the foregoing being referred to herein as a “Restriction”; and any such asset or property, or interest thereon, that is at any time subject to a Restriction being referred to herein as a “Restricted Asset”), except, in each case, to the extent that, pursuant to the Code or other applicable law, the grant of a security interest therein can be made without resulting in a default or penalty thereunder or breach or termination thereof; provided, that, none of the foregoing assets and properties, or interests therein, shall constitute Excluded Assets if (i) the Restriction applicable thereto has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such Restricted Asset, or (ii) such Restriction would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of Article 9 of the UCC, as applicable, and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity; provided further, that, (A) immediately upon the ineffectiveness, lapse or termination of any such Restriction with respect to a Restricted Asset (a “Non-Restricted Asset”), such Loan Party shall be deemed to have automatically, without further act by any Loan Party, Agent, Lenders or any other Person, granted a security interest in, all its rights, title and interests in and to such Non-Restricted Asset as if such Restriction had never been in effect; and (B) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Agent’s unconditional continuing security interest in and to all rights, title and interests of such Loan Party in or to any payment obligations or other rights to receive monies due or to become due under any such Restricted Asset and in any such monies and other proceeds of such Restricted Asset; and

(c)applications for any trademarks that have been filed with the U.S. Patent and Trademark Office on the basis of an “intent-to-use” with respect to such marks, unless and until a statement of use or amendment to allege use is filed and accepted by the U.S. Patent and Trademark Office or any other filing is made or circumstances otherwise change so that the interests of a Loan Party in such marks is no longer on an “intent-to-use” basis, at which time such marks shall automatically and without further action by the parties be subject to the security interests and liens granted by a Loan Party to Agent hereunder.

“Excluded Equity Interests” shall mean voting Equity Interests issued by a Non-US Subsidiary that is a CFC representing in excess of sixty-six (66%) percent (or such greater percentage to the extent such greater percentage would not result in a material adverse tax consequence to Loan Parties under Treas. Reg. Section 1.956-2) of the voting Equity Interests of such Non-US Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of (including by virtue of the joint and several liability provisions of this Agreement), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Tax” shall mean, with respect to any Lender (as defined in Section 3.6) (a) any Tax imposed on (or measured by) such Lender’s gross revenues or net income (however denominated) and any franchise tax (in each case imposed in lieu of a net income tax) by any jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or in which its principal office or its applicable lending office is located, (b) any branch profits taxes imposed on the Lender by the United States or any similar tax imposed on the Lender by a jurisdiction in which the Lender is resident for tax purposes, and (c) ) any United States federal withholding taxes imposed under FATCA.

“Extraordinary Receipts” shall mean any cash received by any Loan Party or any of their respective Subsidiaries consisting of (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (b) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not a Loan Party or any of their respective Subsidiaries, or (ii) received by a Loan Party or any of their respective Subsidiaries as reimbursement for any payment previously made to such Person), (c) any purchase price adjustment (other than a working capital adjustment) received in connection with any purchase or other acquisition agreement, (d) tax refunds, (e) pension plan reversions, (f) proceeds of insurance (other than such proceeds described in Section 2.13(a)), (g) proceeds of Indebtedness for Money Borrowed incurred by Loan Parties after the date hereof, to the extent permitted hereunder, and (h) at any time that an Event of Default has occurred and is continuing, at the sole discretion of Agent, any other cash received by any Loan Party or any of their respective Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.13(a) of this Agreement).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof,

(b) any agreements entered into pursuant to Section 1471(b)(1) of the Code, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one (1/100th of 1%) equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

~~"Federal Reserve Bank of New York’s Website" shall have the meaning set forth in Section~~

~~3.9.~~

“Fee Letter” shall mean the Fee Letter, dated as of the date hereof, by and among Borrowers and Agent, as amended, restated, modified and supplemented from time to time.

“Firearms” shall mean all firearms, guns and weapons, including, without limitation, handguns, revolvers, pistols, rifles, shotguns, semi-automatic weapons, submachine guns and any other portable barreled weapon that expels, is designed to expel or may be readily converted to expel a shot, bullet or projectile by the action of an explosive force.

“Fixed Charge Coverage Ratio” shall mean, with respect to Loan Parties and their Subsidiaries on a consolidated basis, for any applicable period, the ratio of (a) EBITDA for such period minus all cash Capital Expenditures made during such period minus all taxes paid or required to be paid during such period, to (b) Fixed Charges for such period.

“Fixed Charges” shall mean, as to Loan Parties and their Subsidiaries determined on a consolidated basis, with respect to any period, the sum of, without duplication, (a) all Cash Interest Expense during such period, plus (b) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Money Borrowed, Indebtedness with respect to earn-outs and similar obligations and Indebtedness with respect to Capital Leases, in each case made or required to be made during such period (and without duplicating items in (a) and (b) of this definition, the interest component with respect to Indebtedness under Capital Leases), plus (c) all cash dividends or other cash distributions made or required to be made on account of Equity Interests (other than those made to a Loan Party) and all repurchases or redemptions of Equity Interests (other than those made to a Loan Party) made or required to be made during such period.

“Floor” shall mean a rate of interest equal to zero (0).

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time, as may be amended from time to time by the Financial Accounting Standards Board; except, that, if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section

6.8 hereof, Agent and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Borrowers, after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 6.8 hereof shall be calculated on the basis of such principles in effect prior to such change and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date of such change.

“General Intangibles” shall mean and include as to each Loan Party and each of its Subsidiaries, all of such Loan Party’s and Subsidiary’s general intangibles (as such term is defined in the UCC), whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software, all claims under guaranties, Liens or other security held by or granted to such Loan Party or Subsidiary to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Government Receivables” shall have the meaning set forth in Section 6.4.

“Guarantee” shall mean the guarantee set forth in Section 15 of this Agreement and any other guarantee of the Obligations of Borrowers now or hereafter executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders.

“Guarantor” or “Guarantors” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons as well as each other Subsidiary of Parent and Borrowers that becomes a guarantor of any of the Obligations after the Closing Date pursuant to Section 7.12(a) or otherwise.

“Hazardous Discharge” shall have the meaning set forth in Section 4.18(d).

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Substances Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state or other law, and any other applicable federal, state or other laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedging Agreements” shall mean an agreement between any Loan Party and any financial institution that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross- currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any of the foregoing together with all supplements thereto) for the purpose of protecting against fluctuations in or managing exposure with respect to interest or exchange rates, currency valuations or commodity prices.

~~"~~“Hedging Obligations~~"~~” shall mean obligations of any Loan Party to Agent or any Affiliate Counterparty under any interest rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross- currency rate swap transactions, currency options

“Impacted Lender” shall mean any Lender that (a) is an Impaired Lender or (b) fails to promptly provide Agent, upon Agent’s written request, reasonably satisfactory assurance that such Lender is not, and will not become, a Defaulting Lender or an Impaired Lender.

“Impaired Lender” shall mean any Lender (a) that has given verbal or written notice (and so long as such notice has not been retracted in writing) to any Borrower, Agent or any other Lender or has otherwise publicly announced (and such announcement has not been retracted in writing) that such Lender believes it will fail to fund all payments required to be made by it or fund all purchases of participations required to be funded by it under this Agreement and the Other Documents, (b) as to which Agent has (and for so long as Agent continues to have) a good faith belief that such Lender has defaulted in fulfilling its obligations (as a lender, agent or letter of credit issuer) under one or more other syndicated credit facilities or (c) with respect to which one or more Lender-Related Distress Events has occurred and are continuing with respect to such Person or any Person that directly or indirectly controls such Lender and Agent has determined that such Lender may become a Defaulting Lender. For purposes of this definition, control of a Person shall have the same meaning as provided in the definition of Affiliate.

“Indebtedness” of a Person at a particular date shall mean (a) all indebtedness for Money Borrowed of such Person whether direct or guaranteed; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP consistently applied; (c) notes payable and drafts accepted representing extensions of credit; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument (including, without limitation, the maximum potential amount of all earn-outs and similar deferred payment obligations regardless of the length of deferral); (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (f) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (g) all obligations evidenced by bonds, debentures, notes or similar instruments; (h) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (i) all obligations, liabilities and indebtedness of such Person (marked to market) arising under Hedging Agreements;

(j) any guaranty, endorsement, suretyship or other undertaking pursuant to which such Person may be liable on account of any obligation of any third party; (k) the indebtedness of a partnership or joint venture for which such Person is liable as a general partner or joint venture; (l) any Disqualified Equity Interest of such Person; and (m) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP consistently applied, in each case whether such liabilities are present or future, actual or contingent and whether owned jointly or severally.

“Intellectual Property” shall mean all trade secrets and other proprietary information; trademarks, service marks, business names, Internet domain names, designs, logos, trade dress, slogans, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs and software) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

“Interest Expense” shall mean, for any period, as to any Person, as determined in accordance with GAAP consistently applied, the total interest expense of such Person, whether paid or accrued during such period but without duplication (including the interest component of Capital Leases for such period).

“Interest Period” shall mean ~~the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b).~~as to any SOFR Loan, a period of one month, three months or six months (in each case, subject to the availability thereof), as selected by Administrative Loan Party pursuant to the terms of this Agreement (including continuations and conversions thereof); provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) if any Interest Period would end on a day for which there is no numerically corresponding day in the calendar month, such Interest Period shall end on the last Business Day of the relevant calendar month, (iii) no Interest Period shall extend beyond the Revolving Credit Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 3.9(d) shall be available for specification in such Advance Request. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Base Rate plus the Applicable Margin per annum with respect to Base Rate Loans, and (b) the sum of ~~Adjusted LIBOR~~the SOFR Rate plus the Applicable Margin per annum with respect to ~~LIBOR Rate~~SOFR Loans.

“Inventory” shall mean and include as to each Loan Party and each Subsidiary of each Loan Party, all of such Loan Party’s and Subsidiary’s now owned or hereafter acquired inventory (as such term is defined in the UCC), goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s or Subsidiary’s business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of such Loan Party or Subsidiary, and all documents of title or other documents representing them.

“Investment-Grade” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and ~~BBB-~~ BBB shall mean(or the equivalent) by S&P, or any equivalent rating by any other nationally recognized rating agency.

“Investment Grade Automotive Retail Customers” shall mean any Customer in the retail automotive industry that has an Investment Grade rating as determined by Agent in its Permitted Discretion.

“Investment Grade Non-Automotive Retail Customers” shall mean any Customer not in the automotive industry that has an Investment Grade rating as determined by Agent in its Permitted discretion.

“Investment Property” shall mean any “investment property” as such term is defined in Section 9-102 of the UCC now owned or hereafter acquired by any Loan Party or any of its Subsidiaries, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Loan Party or Subsidiary, including the rights of any Loan Party or Subsidiary to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of any Loan Party or Subsidiary; (d) all commodity contracts of any Loan Party or Subsidiary; and (e) all commodity accounts held by any Loan Party or Subsidiary.

“IRS” shall mean the United States Internal Revenue Service.

“Issuer” shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms thereof (it being agreed that so long as TD Bank shall be Agent, then the Issuer shall be (a) TD Bank or any of its Affiliates, and/or (b) such other Person selected by Agent in its Permitted Discretion and in consultation with Administrative Loan Party; provided, however, that, in the event that TD Bank is neither Agent nor a Lender, the “Issuer” with respect to all subsequently issued Letters of Credit shall be a Person selected by Borrowers and acceptable to the Required Lenders, Agent and such Person).

“Judgment Currency” shall have the meaning set forth in Section 16.5.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

“Lender Default” shall have the meaning set forth in Section 2.15(a).

“Lender-Related Distress Event” shall mean, with respect to any Lender or any Person that directly or indirectly controls such Lender (each a “Distressed Person”), a voluntary or involuntary case with respect to such Distressed Person under the Bankruptcy Code or any similar bankruptcy or insolvency laws of its jurisdiction of formation, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial party of such Distressed Person’s assets, or the assets or management of such Distressed Person have been taken over by any Governmental Body including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or such Distressed Person becomes the subject of a Bail-in Action, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, merger, sale or other change of control supported in whole or in party by guaranties or other support (including, without limitation, the nationalization or assumption of ownership or operating control by) of the U.S. government or other Governmental Body, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Body having regulatory authority over such Distressed Person or its assets to be, insolvent, bankrupt, or deficient in meeting any capital adequacy or liquidity standard of any such Governmental Body. For purposes of this definition, control of a Person shall have the same meaning as provided in the definition of Affiliate.

“Letter of Credit Application” shall have the meaning set forth in Section 2.9(a). “Letter of Credit Fees” shall have the meaning set forth in Section 3.2(a). “Letters of Credit” shall have the meaning set forth in Section 2.8.

~~“LIBOR” (i.e., the London Interbank Offered Rate) shall mean the London Interbank Offered Rate rate of interest in U.S. Dollars (rounded upwards, at the Lender’s option, to the next 1/8th of one percent) equal to the Intercontinental Exchange, Inc. (“ICE, “or the successor thereto if ICE is no longer making a London Interbank Offered Rate available) (“ICE LIBOR”) rate for the equivalent Interest Period as published by Bloomberg (or such other commercially available source providing quotations of ICE LIBOR as designated by Lender from time to time) at approximately 11:00 A.M. (London time) two (2) London Business Days prior to the commencement of any Interest Period; provided, however, if more than one ICE LIBOR is specified, the applicable rate shall be the arithmetic mean of all such rates; provided, however, notwithstanding anything else to the contrary in this Loan Agreement, LIBOR will at no time be less than 0% per annum.~~

~~“LIBOR Rate Loan” shall mean an Advance accruing interest based on a rate determined by reference to the Adjusted LIBOR Rate.~~

~~“LIBOR Reserve Percentage” shall mean, or any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBOR Rate Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. LIBOR Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without~~

~~benefits of credits for proration, exceptions or offsets that may be available from time to time to Lender. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.~~

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction. Any reference to the Lien of Agent shall be construed in the broadest sense possible and shall in each case include a security interest and other Lien as the context implies.

“Lien Release and Assignment of Proceeds Agreement” shall mean a Lien Release and Assignment of Proceeds Agreement, in form and substance satisfactory to Agent, either entered into or assumed after the date of this Agreement by and among a Receivable Purchaser, Agent and any Loan Party, providing for, inter alia, an acknowledgment by the Agent that the Obligations are not secured by a lien and security interest in any accounts receivable of such Loan Party sold to such Receivable Purchaser under any Receivable Financing Agreement, as amended from time to time.

“Line Cap” shall mean, at any time, the lesser of (a) the Revolving Commitments of all Lenders at such time, and (b) the Borrowing Base at such time.

“Loan Party” shall mean, individually, each Borrower and each Guarantor, and “Loan Parties” shall mean, collectively, Borrowers and the Guarantors.

“Loans” shall mean, collectively, the unpaid balance of Advances which may be Base Rate Loans or SOFR Loans and any unreimbursed draws under any Letter of Credit.

“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, operations, assets or business of the Borrowers taken as a whole and/or Loan Parties and their Subsidiaries taken as a whole, (b) any Loan Party’s ability to pay the Obligations or to comply with this Agreement or any Other Document in accordance with the terms hereof or thereof, (c) the value of any material portion of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) Agent’s ability to realize on any material portion of the Collateral or otherwise enforce any of the material terms of this Agreement or any of the Other Documents, including on the validity, enforceability, or binding effect thereof. Notwithstanding that a particular event or condition may not itself constitute a Material Adverse Effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of one or more events or conditions gives rise to a material adverse effect with respect to one or more of the foregoing clauses (a) through (d).

“Material Contracts” shall have the meaning set forth in Section 5.21.

“Maximum Credit” shall mean $~~50,000,000~~75,000,000 (subject to adjustment as provided pursuant to the terms of Section 2.19).

“Maximum Credit Increase Effective Date” shall have the meaning set forth in Section 2.19(c).

“Maximum Revolving Advance Amount” shall mean $~~50,000,000~~75,000,000, as the same may be reduced or increased from time to time in accordance with this Agreement (including, without limitation, pursuant to any increase contemplated under Section 2.19).

“Maximum Revolving Advance Amount Reserves” shall mean Reserves to the extent that such Reserves are in respect of amounts that may be payable to third parties and for which Agent elects from time to time in its Permitted Discretion to institute such Reserves against the Maximum Credit in addition to instituting such Reserves against the Borrowing Base.

“Maximum Swingline Loan Advance Amount” shall mean $~~10,000,000~~15,000,000. “Missouri Collateral Access Agreement” shall mean that certain Landlord Waiver dated on or about the date hereof by and between Smith and Wesson Sales Company and Agent with resepect to the Missouri Location.

“Missouri Location” shall mean the premises leased by Parent at 1800 North Route Z, Columbia, Missouri, Boone County 65202.

“Money Borrowed” shall mean (a) Indebtedness for borrowed money arising from the lending of money by any Person to any Loan Party or any of their respective Subsidiaries, (b) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Loan Party or any of their respective Subsidiaries, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for property, (c) reimbursement obligations with respect to letters of credit or guaranties of letters of credit, and (d) Indebtedness of any Loan Party or any of their respective Subsidiaries under any guarantee of obligations that would constitute Indebtedness for Money Borrowed under clauses (a), (b) or (c) hereof, if owed directly by any Loan Party or any of their respective Subsidiaries.

“Mortgage” shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Loan Party to Agent on behalf of itself and Lenders with respect to the Real Property, all in form and substance reasonably satisfactory to Agent.

“Mortgaged Real Property” shall mean the Real Property of Loan Parties that is subject to a Mortgage.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Net Income” shall mean, for any period, the aggregate income (or loss) of Loan Parties and their Subsidiaries for such period, all computed and calculated in accordance with GAAP consistently applied on a consolidated basis.

“Net Liquidation Percentage” shall mean the percentage of the book value of Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, net of all associated costs and expenses of such liquidation, such percentage to be as determined from time to time by the most recent appraisal received by Agent, which appraisal shall (a) be reasonably satisfactory to Agent, (b) prepared by an appraisal company reasonably acceptable to Agent and (c) expressly provide that Agent is permitted to rely thereon.

“Non-Restricted Asset” shall have the meaning as set forth in the definition of Excluded

Assets.

“Non-US Loan Party” shall mean a Loan Party other than a US Loan Party. “Non-US Subsidiary” shall mean any Subsidiary other than a US Subsidiary.

“Note” or “Notes” shall mean, individually or collectively, the Revolving Credit Notes and the Swingline Loan Note.

“Notice of Conversion” shall mean a notice duly executed by a Responsible Officer of Administrative Loan Party appropriately completed and in substantially the form of Exhibit B.

“Obligations” shall mean and include (a) any and all of each Loan Party’s Indebtedness and/or liabilities pursuant to or evidenced by this Agreement or any Other Documents to Agent, Lenders or any Issuer of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise (including all interest accruing after the commencement of any bankruptcy or similar proceeding whether or not enforceable in such proceeding) and all obligations of any Loan Party to Agent, Lenders or any Issuer to perform acts or refrain from taking any action under this Agreement or any Other Documents, (b) any and all of each Loan Party’s Indebtedness and/or liabilities owing to TD Bank and/or any Affiliate Counterparty or any other Affiliate of TD Bank (including Swap Obligations)  not otherwise set forth in clause (a) and

(c) of this definition of Obligations, and (c) Bank Product Obligations solely for purposes of (x) Section 4.1 (and other Lien grants made by Loan Parties in the Other Documents to secure any and all of the Obligations) and (y) defining “Senior Indebtedness,” “First Lien Indebtedness” or words of similar meaning in any subordination agreement or intercreditor agreement, in each case subject to the priority in right of payment set forth in Section 11.2; provided, that, as to any such Bank Product Obligations, the same shall only be included within the Obligations if (i) the applicable Bank Product Provider, other than TD Bank and its Affiliates, and the applicable Loan Party shall have delivered prompt written notice to Agent (but in no event later than ten (10) Business Days) that (A) such Bank Product Provider has entered into a transaction to provide Bank Products to such Loan Party, (B) the maximum dollar amount of Obligations arising thereunder to be included as a Reserve (the “Bank Product Amount”), together with the methodology used by such parties in determining the Bank Product Amount, subject in all events, however, to Agent’s right, in its Permitted Discretion, to establish such Reserve as Agent shall at any time determine is appropriate to reflect the reasonably anticipated liabilities and obligations of Loan Parties with respect to such Bank Product then provided or outstanding, and (C) the express agreement of such Bank Product Provider and such Borrower or such other Loan Party that the Bank Product Obligations arising pursuant to such Bank Products provided to such Borrower or such other Loan Party constitute Obligations entitled to the benefits of the Liens of Agent granted hereunder, and Agent shall have accepted such notice in writing, (ii) in no event shall any Bank Product Provider acting in such capacity to whom such Bank Product Obligations are owing be deemed a Lender for purposes hereof except with respect to the Lien granted in favor of Agent, for itself and on behalf of each Secured Party, and in no event shall the approval of any such Person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or other Lien of Agent or with respect to any other matter governed by this Agreement or any Other Document, and (iii) Agent may terminate this Agreement and the Other Documents, along with any Liens granted under this Agreement and the Other Documents, without any notice to or consent by any Bank Product Provider, in its capacity as such, regardless of whether or not any Bank Product Obligations are outstanding. The Bank Product Amount may be changed from time to time upon written notice to Agent by a Bank Product Provider and any Loan Party owing Bank Product Obligations to such Bank Product Provider. No Bank Product Amount may be established or increased at any time that a Default or Event of Default exists, or if a Reserve in such amount would cause Borrowing Availability to be less than zero (0). Notwithstanding anything to the contrary contained in this definition, the Obligations shall exclude any Excluded Swap Obligation.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Account” or “Operating Accounts” shall mean, individually or collectively, the operating accounts established and maintained by Loan Parties and which are designated as such and listed on Schedule 5.23.

“Original Term” shall have the meaning set forth in Section 13.1.

“Other Documents” shall mean any Note, the Questionnaire, any Guarantee, any Collateral Access Agreement, the Fee Letter, the Credit Card Notifications, the Transition Services Performance Agreement, the Agreement Regarding Licensed Products and Other Inventory and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, security agreements, mortgages, deeds of trust, debentures, control agreements, other collateral documents, subordination agreements, intercreditor agreements, powers of attorney, consents, and all other writings heretofore, now or hereafter executed and/or delivered by any Loan Party to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case, as such agreements, instruments and documents are amended, restated, modified or supplemented from time to time.

“Parent” shall mean American Outdoor Brands, Inc., a corporation organized under the laws of the State of Delaware.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances or Commitments of such Lender and who shall have entered into a participation agreement in form and substance reasonably satisfactory to such Lender.

“Patriot Act” shall have the meaning given to such term in Section 5.28.

“Payment Account” shall mean Agent’s account set forth on Schedule 2.3 or such other account of Agent, if any, which Agent may designate by notice to Administrative Loan Party and to each Lender to be the Payment Account.

“Payment Conditions” shall mean, the satisfaction of each of the following conditions precedent, as determined by Agent, on the date of consummation of any proposed acquisition, distribution, dividend, investment or payment and, in each case, after giving pro forma effect thereto: (a) as of the date of any proposed acquisition, distribution, dividend, investment or payment and after giving effect thereto, no Default or Event of Default shall exist, (b) on a pro forma basis after giving effect to such proposed acquisition, distribution, dividend, investment or payment, Loan Parties would have been in compliance with the financial covenants set forth in Section 6.8 for the four (4) quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Section 9.7 prior to such proposed acquisition, distribution, dividend, investment or payment (after giving effect to such payment and all Advances funded in connection therewith as if made on the first (1st) day of such period), (c) for the thirty (30) consecutive day period immediately preceding each such proposed acquisition, distribution, dividend, investment or payment, Loan Parties shall have had average Excess Availability of not less than the greater of (i) 25% of the Line Cap, and (ii) $~~10,000,000~~15,000,000, (d) as of the date of each such proposed acquisition, distribution, dividend, investment or payment and after giving effect thereto, Loan Parties shall have Excess Availability of not less than the greater of (i) 25% of the Line Cap, and (ii) $~~10,000,000~~15,000,000, and (e) with respect to each proposed acquisition, distribution, dividend, investment or payment, Loan Parties shall have provided Agent with ten

(10)Business Days prior written notice of such proposed acquisition, distribution, dividend, investment or payment, accompanied by a certificate executed by a Responsible Officer of Administrative Loan Party, certifying to Agent as to the satisfaction of all Payment Conditions for such proposed acquisition, distribution, dividend, investment or payment, together with a calculation of the requisite Excess Availability, which certificate shall be in form and substance reasonably satisfactory to Agent.

“Payment in Full” or “Paid in Full” shall mean (a) all Commitments have been terminated or expired and (b) all of the Obligations have been paid in full in cash (or with respect to this clause (b), (i) in the case of outstanding Letters of Credit, Borrowers have furnished to Agent either, (A) the original Letter of Credit from the beneficiary thereof for immediate and complete termination or (B) as selected by Agent, either (1) cash collateral in an amount not less than one hundred and five (105%) percent of the aggregate undrawn amount of all Letters of Credit (pursuant to cash collateral arrangements to be in form and substance reasonably satisfactory to Agent) or (2) back- up letters of credit in form and substance reasonably satisfactory to Agent, and from an issuer reasonably acceptable to Agent, in an amount not less than one hundred and five (105%) percent of the aggregate undrawn amount of all Letters of Credit and (ii) in the case of any other contingent Obligations (including without limitation Bank Product Obligations, except to the extent not required by Agent), each Loan Party shall have furnished Agent and Lenders with cash collateral or an indemnification from a Person, and pursuant to terms and conditions, in each case which are satisfactory to Agent in all respects).

“Payment Recipient” shall have the meaning specified therefor in Section 16.22(a) of the Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Periodic Term SOFR Determination Day” shall mean the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean the purchase by a Loan Party or after the date hereof of all or substantially all of the assets or property or all of the Equity Interests of any Person or any business unit or division of such Person (such assets or Person being referred to herein as the “Target”), or the merger with a Target by a Loan Party, subject to the satisfaction of each of the following conditions:

(a)Agent shall receive at least thirty (30) days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(b)the Target’s assets shall only comprise a business of the type engaged in by Loan Parties as of the date hereof or ancillary businesses reasonably related to the business engaged in by Loan Parties as of the date hereof, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any Other Documents other than approvals applicable to the exercise of such rights and remedies with respect to Loan Parties prior to such proposed Permitted Acquisition;

(c)the total cash and non-cash consideration paid by Loan Parties and their Subsidiaries (including, without limitation, assumption or incurrence of all Indebtedness (including without limitation earn-outs and deferred purchase price obligations) for (i) all Permitted Acquisitions shall not exceed $100,000,000 in the aggregate during the Term or (ii) any Permitted Acquisition shall not exceed $~~25,000,000~~35,000,000 unless the average cash and Cash Equivalents held by the Loan Parties exceeded $~~25,000,000~~35,000,000 on the date of and the three (3) months preceding the proposed Permitted Acquisition (the “Average Cash”), whereupon, the limit shall be increased by the Average Cash in excess of $~~25,000,000~~35,000,000;

(d)subject to the limitation in clause (c) immediately above and all of the other terms and conditions of this Agreement, Borrowers may use proceeds of Revolving Advances in an aggregate amount not to exceed (i) $~~35,000,000~~45,000,000 in the aggregate during the Term to fund the consideration paid by Loan Parties in all Permitted Acquisitions or (ii)

$~~10,000,000~~15,000,000 to fund the consideration paid by Loan Parties in any single Permitted Acquisition; provided, that, Excess Availability (A) for the thirty (30) consecutive day period immediately prior to the date of the consummation of such proposed Permitted Acquisition is not less than $~~12,500,000~~18,500,000 and (B) is not less than $~~10,000,000~~15,000,000 on the date of and after giving effect to any such proposed Permitted Acquisition;

(e)Loan Parties and their Subsidiaries (including the Target), on a consolidated basis, shall have a Fixed Charge Coverage Ratio (calculated as provided in Section 6.8) of at least 1.1:1.0 on the date of and on a pro forma basis for the trailing twelve (12) month period after giving effect to such proposed Permitted Acquisition;

(f)Target must have a positive EBITDA on a pro forma basis for the trailing twelve (12) month period after giving effect to such proposed Permitted Acquisition;

(g)at or prior to the closing of such proposed Permitted Acquisition, Agent, for the ratable benefit of each Secured Party, will be granted a first priority perfected security interest and lien (subject to Permitted Encumbrances having priority by operation of law) in all assets and Equity Interests (other than Excluded Assets) acquired in connection therewith and each Person acquired in connection therewith shall have joined this Agreement as a Guarantor and each Loan Party and each Person acquired in connection therewith shall have executed (or caused to be executed) such documents and taken such actions as may be required by Agent in its Permitted Discretion in connection therewith;

(h)such proposed Permitted Acquisition shall not be hostile and, prior to its closing, shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of the Target;

(i)	such proposed Permitted Acquisition shall only involve assets located in the

United States;

(j)	all material consents necessary for such proposed Permitted Acquisition

(including such consents as Agent deems reasonably necessary) have been acquired and such proposed Permitted Acquisition is consummated in accordance with the applicable acquisition documents and applicable law;

(k)each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Document shall be true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein) on and as of such date such proposed Permitted Acquisition is consummated both before and after giving effect thereto as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein) on and as of such earlier date);

(l)Administrative Loan Party shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

(A)a pro forma consolidated balance sheet, income statement and cash flow statement of Parent and its Subsidiaries (the “Acquisition Pro Forma”), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Parent and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such proposed Permitted Acquisition and the funding of all Advances in connection therewith, and such Acquisition Pro Forma shall reflect that (x) Excess Availability criteria set forth above has been satisfied, and (y) on a pro forma basis, no Default or Event of Default has occurred and is continuing or would result after giving effect to such proposed Permitted Acquisition and Borrowers would have been in compliance with the financial covenants set forth in Section 6.8 for the four (4) quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Section 9.7 prior to the consummation of such proposed Permitted Acquisition (after giving effect to such proposed Permitted Acquisition and all Advances funded in connection therewith as if made on the first (1st) day of such period);

(B)updated versions of the most recently delivered projections delivered pursuant to Section 5.5(b) covering the one (1) year period commencing on the date of such proposed Permitted Acquisition and otherwise prepared in accordance with such projections (the “Acquisition Projections”) and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such proposed Permitted Acquisition; and

(C)a certificate of the chief financial officer of Parent and each Borrower to the effect that: (1) each Loan Party (after taking into consideration all rights of contribution and indemnity such Loan Party has against each other Loan Party) will be Solvent upon the consummation of such proposed Permitted Acquisition; (2) the Acquisition Pro Forma fairly presents the financial condition of Loan Parties and their Subsidiaries (on a consolidated and consolidating basis) as of the date thereof after giving effect to such proposed Permitted Acquisition; (3) the Acquisition Projections are reasonable estimates of the future financial performance of Loan Parties and their Subsidiaries subsequent to the date thereof based upon the historical performance of Loan Parties, their Subsidiaries and the Target and show that Loan Parties and their Subsidiaries shall continue to be in compliance with the financial covenants set forth in Section 6.8 for the remainder of the Term; and (4) Loan Parties have completed their due diligence investigation with respect to the Target and such proposed Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

(m)on or prior to the date of such proposed Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement (which shall allow collateral assignments of Loan Parties rights thereunder in favor of Agent and Lenders) or merger agreement, as applicable, and all related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent; and

(n)concurrently with consummation of such proposed Permitted Acquisition, Administrative Loan Party shall have delivered to Agent a certificate stating that the foregoing conditions have been satisfied.

Notwithstanding anything to the contrary contained in this definition, if Administrative Loan Party requests that any assets acquired pursuant to any Permitted Acquisition be included in the

Borrowing Base, Agent shall initiate, within thirty (30) days of such request, an appraisal, field examination or collateral audit (as the case may be) with respect to the business and assets of the Target in accordance with Agent’s customary procedures and practices and as otherwise required by the nature and circumstances of the business of the Target, the scope and results of which shall be reasonably satisfactory to Agent, and which shall have been completed, before such assets may be included in the Borrowing Base. Any Accounts or Inventory of the Target shall only be Eligible Accounts or Eligible Inventory to the extent that (i) Agent has so completed such appraisal, field examination or collateral audit (as the case may be) with respect thereto, and (ii) the criteria for Eligible Accounts or Eligible Inventory (as applicable) set forth herein are satisfied with respect thereto in accordance with this Agreement.

“Permitted Discretion” shall mean a determination made by Agent in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment.

“Permitted Encumbrances” shall mean:

(a)Liens in favor of Agent for the benefit of each Secured Party, which, in each case, secure Obligations;

(b)Liens for taxes, assessments or other governmental charges (“Tax Lien”) not delinquent or being contested in good faith and by appropriate proceedings by the applicable Loan Party or Subsidiary of a Loan Party and with respect to which proper reserves have been taken by Loan Parties and the Subsidiaries; provided, that, the Tax Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the Collateral in which Agent has such a Lien and a stay of enforcement of any such Tax Lien shall be in effect;

(c)deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance, in each case made in the ordinary course of business and excluding deposits, liens or pledges under ERISA;

(d)deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of the applicable Loan Party’s or Subsidiary’s business;

(e)mechanics’, workers’, materialmen’s, carriers’, warehousemen’s, landlords or other like Liens arising by operation of law and in the ordinary course of the applicable Loan Party’s or Subsidiary’s business with respect to obligations which are (i) not due or (ii) being contested in good faith and by appropriate proceedings by the applicable Loan Party or Subsidiary of a Loan Party and with respect to which proper reserves have been taken by Loan Parties and the Subsidiaries; provided, that, the such Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the Collateral in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect;

(f)Liens placed upon fixed assets hereafter acquired by any Loan Party or any Subsidiary to secure a portion of the purchase price thereof; provided, that, (i) any such Lien shall not encumber any other property of Loan Parties or their Subsidiaries and (ii) the aggregate amount secured by such Liens shall not exceed the applicable amount provided for in Section 7.8(b);

(g)	Liens in existence on the date hereof that are disclosed on Schedule 7.2;

(h)Liens on amounts not exceeding $250,000 in the aggregate deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business;

(i)with respect to any Real Property, Liens consisting of easements, rights of way and zoning restrictions that do not materially interfere with or impair the use or operation thereof;

(j)Liens on Depository Accounts granted or arising in the ordinary course of business in favor of depositary banks maintaining such Depository Accounts solely to the extent they secure customary account fees and charges payable in respect of such Depository Accounts;

(k)non-consensual statutory Liens (other than Liens securing the payment of taxes or ERISA matters) arising in the ordinary course of a Loan Party or Subsidiary’s business; provided, that, such Liens do not secure Indebtedness or any other amounts in excess of $500,000 in the aggregate which are past due;

(l)Liens arising from (i) operating leases with respect to assets which are not owned by any Loan Party or any Subsidiary and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Loan Party or Subsidiary located on the premises of such Loan Party or Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Loan Parties and their Subsidiaries and the precautionary UCC financing statement filings in respect thereof;

(m)judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default;

(n)Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(o)Liens in favor of customs and revenue authorities arising as a matter of law to secure custom duties which are not past due in connection with the importation of goods by Loan Parties or their Subsidiaries in the ordinary course of business;

(p)Liens on specific fixed assets (as opposed to any blanket lien on any asset type) acquired pursuant to a Permitted Acquisition in existence at the time such assets are acquired pursuant to such Permitted Acquisition and not created in contemplation thereof; provided, that, such Liens do not encumber any Accounts, Inventory or other assets included in the Borrowing Base, and such Liens do not attach to any assets other than the assets acquired pursuant to such Permitted Acquisition;

(q)receipt of deposits and advances from customers in the ordinary course of business which may create an interest in the Inventory to be sold to such customers, but which do not constitute contractual Liens granted by a Loan Party or any Subsidiary;

(r)Liens granted by any Loan Party to any Receivable Purchaser pursuant to any Receivable Financing Documents, provided, that, such Liens attach only to Permitted Factored Accounts transferred to the applicable Receivable Purchaser under the applicable Receivable Financing Documents and to proceeds thereof and such Receivable Purchaser has entered into a Lien Release and Assignment of Proceeds Agreement and provided further, that such Lien Release and Assignment of Proceeds Agreement shall remain in full force and effect and enforceable in accordance with its terms; and

(s)Liens of any counterparty to a Hedging Agreement to secure the Indebtedness permitted under Section 7.8(e).

“Permitted Factored Account” shall mean any Account which is not an otherwise Eligible Account as a result of such Account being due or unpaid more than three hundred and sixty-five

(365) days after the original invoice date.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, company, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Loan Parties or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Pledge Agreements” shall mean, collectively (a) that Pledge Agreement dated as of the date of this Agreement, by Parent in favor of Agent with respect to the pledge of Equity Interests in certain Subsidiaries of the pledgor thereunder, (b) that Pledge Agreement dated as of the date of this Agreement, by AOB Products in favor of Agent with respect to the pledge of Equity Interests in certain Subsidiaries of the pledgor thereunder, (c) that Pledge Agreement dated as of the date of this Agreement, by Battenfeld in favor of Agent with respect to the pledge of Equity Interests in certain Subsidiaries of the pledgor thereunder, and (d) that Pledge Agreement dated as of the date of this Agreement, by AOBC Asia in favor of Agent with respect to the pledge of Equity Interests in certain Subsidiaries of the pledgor thereunder.

“Prior Defaulting/Impacted Lender” shall mean, as of any date, a Lender that is not then a Defaulting Lender or an Impacted Lender but was a Defaulting Lender or an Impacted Lender at any time during the past three hundred and sixty-five 365 days.

“Prime Rate” shall mean the “Prime Rate” of interest as published in the “Money Rates” section of The Wall Street Journal on the applicable date (or the highest “Prime Rate” if more than one is published) as such rate may change from time to time.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a). “Protective Advances” shall have the meaning set forth in Section 2.11. “Purchasing Lender” shall have the meaning set forth in Section 16.3(c).

“Qualified Assignee” shall mean (a) any Lender (other than a Defaulting Lender, an Impacted Lender or a Prior Defaulting/Impacted Lender), any Controlled Affiliate of any Lender (other than a Defaulting Lender, an Impacted Lender or a Prior Defaulting/Impacted Lender), any direct or indirect Subsidiary or Affiliate of TD Bank US Holding Company, any transferee, successor or assign of any Lender and any Approved Fund (other than with respect to a Defaulting Lender, an Impacted Lender or a Prior Defaulting/Impacted Lender); and (b) any other Person consented to by (i) Agent, which consent of Agent shall not be unreasonably withheld, conditioned or delayed, and (ii) so long as no Event of Default has occurred and is continuing and such assignment is not being made in connection with an assignment, sale or transfer of a portfolio of loans by the assigning, selling or transferring Lender, by Administrative Loan Party, which consent of Administrative Loan Party shall not be unreasonably withheld, conditioned or delayed (except, that, Administrative Loan Party, for itself and on behalf of Borrowers, shall be deemed to have consented to any such assignment unless Administrative Loan Party shall have objected thereto by written notice to Agent within five (5) Business Days after having received notice thereof); provided, that, (A) neither any Loan Party nor any Affiliate of any Loan Party shall qualify as a Qualified Assignee unless consented to by Agent in its sole discretion, (B) no Person (or Affiliate of such Person) proposed to become a Lender after the Closing Date that holds any (x) Indebtedness that is contractually subordinated to any or all of the Obligations, (y) secured Indebtedness that is subject to any contractual Lien subordination to the Liens securing any or all of the Obligations or (z) Equity Interests issued by any Loan Party shall be a Qualified Assignee unless consented to by Agent in its sole discretion, and (C) no Person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee unless consented to by Agent in its sole discretion.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keep well under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means and refers to any Equity Interests issued by Parent and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Qualified Plan” shall mean a Plan that is intended to be tax qualified under Section 401(a) of the Code.

“Quarterly Average Excess Availability” shall mean, for any calendar quarter, the daily average of the Excess Availability for the immediately preceding calendar quarter, as calculated by Agent in accordance with this Agreement.

“Questionnaire” shall mean each of the Information Certificates, each dated as of the date hereof, executed by each Loan Party in favor of Agent.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of each Loan Party and each of their Subsidiary’s right, title and interest in and to its owned and leased premises.

“Receivable Financing Agreement” means any agreement that is either entered into or assumed after the date of this Agreement between any Loan Party and any Receivable Purchaser, providing for, inter alia, the sale of Permitted Factored Accounts by such Loan Party to such Receivable Purchaser.

“Receivable Financing Documents” means, collectively, any Receivable Financing Agreement and any Lien Release and Assignment Agreement, together with any and all agreements, documents, guarantees and instruments at any time executed and/or delivered by any Loan Party with, to or in favor of a Receivable Purchaser in connection therewith or related thereto, as all of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Receivable Purchasers” means any purchaser of accounts receivable under any Receivable Financing Agreement.

“Receivables” shall mean and include, as to each Loan Party and each Subsidiary of each Loan Party, all of such Loan Party’s and Subsidiary’s Accounts, Contract Rights, instruments (including promissory notes and instruments evidencing indebtedness owed to Loan Parties and their Subsidiaries by their Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to Accounts, drafts and acceptances, and all other forms of obligations owing to such Loan Party and Subsidiary arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Reference Time” shall mean, with respect to any setting of the then-current Benchmark (1) if such Benchmark is Term SOFR, then 3:00 p.m. (New York City time) three (3) Business Days prior to such setting, and (2) if such Benchmark is not Term SOFR, then the time determined by Agent in accordance with the Benchmark Replacement Conforming Changes.

“Release” shall have the meaning set forth in Section 5.7(c).

~~"~~“Relevant Governmental Body~~" shall have the meaning set forth in Section 3.9.~~” The Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or

a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

“Required Lenders” shall mean (a) if there are three (3) or more Lenders, at least two (2) or more Lenders having Commitment Percentages which exceeds fifty (50%) percent in the aggregate, and (b) if there are either one (1) or two (2) Lenders, all Lenders.

“Requirement of Law” shall mean, collectively, all international, foreign, federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Reserves” shall mean such reserves as Agent may from time to time establish in its Permitted Discretion, including, without limitation, reserves for (a) matters that could adversely affect the Collateral, its value, the amount that Agent and Lenders might receive from the sale or other disposition thereof or the ability of Agent to realize thereon, or Agent’s ability to realize on the Collateral, (b) sums that Loan Parties or any of their Subsidiaries are required to pay under any provision of this Agreement or any Other Document or otherwise (such as taxes, assessments, payroll, insurance premiums, amounts owing to customs brokers, or, in the case of leased assets, rents or other amounts payable under such leases or, in the case of license agreements, royalties or other amounts payable under such license agreements), (c) amounts owing by any Loan Party or any Subsidiary to any Person to the extent secured by a Lien on, or trust over, any of the Collateral or over any assets or properties of any Customer of any Loan Party or any Subsidiary (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, income, payroll, excise, sales, pension plan obligations or other taxes), including without limitation any Permitted Encumbrance, (d) amounts believed by Agent to be necessary to provide for possible inaccuracies, in any report or in any information provided to Agent pursuant to this Agreement, (e) dilution with respect to Accounts of Borrowers (based on the ratio of the aggregate amount of non-cash reductions in Accounts of Borrowers for any period to the aggregate dollar amount of sales of Borrowers for such period) calculated by Agent for any period that is or is reasonably anticipated to be greater than five (5%) percent, (f) Bank Product Obligations to the extent that such Bank Product Obligations constitute Obligations as such term is defined herein or otherwise receive the benefit of the security interest of Agent in any Collateral, (g) the occurrence or continuance of a Default of Event of Default; or

(h) the occurrence or continuance of adverse conditions or events with respect to one or more components of the Borrowing Base, or the assets, business, financial condition, or performance of Borrowers.

“Responsible Officer” shall mean with respect to any Person, such Person’s chief executive officer, president, chief operating officer, chief financial officer or other officer having substantially the same authority and responsibility with respect to the matters at hand (or having substantially the same knowledge of the contents of the certificate, document or other document being delivered).

“Restricted Accounts” shall mean deposit accounts or other accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case in the ordinary course of business, (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan, and (c) used in the ordinary course of business for petty cash, the balance of which shall not exceed $250,000 in the aggregate at any time and, in connection with all Non-US Subsidiaries, shall not exceed $50,000 in the aggregate at any time; provided, that, without limiting the foregoing, in order for any such deposit account or other account to constitute a “Restricted Account”, such deposit or other account must be expressly designated as a “Restricted Account” on Schedule 5.23 (as such schedule may from time to time be updated in accordance with Section 5.23), which designation shall constitute a representation and warranty by each Loan Party that such deposit account or other account satisfies the criteria set forth in this definition to constitute a “Restricted Account”.

“Restricted Asset” shall have the meaning as set forth in the definition of Excluded Assets. “Restriction” shall have the meaning as set forth in the definition of Excluded Assets. “Revolver Commitment” shall mean, with respect to each Lender, its Revolver

Commitment, and, with respect to all Lenders, their Revolver Commitments, and without duplication, the commitment of each Lender to purchase a participation in the Swingline Loan Advances pursuant to Section 2.4, in each case, in the aggregate amounts set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Commitment Transfer Supplement pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of this Agreement including, without limitation, pursuant to any increase contemplated under Section 2.19.

“Revolving Advances” shall mean Advances made pursuant to Section 2.1 (and shall also include Protective Advances and Swingline Loan Advances to the extent the context implies such).

“Revolving Credit Note” shall have the meaning set forth in Section 2.1(a).

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through

(c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Body with jurisdiction over any of Lenders or any of their respective Subsidiaries or Affiliates or any Loan Party or any of their respective Subsidiaries or Affiliates.

“Secured Party” shall mean Agent, any Affiliate Counterparty to any Obligations, Lenders, Issuer and Bank Products Provider; sometimes hereinafter collectively referred to as “Secured Parties”.

“Settlement Date” shall mean the Closing Date and thereafter every Business Day designated by Agent as a “Settlement Date” by notice from Agent to each Lender, but not less frequently than weekly.

~~"~~“SOFR~~"~~” shall have the meaning set forth in Section 3.9.

“Solvent” shall mean, at any time with respect to any Person, that at such time such Person

(a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, (b) is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances, and (c) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability, irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Default” shall mean any Event of Default under (a) Section 10.1(a), (b) Section

10.2 but only with respect to the failure to observe any covenant or other agreement contained in Section ~~2.14~~3.11, Section 4.14(h), Section 6.2, Section 6.3, Section 6.8, Section 9.2(c), Section 9.7, Section 9.8, or Section 9.9, (c) Section 10.3 with respect to any material inaccuracy in any Borrowing Base Certificate, or (d) Section 10.6.

~~“Statutory Reserves” shall mean for any Interest Period for any LIBOR Rate Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). LIBOR Rate Loans shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.~~

“Subordinated Debt” shall mean the subordinated Indebtedness described in Section 7.8(i).

“Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares or other equity interests as to have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrowers.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Lender” shall TD Bank or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender’s sole discretion, to become the Swingline Lender under Section 2.4.

“Swingline Loan Advances” shall mean each Revolving Advance converted by Agent to a Swingline Loan Advance pursuant to Section 2.1(c).

“Swingline Loan Commitment” shall mean, with respect to TD Bank, its Swingline Commitment as set forth besides its name under the applicable heading on Schedule C-1.

“Swingline Loan Interest Rate” shall mean an interest rate per annum equal to the Revolver Interest Rate applicable to Base Rate Loans that are ~~Revolver~~Revolving Advances.

“Swingline Loan Note” shall have the meaning set forth in Section 2.1(c).

“Target” shall have the meaning as set forth in the definition of Permitted Acquisition. “Tax” or “Taxes” shall mean any tax, fee, premium, charge, duty, escheat or other amount imposed by a Governmental Body and any interest, penalty, or addition to tax imposed with respect thereto or any applicable law, treaty, regulation or directive.

“Tax Lien” shall have the meaning as set forth in the definition of Permitted Encumbrances. “TD Bank” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“TD Bank Operating Account” shall mean Agent’s account set forth on Schedule 2.3 or such other account of Agent, if any, which Agent may designate by notice to Administrative Loan Party and to each Lender to be the TD Bank Operating Account.

“Term” shall mean the period commencing on the Closing Date and ending on the Termination Date.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administrated by the SOFR Administrator.

“SOFR Administrator” shall mean The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR~~”-Section~~

~~3.9~~.

“Term SOFR” shall mean, for any calculation with respect to a SOFR Loan, the greater of

(a) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator and (b) the Floor; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. Any change in the Term SOFR Reference Rate due to a change in Term SOFR shall be effective form and including the first day of each Interest Period without notice to the Administrative Loan Party.

“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the rate per annum determined by Agent as the forward-looking term rate based on SOFR.

“Termination Date” shall have the meaning set forth in Section 13.1.

“Termination Event” shall mean (a) a Reportable Event with respect to any Plan or Multiemployer Plan; (b) the withdrawal of any Loan Party or any of their Subsidiaries or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party, any Subsidiary thereof or any member of the Controlled Group from a Multiemployer Plan.

“Test Period” means, for any date of determination under this Agreement, the 12 consecutive fiscal months of Parent most recently ended as of such date of determination for which financial statements were required to have been delivered pursuant to Section 9.8 of this Agreement.

“Title IV Plan” shall mean a Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Loan Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Toxic Substance” shall mean and include any material present on the Real Property or the leasehold interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state or other law, or any other applicable federal, state or other laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transition Services Agreement” means the Transition Services Agreement, dated as of August 21, 2020, among Smith & Wesson Brands, Inc. and Parent.

“Transition Services Performance Agreement” shall mean the Transition Services Performance Agreement dated on or about the date hereof, among Smith & Wesson Brands, Inc., Agent and Parent.

“Transferee” shall have the meaning set forth in Section 16.3(b).

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

~~"~~“Unadjusted Benchmark Replacement~~" shall have the meaning set forth in Section 3.9~~” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Loan Party or any ERISA Affiliate as a result of such transaction.

“U.S. Government Securities Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Loan Party” shall mean a Loan Party organized, incorporated or otherwise formed under the laws of the United States or any state thereof or the District of Columbia.

“US Subsidiary” shall mean a Subsidiary organized, incorporated or otherwise formed under the laws of the United States or any state thereof or the District of Columbia.

“Value” shall mean, as determined by Agent in its Permitted Discretion, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP consistently applied or (b) market value; provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent for the purposes of this Agreement (which appraisal must be performed by an appraisal company selected by Agent using assumptions and appraisal methods acceptable to Agent, pursuant to an appraisal report acceptable to Agent on which Agent is expressly permitted to rely).

“Waterfall Event” shall mean the occurrence of (a) failure by Borrowers to repay all of the Obligations as of the end of the Term or after the Obligations have been accelerated, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 11.2(b).

“Week” shall mean the time period commencing with the opening of business on a Monday and ending on the end of business the following Sunday.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.3	Uniform Commercial Code Terms/Other Capitalized Terms.

All terms used herein and defined in the UCC, including, the terms accessions, account debtor, certificated security, chattel paper, commercial tort claim, deposit account, document, electronic chattel paper, equipment, financial asset, fixtures, goods, health-care-insurance receivable, inventory, instrument, investment property, letter-of-credit rights, payment intangibles, proceeds, securities accounts, security, security entitlement, software, supporting obligations and uncertificated security, shall have the meaning given therein unless otherwise defined herein or unless the context provides otherwise. Any other capitalized terms used without further definition herein shall have the respective meaning set forth in the UCC.

1.4	Certain Matters of Construction.

The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Each reference to a Section, an Exhibit or a Schedule shall be deemed to refer to a Section, an Exhibit or a Schedule, as applicable, of this Agreement unless otherwise specified. The terms “including” and other words of similar import refer to “including, but not limited” unless otherwise specified. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes (including the UCC) and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements, including, without limitation, references to this Agreement or any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof to the extent not prohibited by this Agreement or any Other Document. The amount outstanding under any Letter of Credit shall mean, at any date of determination, i) the maximum aggregate amount available for drawing thereunder under any and all circumstances, plus ii) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit. Unless otherwise provided Dollar ($) baskets set forth in the representations and warranty, covenants and event of default provisions of this Agreement (and other similar baskets) are calculated as of each date of measurement by the Dollar Equivalents thereof as of such date of measurement.

1.5	~~Disclaimer of Liability on the LIBOR Benchmark Rate~~Rates.

~~The interest rate on LIBOR Rate Loans calculated by reference to the Adjusted LIBOR Rate may be determined by reference to ICE LIBOR. LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to ICE (as defined in the definition of LIBOR) for purposes of ICE setting the LIBOR. As a result, it is possible that commencing in 2022, the Adjusted LIBOR Rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Loans where the interest rate is calculated by reference to the Adjusted LIBOR Rate. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. In the event that the LIBOR is no longer available or in certain other circumstances as set forth in Section 3.9 of this Agreement, such Section 3.9 provides a mechanism for determining an alternative rate of interest. Agent will notify Borrower pursuant to Section 3.9 in advance of any change to the LIBOR Rate. However, Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London Interbank Offered Rate or other rates in the definition of the Adjusted LIBOR Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the~~

~~composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.9(e), will be similar to, or produce the same value or economic equivalence of, the Adjusted LIBOR Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.~~

Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, or any component definition thereof or rates referenced in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrowers. Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrowers, Agent or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.	ADVANCES, PAYMENTS.

2.1	Revolving Advances.

(a)Revolving Advances. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Sections 2.1(b) and 8), each Lender, severally and not jointly, agrees to make Revolving Advances according to its Commitment Percentage thereof to Borrowers (or Administrative Loan Party on behalf of Borrowers) from the Closing Date until the Termination Date. Revolving Advances shall be funded by Agent or Lenders (as applicable) in Dollars and shall be repaid in Dollars. To the extent required by a Lender, the Revolving Advances made by such Lender shall be evidenced by a promissory note in a form acceptable to Agent (each, a “Revolving Credit Note”; it being understood that no such promissory note shall include a grant of a Lien in favor of any individual Lender).

(b)Revolving Advance Limitations/Protective Advances and Over advances. The aggregate amount of the Revolving Advances (including, without limitation, Swingline Loan Advances) and the Letters of Credit outstanding at any time shall not (1) exceed the Maximum Revolving Advance Amount less the Maximum Revolving Advance Amount Reserves or (2) except as provided in Section 2.11 with respect to Protective Advances and in Section 16.2(d) with respect to overadvances, cause Excess Availability to be less than $0.

(c)Swingline Loan Advances. Agent may convert any request by Borrowers for a Revolving Advance into a request for a Swingline Loan Advance from the Swingline Lender. The Swingline Loan Advance shall bear interest at the Swingline Loan Interest Rate and shall not exceed in the aggregate at any time outstanding the Maximum Swingline Loan Advance Amount. To the extent required by the Swingline Lender, the Swingline Loan Advances made by the Swingline Lender shall be evidenced by a promissory note in a form acceptable to Agent and the Swingline Lender (each, a “Swingline Loan Note”). Upon the making of a Swingline Loan Advance (whether before or after the occurrence of a Default or Event of Default), without further action by any party hereto, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Swingline Lender or Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage in such Swingline Loan Advance. To the extent that there is no settlement in accordance with Section 2.12(c) below, the Swingline Lender or Agent, as the case may be, may at any time, require Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan Advance, Agent shall promptly distribute to such Lender, such Lender’s Commitment Percentage of all payments of principal and interest received by Agent in respect of such Swingline Loan Advance.

2.2	Procedure for Borrowing.

(a)Administrative Loan Party shall notify Agent of the request by any applicable Borrower(s) to incur a Revolving Advance hereunder. Such notice shall be in the form of the Notice of Advance Request attached hereto as Exhibit C or Borrower shall make request for borrowing via Stuckynet-Link within Stucky NT/ABL and shall be required to be delivered by Administrative Loan Party to Agent on or prior to 11:00 a.m. (New York time) (3) on the Business Day of the date of such requested borrowing with respect to Base Rate Loans and (4) three (3) Business Days prior to the date of such requested borrowing with respect to ~~LIBOR Rate~~SOFR Loans. Each such notice shall include (a) an indication of which Borrower is requesting such Revolving Advance, (b) the amount of such proposed borrowing (which amount with respect to

(i) ~~LIBOR Rate~~SOFR Loans shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof and (ii) with respect to Base Rate Loans shall be in a minimum amount of $10,000), (c) the date of such proposed borrowing (which must be a Business Day) and

(d)whether such borrowing is to be initially a ~~LIBOR Rate~~SOFR Loan (and if so, the duration of the first (1st) Interest Period therefor) or a Base Rate Loan. Additionally, any amount required to be paid as interest, fees, charges or other Obligations under this Agreement or any Other Document, at the election of Agent, shall be deemed a request by Borrowers for a Revolving Advance as of the date such payment is due, in the amount required to pay in full or in part such interest, fee, charge or other Obligation under this Agreement or any Other Document and such deemed request shall be irrevocable.

(b)Interest Periods for ~~LIBOR Rate~~SOFR Loans shall be for one (1), two (2), three (3) or six (6) months. At the election of Agent or Required Lenders, no ~~LIBOR Rate~~SOFR Loan shall be made available to Borrowers during the continuance of a Default or an Event of Default. After giving effect to each ~~LIBOR Rate~~SOFR Loan (or any conversion to a ~~LIBOR Rate~~SOFR Loan), there shall not be outstanding more than five (5) ~~LIBOR Rate~~SOFR Loans in the aggregate.

(c)Each Interest Period of a ~~LIBOR Rate~~SOFR Loan shall commence on the date such ~~LIBOR Rate~~SOFR Loan is made and shall end on such date as Administrative Loan Party may elect as set forth in clause (D) of Section 2.2(a); provided, that, the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the Termination Date.

(d)Administrative Loan Party shall elect the initial Interest Period applicable to a ~~LIBOR Rate~~SOFR Loan by its notice of borrowing given to Agent pursuant to Section 2.2(a) or by its Notice of Conversion given to Agent pursuant to Section 2.2(e), as the case may be. Administrative Loan Party shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such ~~LIBOR Rate~~SOFR Loan; provided, that, at the election of Agent or Required Lenders, no loan shall be converted to a ~~LIBOR Rate~~SOFR Loan if an Event of Default shall have occurred and be continuing. If Agent does not receive timely notice of the Interest Period elected by Administrative Loan Party, Administrative Loan Party shall be deemed to have elected to convert to a Base Rate Loan subject to Section 2.2(e).

(e)Administrative Loan Party may, on the last Business Day of the then current Interest Period applicable to any outstanding ~~LIBOR Rate~~SOFR Loan, or on any Business Day with respect to Base Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount; provided, that, any conversion of a ~~LIBOR Rate~~SOFR Loan shall be made only on the last Business Day of the then current Interest Period applicable to such ~~LIBOR Rate~~SOFR Loan; provided further, that, at the election of Agent or Required Lenders, no loan shall be converted to a ~~LIBOR Rate~~SOFR Loan if an Event of Default shall have occurred and be continuing. If Borrowers desire to convert a Base Rate Loan to a ~~LIBOR Rate~~SOFR Loan or convert a ~~LIBOR Rate~~SOFR Loan to a Base Rate Loan, Administrative Loan Party shall give Agent a Notice of Conversion not less than three (3) Business Days’ prior to such conversion, specifying the date of such conversion, the loans to be converted and if the conversion is from a Base Rate Loan to a ~~LIBOR Rate~~SOFR Loan, the duration of the first (1st) Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than the number of ~~LIBOR Rate~~SOFR Loans permitted by Section 2.2(b).

(f)At the option of Borrowers and upon three (3) Business Days’ prior written notice, Borrowers may prepay the ~~LIBOR Rate~~SOFR Loans in whole at any time or in part from time to time, without premium or penalty (except as otherwise expressly provided in this Agreement), but with accrued interest on the principal being prepaid to the date of such repayment. Administrative Loan Party shall specify the date of prepayment of Advances which are ~~LIBOR Rate~~SOFR Loans and the amount of such prepayment. In the event that any prepayment of a ~~LIBOR Rate~~SOFR Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrowers and each other Loan Party shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g).

(g)Each Loan Party shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrowers in the payment of the principal of or interest on any ~~LIBOR Rate~~SOFR Loan or failure by

Borrowers to complete a borrowing of, a prepayment of or conversion of or to a ~~LIBOR Rate~~SOFR Loan after notice thereof has been given, including, but not limited to, Agent’s and Lenders’ standard charges with respect to the foregoing and any interest payable by Agent or Lenders to lenders of funds obtained by any of them in order to make or maintain their respective ~~LIBOR Rate~~SOFR Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent (or the applicable Lenders) to Administrative Loan Party and Agent shall be conclusive absent manifest error; provided, that, no such certificate shall be required in the case of Agent’s and Lenders’ standard charges with respect to the events indemnified in this Section 2.2(g)).

(h)Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall after the Closing Date make it unlawful for any Lender (for purposes of this Section 2.2(h), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any ~~LIBOR Rate Loans~~SOFR Loan) to make or maintain its ~~LIBOR Rate~~SOFR Loans, such Lender shall notify Agent and Administrative Loan Party, and upon such notification, the obligation of such Lender to make such ~~LIBOR Rate~~SOFR Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected ~~LIBOR Rate~~SOFR Loans are then outstanding, promptly upon notice from Agent, either pay all such affected ~~LIBOR Rate~~SOFR Loans or convert such affected ~~LIBOR Rate~~SOFR Loans into Base Rate Loans (and following such notification any request for ~~LIBOR Rate~~SOFR Loans from such Lender shall be deemed to be a request for Base Rate Loans). If any such payment or conversion of any ~~LIBOR Rate~~SOFR Loan is made on a day that is not the last day of the Interest Period applicable to such ~~LIBOR Rate~~SOFR Loan, Borrowers shall pay Agent, upon Agent’s notice, such amount or amounts as may be necessary to compensate such Lender for any loss or expense sustained or incurred by such Lender in respect of such ~~LIBOR Rate~~SOFR Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by such Lender to lenders of funds obtained by such Lender in order to make or maintain such ~~LIBOR Rate~~SOFR Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent (or the applicable Lenders) to Administrative Loan Party and Agent shall be conclusive absent manifest error.

2.3	Disbursement of Advance Proceeds.

All Advances shall be disbursed from whichever office or other place Agent or Lenders, as applicable, may designate from time to time. During the Term, Borrowers may request, repay and reborrow Revolving Advances, all in accordance with the terms and conditions of this Agreement. The proceeds of each Revolving Advance requested by Borrowers (or Administrative Loan Party on behalf of Borrowers) or deemed to have been requested by Borrowers (or Administrative Loan Party on behalf of Borrowers) under Section 2.2(a) shall, subject to the terms and conditions of this Agreement with respect to requested Revolving Advances, be made available to Borrowers on the Business Day so requested by way of credit to Borrowers’ operating account set forth on Schedule 2.3 in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrowers (or Administrative Loan Party on behalf of Borrowers), be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request. If, on any given day, notwithstanding anything to the contrary set forth in section 2.2(a), the account balance in the TD

Bank Operating Account is less than zero dollars, subject to conditions precedent set forth in Section 8.2, Borrowers hereby irrevocably authorize and direct Agent, on behalf of Lenders, to make a Revolving Advance to Borrowers into the TD Bank Operating Account so that, after giving effect to such Revolving Advance, the account balance in the TD Bank Operating Account is not less than zero dollars.

2.4	[Reserved].

2.5	Repayment of Advances.

(a)The Revolving Advances shall be due and payable in full on the Termination Date subject to earlier prepayment as herein provided.

(b)~~The~~ Borrowers recognize that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent’s consideration (subject to the last sentence of this clause (b)) to conditionally credit Borrowers’ Account as of the Business Day on which Agent receives those items of payment, Borrowers agree that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the applicable Obligations on the date of confirmation to Agent by the Blocked Account bank or Depository Account bank, as provided for in Section 4.14(h), that such items of payment have been collected in good funds and finally credited to Agent’s account. Without limiting the above provisions of this clause (b), Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned to Agent unpaid.

(c)All payments (including prepayments) of principal, interest and other amounts payable hereunder and under each Other Document shall be made to Agent at the Payment Account not later than 2:00 p.m. (New York time) on the due date therefor (or, if such due date is not a Business Day, on the next Business Day) in lawful money of the United States of America in funds immediately available to Agent. Any payment received by Agent subsequent to 2:00 p.m. (New York time) on any Business Day (regardless of whether such payment is due on such Business Day) shall be deemed received by Agent, and shall be applied to the applicable Obligations intended to be paid thereby, on the next Business Day. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Revolving Advances as provided in Section 2.2.

(d)~~The~~ Borrowers shall pay principal, interest, and all other amounts payable hereunder and under each Other Document without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

(e)If, notwithstanding the terms of this Agreement or any Other Document, Agent or any Lender receives any payment from or on behalf of any Borrower or any other Loan Party in a currency other than the Currency Due, Agent or such Lender may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the Currency Due at exchange rate selected by Agent or such lender in the manner contemplated by Section 16.5 and Borrowers shall reimburse Agent and Lenders on demand for all costs they incur with respect thereto. To the extent permitted by law, the obligation shall be satisfied only to the extent of the amount actually received by Agent upon such conversion.

2.6	Repayment of Excess Advances.

If for any reason Excess Availability at any time is less than $0 or the balance of any or all of the outstanding Advances and Letters of Credit at any time is otherwise in excess of any applicable limitation set forth in this Agreement (subject to Section 16.2(d) with respect to over advances), such excess amount shall be immediately due and payable, without the necessity of any demand, at the Payment Account (it being understood and agreed that it shall be an Event of Default if at any time Excess Availability is less than $0).

2.7	Statement of Account.

Agent shall maintain, in accordance with its customary procedures, a loan account (the “Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, that, the failure by Agent to record the date or amount of any Advance or any other item shall not adversely affect Agent or any Lender under this Agreement or any Other Document or diminish any obligation of any Loan Party under this Agreement or any Other Document. Each month, Agent shall send to Administrative Loan Party a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and certain other transactions between Lenders and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Administrative Loan Party. The records of Agent with respect to each Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.8	Letters of Credit.

Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of letters of credit (collectively, “Letters of Credit”) by the Issuer on behalf of Borrowers; provided, however, that, Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would cause Excess Availability to be less than   $0.      The   maximum   amount   of   outstanding   Letters   of   Credit   shall   not   exceed

$~~5,000,000~~7,500,000 in the aggregate at any time. All outstanding reimbursement obligations and disbursements or payments related to Letters of Credit shall be deemed to be Base Rate Loans consisting of Revolving Advances and shall bear interest at the Interest Rate for Base Rate Loans. Notwithstanding anything to the contrary contained in this Agreement, in the event that there is a Defaulting Lender, an Impacted Lender or Prior Defaulting/Impacted Lender, Issuing Bank shall not be required to (and, in any event, shall not if directed by Agent) issue any Letter of Credit, or increase or extend or otherwise amend any Letter of Credit, unless Borrowers provide cash collateral to Issuing Bank with respect thereto to hold, on terms and conditions satisfactory to Issuing Bank and Agent, in an amount equal to such Defaulting Lender’s, Impacted Lender’s or Prior  Defaulting/Impacted  Lender’s  Commitment  Percentage  of  all  obligations  in  respect of

Letters of Credit and in any such event, the Defaulting or Impacted Lender or Prior Defaulting or Impacted Lender shall not be entitled to any commitment fee or Letter of Credit Fees.

2.9	Issuance of Letters of Credit.

(a)Administrative Loan Party may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent Issuer’s standard form of letter of credit application and, if requested, letter of credit security agreement (collectively, the “Letter of Credit Application”) and any draft, if applicable, completed to the satisfaction of Agent, together with such other certificates, documents and other papers and information as Agent or Issuer may reasonably request.

(b)Each Letter of Credit shall, among other things, (5) provide for the payment of sight drafts or acceptances of issuance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein, (6) be denominated in Dollars and (7) have an expiry date not later than one (1) year after such Letter of Credit’s date of issuance, and in no event having an expiry date later than five (5) Business Days prior to the Termination Date unless Loan Parties provide cash collateral equal to not less than one hundred five (105%) percent of the face amount thereof to be held by Agent pursuant to a cash collateral agreement in form and substance reasonably satisfactory to Agent; provided, that, any Letter of Credit with a one (1) year term may provide for the renewal thereof for additional one

(1) year periods (which shall in no event extend beyond the date referred to in clause (iii) above).

(c)Agent shall use its reasonable efforts to notify Lenders of the request by Administrative Loan Party for a Letter of Credit hereunder, but any failure to so notify Lenders shall not reduce any liability or any obligation of Lenders hereunder or any rights of Agent hereunder.

2.10	Requirements for Issuance of Letters of Credit.

(a)In connection with the issuance of any Letter of Credit, each Borrower shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys’ fees incurred by Agent, any Lender or any Issuer arising out of, or in connection with, any Letter of Credit. ~~The~~ Borrowers shall be bound by Agent’s or Issuer’s regulations and good faith interpretations of any Letter of Credit, although this interpretation may be different from Borrowers’ own interpretation; and, neither Agent, nor any Lender, nor any Issuer shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following any Borrower’s instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit except for Agent’s, any Lender’s, or any Issuer’s gross (not mere) negligence or willful misconduct, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.

(b)~~The~~ Borrowers shall authorize and direct any Issuer of a Letter of Credit to deliver to Agent all related payment/acceptance advices, to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(c)In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority upon the occurrence and during the continuance of an Event of Default: (8) to sign and/or endorse each Borrower’s name upon any warehouse or other receipts, Letter of Credit Applications and acceptances; (9) to sign each Borrower’s name on bills of lading;

(10) to clear Inventory through Customs in the name of each Borrower or Agent or Agent’s designee, and to sign and deliver to Customs officials powers of attorney in the name of each Borrower for such purpose; and (11) to complete in each Borrower’s name or Agent’s, or in the name of Agent’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s or its attorney’s gross (not mere) negligence or willful misconduct, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

(d)Each Lender, according to its Commitment Percentage, shall to the extent of the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in (12) each such unreimbursed reimbursement obligation, (13) Agent’s credit support enhancement provided to the Issuer of any Letter of Credit and (14) each Revolving Advance made as a consequence of the issuance of a Letter of Credit and all disbursements thereunder. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the amount permitted under Section 2.1, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, upon Agent’s demand each Lender shall pay to Agent such Lender’s Commitment Percentage of such unreimbursed disbursement together with such Lender’s Commitment Percentage of Agent’s unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrowers of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender’s proportionate share of such repayment. Each Lender’s participation commitment shall continue until the last to occur of any of the following events: (a) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (b) no Letter of Credit issued hereunder remains outstanding and uncancelled or (c) Agent, Issuer and all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.11	Additional Payments/Protective Advances.

Any sums expended iii) by Agent or any Lender due to any Loan Party’s failure to perform or comply with its Obligations under this Agreement or any Other Document, or iv) by Agent to protect the Collateral or enhance the likelihood of repayment of the Obligations or any portion thereof (as determined by Agent in its Permitted Discretion) may, in Agent’s Permitted Discretion, be charged to Borrowers’ Account as a Revolving Advance (regardless of whether or not the conditions specified in this Agreement for the making of a Revolving Advance have been satisfied, including, without limitation, Sections 2.1 or 8.2) and added to the Obligations, and each Lender shall be obligated in connection therewith as if such conditions had been satisfied (including, without limitation, to fund its Commitment Percentage of such Revolving Advances). Such sums charged to Borrowers’ Account as a Revolving Advance (collectively, “Protective Advances”), plus the amount of intentional over-Advances made pursuant to Section 16.2(d), shall not exceed an amount outstanding equal to ten (10%) percent of the Maximum Credit without the consent of each of Lenders. Notwithstanding anything contained in this Section ~~2.12~~2.11 to the contrary, any proposed Protective Advance shall be subject to the limitations set forth in Section 2.1(b)(i).

2.12	Manner of Borrowing and Payment.

(a)Each borrowing of Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

(b)All proceeds of Collateral, together with each payment (including each prepayment) by Borrowers on account of the principal of the Advances, shall be applied to the Advances pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made in Dollars without setoff or counterclaim and shall be made to Agent on behalf of Agent and Lenders to the Payment Account, in each case on or prior to the time specified in Section 2.5(c) in immediately available funds.

(c)Notwithstanding anything to the contrary contained in Sections ~~2.13~~2.12(a) and ~~2.13~~2.12(b) or any other provision of this Agreement, commencing with the first (1st) Business Day following the Closing Date, each or any borrowing of Advances may, in Agent’s Permitted Discretion, be advanced by Agent (on behalf of Lenders) and each payment by Borrowers on account of Advances shall be applied first to those Advances advanced by Agent (any such Advance provided by Agent may (at the discretion of Agent) accrue interest as a Base Rate Loan, regardless of whether or not Borrowers requested such Advance be a ~~LIBOR Rate~~SOFR Loan, until Agent is reimbursed for such Advance). Alternatively, Agent may request that each Lender (and each Lender shall) on or before 1:00 p.m. (New York time) on the requested borrowing date, transfer in immediately available funds to Agent such Lender’s Commitment Percentage of such requested borrowing. On each Settlement Date commencing with the first (1st) Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (1) if a Lender’s balance of the Advances (including Protective Advances and Swingline Loan Advances) exceeds such Lender’s Commitment Percentage of the Advances (including Protective Advances and Swingline Loan Advances) as of a Settlement Date, then Agent shall transfer in immediately available funds to a deposit account of such Lender (as such Lender may designate in writing to Agent) an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Commitment Percentage of the Advances (including Protective Advances and Swingline Loan Advances) and (2) if a Lender’s balance of the Advances (including Protective Advances and Swingline Loan Advances) is less than such Lender’s Commitment Percentage of the Advances (including Protective Advances and Swingline Loan Advances) as of a Settlement Date, such Lender shall transfer in immediately available funds to Agent, not later than 2:00 p.m. (New York time), an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Commitment Percentage of the Advances (including Protective Advances and Swingline Loan Advances).

(d)A Lender shall be entitled to earn interest at the applicable Interest Rate on outstanding Advances which such Lender has funded for the periods in which such Advance was so funded by such Lender. Agent shall be entitled to earn interest at the applicable Interest Rate on outstanding Advances (including Protective Advances and Swingline Loan Advances) which Agent has funded for the periods in which such Advance (including Protective Advances and Swingline Loan Advances) was so funded by Agent.

(e)Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

(f)If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders according to their Commitment Percentages thereof; provided, however, that, if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(g)Unless Agent shall have been notified in writing, prior to the making of any Advance, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make (and such Lender unconditionally shall be obligated to make) such amount available to Agent on or prior to the next Settlement Date and, in reliance upon such assumption, make available to Administrative Loan Party (on behalf of the applicable Borrower~~(s)~~) a corresponding amount. Agent will promptly notify Administrative Loan Party of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (3) the daily average Federal Funds Rate (computed on the basis of a year of three hundred sixty (360) days) during such period as quoted by Agent, times (4) such amount, times (5) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (g) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three

(3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Advance hereunder, on demand from Borrowers; provided, however, that, Agent’s right to such recovery shall not prejudice or otherwise adversely affect Borrowers’ rights (if any) against such Lender.

2.13	Mandatory Prepayments.

Notwithstanding the following, during a Waterfall Event, the order of application to the Obligations shall be made pursuant to Section 11.2 rather than as is provided in this Section 2.13.

(a)At any time upon the occurrence and during the continuance of a Cash Dominion Event, when any Loan Party or any of their Subsidiaries Disposes of any Collateral or other assets (other than sales of Inventory in the ordinary course of business) or receives proceeds of property or casualty insurance, within one (1) Business Day thereof, Loan Parties shall repay the Advances in an amount equal to one hundred (100%) percent of the net cash proceeds of such sale (i.e., gross cash proceeds less the reasonable out-of-pocket costs and expenses in respect of such Dispositions (including any taxes and similar amounts)) or all of the cash proceeds of such insurance, as applicable, such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. Such repayments shall be applied to the remaining Revolving Advances in such order as Agent may determine until paid in full, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof. The provisions of this Section 2.13(a) shall not be deemed to be implied consent to any such Disposition otherwise prohibited by the terms and conditions of this Agreement or any Other Document.

(b)At any time upon the occurrence and during the continuance of a Cash Dominion Event, within one (1) Business Day of the date of receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, Borrowers shall prepay the outstanding amount of the Advances in an amount equal to one hundred (100%) percent of such Extraordinary Receipts, net of any reasonable out of pocket fees and expenses incurred in collecting such Extraordinary Receipts. Such Extraordinary Receipts shall be applied to the remaining Revolving Advances in such order as Agent may determine until paid in full, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof. The provisions of this Section 2.13(b) shall not be deemed to be implied consent to any event giving rise to such Extraordinary Receipts otherwise prohibited by the terms and conditions of this Agreement.

(c)At any time upon the occurrence and during the continuance of a Cash Dominion Event, within one (1) Business Day of the date of the issuance by any Loan Party or any of its Subsidiaries of any shares of its or their Equity Interests (other than (6) the issuance of Equity Interests to another Loan Party or Subsidiary thereof, and (7) the issuance of Equity Interests of Parent to directors, officers and employees of a Loan Party and any of their respective Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the board of directors of Parent and (8) the issuance of Equity Interests of Parent, to the extent the proceeds thereof are used concurrently with the issuance thereof to fund the purchase price of a Permitted Acquisition), Borrowers shall prepay the outstanding amount of the Advances in an amount equal to one hundred (100%) percent of the net cash proceeds net cash proceeds of such sale (i.e., gross cash proceeds less the reasonable out-of-pocket costs and expenses in respect of such issuance (including any taxes and similar amounts)) received by such Person in connection with such issuance. Such proceeds shall be applied to the remaining

Revolving Advances in such order as Agent may determine until paid in full, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof. The provisions of this Section 2.13(c) shall not be deemed to be implied consent to any such issuance otherwise prohibited by the terms and conditions of this Agreement.

2.14	Use of Proceeds.

~~The~~ Borrowers shall use the initial proceeds of the Advances and Letters of Credit hereunder only for: v) payments on the Closing Date to each of the Persons listed in the disbursement direction letter furnished by Borrowers to Agent on or about the Closing Date and

vi) costs, expenses and fees incurred on or prior to the Closing Date in connection with the preparation, negotiation, execution and delivery of this Agreement and the Other Documents. All other Advances made or Letters of Credit provided to or for the benefit of Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital, to fund Permitted Acquisitions and other general corporate purposes of Borrowers, in each case not otherwise prohibited by the terms hereof. Further, none of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Advances to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any Advance or Letter of Credit will be used, directly or indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

2.15	Defaulting Lender/Impacted Lender.

(a)Notwithstanding anything to the contrary contained herein, in the event any Lender (1) has refused (if the refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance, (2) notifies either Agent or Administrative Loan Party that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement), or (3) failed to fund any payments required to be made by it under this Agreement or any Other Document (each, a “Lender Default”), all rights and obligations hereunder of such Lender (a “Defaulting Lender”) as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.15 while such Lender Default remains in effect.

(b)The obligations of each Lender to make Advances shall continue to be based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any Commitment Percentage of any Advances required to be advanced by any Lender shall be increased as a result of a Lender Default. Amounts received in respect of the Obligations owing to Lenders shall be applied to reduce the applicable Obligations owing to each Lender that is not a Defaulting Lender prior to any such amounts being applied to reduce the Obligations owing to such Defaulting Lender to the extent that the aggregate amount of outstanding Obligations owing to such Defaulting Lender is less than what it would have been if such Lender Default did not occur.

(c)Notwithstanding anything set forth herein to the contrary, a Defaulting Lender shall not have any voting or consent rights, or be permitted to direct Agent, under or with respect to this Agreement or any Other Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights, or in directing Agent, under or with respect to this Agreement or any Other Document; provided, that, the foregoing shall not permit (4) an increase in the principal amount of such Defaulting Lender’s Commitment, (5) the reduction of the principal of, rate of interest on (other than the waiver of any default rate) or fees payable with respect to any Loan or Letter of Credit of such Defaulting Lender or (6) unless all other Lenders affected thereby are treated similarly, the extension of any scheduled (as opposed to mandatory prepayment) payment date or final maturity date of the principal among of any Loan of such Defaulting Lender.

(d)Other than as expressly set forth in this Section 2.15, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent; provided, that, to the extent that a Defaulting Lender fails to timely indemnify Agent or any Issuer pursuant to the terms and conditions of this Agreement or any Other Document, the other Lenders shall contribute to such shortfall in such indemnification according to their Commitment Percentages thereof) and the other parties hereto shall remain unchanged. Nothing in this Section 2.15 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrowers, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder. At the option of Agent, any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by Agent as cash collateral for future funding obligations of the Defaulting Lender in respect of any Advance or existing or future participating interest in any Swingline Loan Advance or Letter of Credit (including the obligation to indemnify Agent pursuant to Section 14.7). The Defaulting Lender’s decision-making and participation rights and rights to payments hereunder shall be restored only upon the payment by the Defaulting Lender of its Commitment Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 2.13(g) hereof from the date when originally due until the date upon which any such amounts are actually paid.

(e)In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, then, from and after the date on which such cure has been so effected, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender that is not a Defaulting Lender under this Agreement.

(f)Agent may replace a Defaulting Lender or an Impacted Lender in accordance with Section 16.2(c).

2.16	Joint and Several Liability.

(a)All Borrowers shall be liable, on a joint and several basis, for all Obligations, including, without limitation, all amounts due to Agent and Lenders under this Agreement and the Other Documents, regardless of which Borrower actually receives the Advances or other proceeds of the Obligations or the manner in which Agent and Lenders account for such Advances or other Obligations on its books and records or for any other reason. The Obligations with respect to Advances made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Advances made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Advances or other Obligations shall, to the fullest extent permitted by law, be unconditional irrespective of (7) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (8) any incapacity or lack of power, authority or legal personality of any other Borrower or other Person,

(9)the absence of any attempt to collect the Obligations from the other Borrowers or any other security therefor, or the absence of any other action to enforce or failure to realize the full value of the same, (10) any amendment (however fundamental) replacement variation, assignment termination and/or the waiver, consent, extension, forbearance or granting of any indulgence by Agent or Lenders with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Agent or Lenders, (11) the failure by Agent, Lenders or any other Person to take any steps to perfect and maintain its Lien in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (12) the election of Agent, Lenders or any other Person in any proceeding instituted under Title 11 of the United States Code, as amended (“Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, (13) the disallowance of all or any portion of the claim(s) of Agent, Lenders or any other Person for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, (14) any insolvency, liquidation, administration or similar procedure or corporate action in respect of any other Borrower and/or any legal proceedings or procedures by any of the other Borrowers’ creditors or (15) any other circumstances which might constitute a legal or equitable discharge or defense of the other Borrowers. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Advances, Letters of Credit or other Obligations, each Borrower waives, until all of the Obligations have been Paid in Full, any right to enforce any right of subrogation or any remedy which Agent, Lenders or any other Person now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent, Lenders or any other Person. Upon any Event of Default and for so long as the same is continuing, Agent and Lenders may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that none of Agent, Lenders or any other Person shall be under any obligation to marshal any assets in favor of Borrowers or any other Person or against or in payment of any or all of the Obligations.

(b)Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement.

2.17	Interrelated Businesses.

Loan Parties hereby represent and warrant to Agent and Lenders that vii) Loan Parties and their respective Subsidiaries make up a related organization of various entities constituting a single economic and business enterprise so that Loan Parties and their respective Subsidiaries share an identity of interests such that any benefit received by any Loan Party or any Subsidiary of any Loan Party benefits each other Loan Party and each other Subsidiary of Loan Parties; viii) certain of Loan Parties and their respective Subsidiaries render services to or for the benefit of other Loan Parties and Subsidiaries, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Loan Parties and Subsidiaries (including, inter alia, the payment by Loan Parties and Subsidiaries of creditors of the other Loan Parties and Subsidiaries and guarantees by Loan Parties and Subsidiaries of indebtedness of the other Loan Parties and Subsidiaries and provide administrative, marketing, payroll and management services to or for the benefit of the other Loan Parties and Subsidiaries), and ix) Loan Parties and their Subsidiaries have centralized accounting and legal service, common officers and directors and are identified to creditors as a single economic and business enterprise.

2.18Appointment of Administrative Loan Party as Agent for Requesting Advances and Letters of Credit and Receipts of Advances and Statements and Receipts and Sending of Notices.

(a)Each Borrower hereby irrevocably appoints and constitutes Administrative Loan Party as its agent to request and receive Advances and Letters of Credit pursuant to this Agreement and the Other Documents from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Advances to such bank account of Administrative Loan Party or a Borrower or otherwise make such Loans to a Borrower, and provide such Letters of Credit for the account of a Borrower, in each case as Administrative Loan Party may designate or direct, without notice to any other Borrower or Loan Party. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Advances (including without limitation Protective Advances) be disbursed directly to an operating account of a Borrower or to any other Person.

(b)Each Loan Party hereby irrevocably appoints and constitutes Administrative Loan Party as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the Other Documents.

(c)Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Loan Party by Administrative Loan Party shall be deemed for all purposes to have been made by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.

(d)Administrative Loan Party hereby accepts the appointment by each Loan Party to act as the agent of Borrowers pursuant to this Section 2.18. Administrative Loan Party shall ensure that the disbursement of any Advances to each Borrower requested by or paid to or for the account of Borrowers, or the issuance of any Letters of Credit for the account of a Borrower hereunder, shall be paid to or issued for the account of such Borrower.

(e)No purported termination of the appointment of Administrative Loan Party as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.

2.19	Increase in Maximum Credit.

(a)Subject to Section 2.19(f) below, Administrative Loan Party may, at any time, deliver a written request to Agent to increase the Maximum Credit; provided, that, (1) any such increase shall be subject to the consent of Agent and satisfaction of each of the conditions set forth in Section 2.19(c) below, (2) any such written request shall specify the amount of the increase in the Maximum Credit that Administrative Loan Party is requesting; (3) the aggregate amount of any and all such increases in the Maximum Credit shall not exceed $15,000,000 or cause the Maximum Credit to exceed $~~65,000,000~~90,000,000, (4) the amount of each increase in the Maximum Credit shall not be less than $5,000,000, (5) such requests may not be made more than two (2) times during any calendar year or more than three (3) times during the Term, and (6) any such request shall be irrevocable.

(b)Upon the receipt by Agent of any such written request, Agent shall notify each of Lenders of such request and each Lender (other than Defaulting Lenders, Impacted Lenders and Prior Defaulting/Impacted Lender) shall have the option (but not the obligation) to increase the amount of its Revolver Commitment by an amount approved by Agent in its sole discretion of the amount of the increase in the Maximum Credit requested by Administrative Loan Party as set forth in the notice from Agent to such Lender. Each Lender shall notify Agent within ten (10) days after the receipt of such notice from Agent whether it is willing to so increase its Revolver Commitment, and if so, the amount of such increase; provided, that, (7) the minimum increase in the Revolving Commitment of each such Lender providing the additional Revolver Commitment shall equal or exceed $2,500,000, and (8) no Lender shall be obligated to provide such increase in its Revolver Commitment and the determination to increase the Revolver Commitment of a Lender shall be within the sole and absolute discretion of such Lender. If the aggregate amount of the increases in the Revolver Commitments received from Lenders does not equal or exceed the amount of the increase in the Maximum Revolving Advances Amount requested by Administrative Loan Party, Agent or Administrative Loan Party may seek additional increases from Lenders (other than Defaulting Lenders, Impacted Lenders or Prior Defaulting/Impacted Lender) or Revolver Commitments from such Qualified Assignees as it may determine, after, in the case of Administrative Loan Party, consultation with Agent. In the event Lenders (or Lenders and any such Qualified Assignees, as the case may be) have committed in writing to provide increases in their Revolver Commitments or new Revolver Commitments in an aggregate amount in excess of the increase in the Maximum Credit requested by Administrative Loan Party or permitted hereunder, Agent shall then have the right to allocate such commitments, first to Lenders and then to Qualified Assignees, in such amounts and manner as Agent may determine, after consultation with Administrative Loan Party.

(c)The Maximum Credit shall be increased by the amount of the increase in Revolver Commitments from Lenders or new Commitments from Qualified Assignees, in each case selected in accordance with Section 2.19(b) above, for which Agent has received written confirmation in from and substance satisfactory to Agent from such Lenders or Qualified Assignees, as applicable, on the date requested by Administrative Loan Party for the increase or such other date as Agent and Administrative Loan Party may agree (but subject to the satisfaction of the conditions set forth below), whether or not the aggregate amount of the increase in Revolver Commitments and new Revolver Commitments, as the case may be, equal or exceed the amount of the increase in the Maximum Credit requested by Administrative Loan Party in accordance with the terms hereof (but in no event shall the Maximum Revolver Amount be increased above the amounts described in Section 2.19(a)), effective on the date that Agent notifies Administrative Loan Party that each of the following conditions have been satisfied (such date being the “Maximum Credit Increase Effective Date”):

(i)Agent shall have received from each Lender or Qualified Assignee that is providing an additional Revolver Commitment as part of the increase in the Maximum Credit, a written confirmation described above duly executed by such Lender or Qualified Assignee, Agent and Administrative Loan Party;

(ii)the conditions precedent to the making of Advances set forth in Section 8.2 shall be satisfied as of the date of the increase in the Maximum Credit, both before and after giving effect to such increase whether or not an Advance is then being made;

(iii)Upon the request of Agent, Agent shall have received an opinion of counsel to Loan Parties in form and substance and from counsel reasonably satisfactory to Agent addressing such matters as Agent may reasonably request (including an opinion that such increase shall not violate Material Contracts of Loan Parties), amendments to Mortgages and any other documents and agreements required by Agent with respect thereto;

(iv)such increase in the Maximum Credit on the date of the effectiveness thereof shall not violate any term or provisions of any applicable law, regulation or order or decree of any court or other Governmental Body and shall not be enjoined, temporarily, preliminarily or permanently;

(v)there shall have been paid to each Lender and Qualified Assignee, in each case, providing an additional Revolver Commitment in connection with such increase in the Maximum Credit all fees and expenses due and payable to such Person on or before the effectiveness of such increase, including, without limitation, all such fees payable pursuant to the Fee Letter; and

(vi)Agent shall have received an executed certificate of a senior officer of Administrative Loan Party, together with authorizing resolutions approving the increase in the Maximum Credit and all related amendments hereto and to the Other Documents in connection therewith, and certifying that Loan Parties are in compliance with all conditions hereunder to the effectiveness of an increase in the Maximum Credit, together with such other information as Agent may require, in each case in form and substance satisfactory to Agent.

(d)There shall have been paid to Agent, for the account of Agent and Lenders (in accordance with any agreement among them) all fees and expenses (including reasonable fees and expenses of counsel) due and payable pursuant to any of the Other Documents on or before the effectiveness of such increase to the extent relating to such increase.

(e)As of a Maximum Credit Increase Effective Date, each reference to the term Maximum Credit herein, and in any of the Other Documents shall be deemed amended to mean the amount of the Maximum Credit specified in the written notice from Agent to Administrative Loan Party of the increase in the Maximum Credit.

(f)As of the Closing Date, each Loan Party acknowledges, confirms and agrees that Agent and Lenders do not have credit approval to increase the Maximum Credit as in effect on the Closing Date and the terms and provisions of this Section 2.19 shall not constitute or be deemed to constitute a commitment by Agent or any Lender to increase the Maximum Credit as in effect on the Closing Date.

(g)To the extent of any contradiction or inconsistency between the terms and conditions set forth in this Section 2.19 and any other provision of this Agreement or any Other Document in respect of settlements, amendments, or otherwise, the provisions of this Section 2.19 shall prevail.

3.	INTEREST AND FEES.

3.1	Interest.

Interest on Advances shall be payable to Agent for the benefit of Lenders in arrears on the first (1st) day of each month with respect to Base Rate Loans ~~and, with respect to LIBOR Rate Loans~~ (including, without limitation, Swingline Loan Advances) and, with respect to SOFR Loans, in arrears at the end of each Interest Period or, for ~~LIBOR Rate~~SOFR Loans with an Interest Period in excess of three (3) months, at the earlier of each date that is three (3) months following date of the commencement of such Interest Period and at the end of such Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding at a rate per annum equal to the applicable Interest Rate. Concurrent with any increase or decrease in the Base Rate, the Interest Rate for Base Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate. At the election of Agent or the Required Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, the outstanding Advances and all other Obligations shall bear interest at the applicable Interest Rate plus two (2) percentage points per annum (as applicable, the “Default Rate”). At the election of Agent or the Required Lenders, such Default Rate shall be applied retroactively to commence on the date of the first (1st) occurrence of the event giving rise to such Event of Default.

3.2	Letter of Credit Fees; Cash Collateral.

(a)~~The~~ Borrowers shall pay (9) to Agent, for the benefit of Lenders according to their applicable Commitment Percentages, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for ~~LIBOR Rate~~SOFR Loans, such fees to be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and to be payable monthly in arrears on the first (1st) day of each month and for so long as any Letter of Credit remains outstanding, and

(10)to Agent for the benefit of the Issuer, any and all fees and expenses as agreed upon by the Issuer and Borrowers in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees described in clauses (i) and (ii) above, the “Letter of Credit Fees”). Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction. At the election of Agent or the Required Lenders, upon the occurrence of an Event of Default, and during the continuation thereof, Agent may, and at the direction of the Required Lenders Agent shall, increase the Letter of Credit Fees by two (2) percentage points per annum. At the election of Agent or the Required Lenders, such increased Letter of Credit Fee shall be applied retroactively to commence on the first (1st) date of the occurrence of the event giving rise to such Event of Default. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

(b)(11) At the election of Agent or the Required Lenders, at any time when a Default or an Event of Default has occurred and is continuing and (12) on the Termination Date, Borrowers will cause cash to be deposited and maintained in a non-interest bearing account with Agent, as cash collateral, in an amount equal to one hundred five (105%) percent of the outstanding Letters of Credit and, if requested by Agent, Bank Product Obligations, and Borrowers hereby irrevocably authorize Agent, in its discretion, on Borrowers’ behalf and in Borrowers’ or Agent’s name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrowers, in the amounts required to be made by Borrowers, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrowers coming into Agent or any Lender’s possession at any time. ~~The~~ Borrowers may not withdraw amounts credited to any such account except upon Payment in Full of all of the Obligations.

3.3	Loan Fees.

(a)Unused Line Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances and Letters of Credit for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent, for the ratable benefit of Lenders (other than any Defaulting Lenders) according to their Commitment Percentages, a fee at a rate equal to ~~0.30~~0.25% per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the first (1st) day of each month, commencing September 1, 2020.

(b)Other Fees. ~~The~~ Borrowers shall pay to Agent, for Agent’s own account (and not for the account of any Lender), the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

3.4	Computation of Interest and Fees.

Interest and fees (other than the unused line fee payable pursuant to Section 3.3(a)) hereunder shall be computed on the basis of a year of three hundred sixty (360) days and for the actual number of days elapsed; except, that, interest on Base Rate Loans and on the unused line fee payable pursuant to Section 3.3(a) shall be computed on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as applicable, and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Interest Rate for Base Rate Loans during such extension.

3.5	Maximum Charges.

In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.6	Increased Costs.

In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof is effected after the Closing Date (provided, however, that, notwithstanding anything herein to the contrary, this Section 3.6 shall be deemed to apply to the Dodd-Frank Wall Street Reform and Consumer Protection Act and to The Basel III Accord published by The Basel Committee on Banking Supervision, and to all requests, rules, regulations, guidelines or directives under either of the foregoing or issued in connection therewith, regardless of the date enacted, adopted or issued, even if enacted, adopted or issued before the Closing Date), or compliance by any Lender (for purposes of this Section 3.6, the term “Lender” shall include Agent or any Lender or Issuer and any Person controlling Agent or any Lender or Issuer or any Subsidiary of Agent or any Lender) and the office or branch where any Lender makes or maintains any ~~LIBOR Rate~~SOFR Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, in each case adopted after the Closing Date, shall:

(a)subject any Lender to any tax (other than any Excluded Tax) of any kind whatsoever, as a result of a Change in Tax Law, with respect to this Agreement or any Other Document or change the basis of taxation of payments to any Lender of principal, fees, interest or any other amount payable in respect thereof (except for changes in any Excluded Tax);

(b)impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)impose on any Lender any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to any Lender of making, renewing or maintaining its Advances and/or Letters of Credit hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances and/or Letters of Credit or the Lender’s overall capital, then, in any case Borrowers shall promptly pay such Lender, upon its demand, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be. Such Lender shall certify the amount of such additional cost or reduced amount to Administrative Loan Party and Agent, and such certification shall be conclusive absent manifest error.

If any Lender requests compensation under this Section 3.6, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking such Lender’s Advances and/or Letters of Credit or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if, in the judgment of Agent, such designation or assignment (13) would eliminate or reduce amounts payable pursuant to this Section 3.6 in the future, and (14) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by Agent or such Lender in connection with any such designation or assignment.

3.7	Capital Adequacy.

(a)In the event that any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender or Issuer and any Person controlling Agent or any Lender or Issuer) shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy in effect on the Closing Date, or any change therein effected after the Closing Date, or any change in the interpretation or administration thereof by any Governmental Body, central bank or other financial, monetary or other authority, in each case adopted after the Closing Date, charged with the interpretation or administration thereof, or compliance by any Lender and the office or branch where any Lender (as so defined) makes or maintains any ~~LIBOR Rate~~SOFR Loans with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration each Lender’s policies with respect to capital adequacy and liquidity), then, from time to time, Borrowers shall pay upon demand to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, however, that, notwithstanding anything herein to the contrary, this Section 3.7 shall be deemed to apply to the Dodd-Frank Wall Street Reform and Consumer Protection Act and to The Basel III Accord published by The Basel Committee on Banking Supervision, and to all requests, rules, regulations, guidelines or directives under either of the foregoing or issued in connection therewith, regardless of the date enacted, adopted or issued, even if enacted, adopted or issued before the Closing Date. In determining such amount or amounts, such Lender may use any reasonable averaging or attribution methods. Such Lender shall certify the amount of such reduction and provide a reasonably detailed calculation thereof to Administrative Loan Party and Agent. Notwithstanding anything to the contrary in this Section 3.7, Loan Parties shall not be required to compensate a Lender pursuant to this Section 3.7 for any amounts incurred more than one hundred eighty (180) days prior to the date that such Lender notifies Administrative Loan Party of such Lender’s intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such one hundred eighty (180) day period shall be extended to include the period of such retroactive effect. The protection of this Section 3.7 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

(b)A certificate of such Lender setting forth such amount or amounts as shall be necessary to compensate such Lender with respect to Section 3.7(a) when delivered to Administrative Loan Party and Agent shall be conclusive absent manifest error.

3.8	Inability to Determine Interest Rate (Temporary).

(a)Notwithstanding any other provision of this Agreement, if at any time prior to a Benchmark ~~Termination~~Transition Event, Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, (~~a~~i) by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the ~~Adjusted LIBOR Rate~~Term SOFR for an Interest Period, or (~~b) a contingency has occurred which materially and adversely affects the London interbank offered dollar rate market relating to the Adjusted LIBOR Rate or (c) the Adjusted LIBOR Rate~~ii) the Term SOFR does not adequately and fairly reflect the cost to ~~any Lender~~Agent of funding ~~LIBOR Rate~~SOFR Loans that Borrowers have requested be outstanding as a ~~LIBOR Rate~~SOFR Loan during an Interest Period, Agent shall forthwith notify Administrative Loan Party at least two (2) Business Days prior to the first day of such Interest Period.

(b)Unless Administrative Loan Party shall have notified Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such ~~LIBOR Rate~~SOFR Loans, any ~~Loans~~Advances that were requested to be made as ~~LIBOR Rate~~SOFR Loan shall be made as Base Rate Loans and any ~~Loans~~Advances that were requested to be converted into or continued as ~~LIBOR Rate~~SOFR Loans shall remain as or be converted into Base Rate Loans. ~~Until any such notice has been withdrawn by Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.~~

3.9	Effect of Benchmark Transition Event

(a)~~Benchmark Replacement. In connection with the implementation of a Benchmark Replacement, Agent and Required Lenders will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark~~

~~Replacement Conforming Changes will become effective without any further action or consent of Borrowers.~~

(a)	Benchmark Replacement.

(i)Notwithstanding anything to the contrary herein or in any Other Document upon the occurrence of a Benchmark Transition Event, Agent may replace the then- current Benchmark with a Benchmark Replacement. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.9(a)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)No swap agreement shall be deemed to be an “Other Document” for purposes of this Section 3.9.

(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Other Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Administrative Loan Party or any other Loan Party ~~to this Agreement~~.

(c)Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Loan Party of (i) ~~any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii)~~ the implementation of any Benchmark Replacement, and (~~iii~~ii) the effectiveness of any Benchmark Replacement Conforming Changes ~~and (iv) the commencement or conclusion of any Benchmark Unavailability Period~~. Agent will promptly notify the Administrative Loan Party of the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below. Any determination, decision or election that may be made by Agent pursuant to this Section ~~titled “Effect of Benchmark Transition Event,”~~3.9, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in ~~Agent’s~~its sole discretion and without consent from Borrowers.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Other Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(~~d~~e) Benchmark Unavailability Period. Upon Administrative  Loan  Party’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrowers may revoke any pending request for a ~~LIBOR Rate~~SOFR Loan, conversion to or continuation of ~~LIBOR Rate~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, ~~Borrowers~~Administrative Loan Party will be deemed to have converted any such request into a request for a borrowing of, or conversion, to Base Rate Loans. Furthermore, if any SOFR Loan is outstanding on the date of Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to SOFR applicable to such SOFR Loan, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by Agent to, and shall constitute, a Base Rate Loan on such day.

(e)~~Certain Defined Terms. As used in this Section titled “Effect of Benchmark Transition Event”:~~

~~“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may include SOFR or Term SOFR) that has been selected by Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar- denominated syndicated or bilateral credit facilities and (b) the Benchmark Replacement Adjustment; provided, that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.~~

~~“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.~~

~~“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible~~

~~or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).~~

~~“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to LIBOR: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (~~i~~) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.~~

~~“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to LIBOR:~~

(a)~~a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely;~~

(b)~~a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely; or~~

(c)~~a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.~~

~~“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent or the Required Lenders, as applicable, by notice to the Administrative Loan Party, Agent (in the case of such notice by the Required Lenders) and Lenders.~~

~~“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (b) ending at the time that a Benchmark Replacement~~

~~has replaced LIBOR for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.”~~

~~“Early Opt-in Election” shall mean the occurrence of: (a) a determination by Agent that at least three currently outstanding U.S. dollar denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of LIBOR, a new benchmark interest rate to replace LIBOR, and (b) the election by Agent to declare that an Early Opt-in Election has occurred and the provision by Agent of written notice of such election to the Administrative Loan Party.~~

~~“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

~~“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.~~

~~“SOFR” with respect to any day shall mean the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.~~

~~“Term SOFR” shall mean the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.~~

3.10	Withholding Taxes.

Except as otherwise required by law and subject to Section 16.3, each payment by Borrowers or the Guarantors under this Agreement or the Other Documents shall be made without withholding or deduction for or on account of any present or future Taxes or Charges (other than Excluded Taxes). If any such withholding or deduction for Taxes or Charges is so required, Borrowers or Guarantors, as applicable, shall promptly upon becoming aware that such withholding or deduction is necessary, notify Agent and shall make the withholding or deduction, pay the amount withheld to the appropriate Governmental Body before penalties attach thereto or interest accrues thereon and except with respect to Excluded Taxes forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by Agent and each Lender free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Agent or such Lender (as the case may be) would have received had such withholding or deduction not been made. Within thirty (30) days of paying any amount withheld or deducted on account of tax, Administrative Loan Party shall, or shall procure that the other relevant Borrower shall, deliver to Agent evidence (reasonably satisfactory to Agent) that the appropriate payment has been paid to the relevant tax authority. If Agent or any Lender pays any amount in respect of any such Taxes (other than Excluded Taxes), Borrowers and Guarantors shall reimburse Agent or such Lender for that payment on demand in the currency in which such payment was made. If Borrowers or Guarantors pay any such Taxes, it shall deliver official tax receipts evidencing that payment or certified copies thereof to Agent or Lender on whose account such withholding was made (with a copy to Agent if not the recipient of the original) on or before the thirtieth (30th) day after payment.

3.11	Illegality.

(a)If Agent determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Agent to make, maintain or fund Loans whose interest is determined by reference to the Term SOFR Reference Rate or SOFR, or to determine or charge interest rates based upon the Term SOFR Reference Rate or SOFR, then, upon notice thereof by Agent to Administrative Loan Party any obligation of Agent to make, and any right of Borrowers to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended until Agent notifies Administrative Loan Party that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrowers shall, if necessary to avoid such illegality, upon demand from Agent, prepay or, if applicable, convert all SOFR Loans of Agent to Base Rate Loans, on the last day of the Interest Period therefor, if Agent may lawfully continue to maintain such SOFR Loans to such day, or immediately, if Agent may not lawfully continue to maintain such SOFR Loans to such day.

(b)Borrowers hereby agree to promptly pay Agent, upon its demand, any additional amounts necessary to compensate Agent for actual and direct costs (but not including anticipated profits) reasonably incurred by Agent in connection with any repayment in accordance with this Section 3.11, including but not limited to, any interest or fees payable by Agent to lenders of funds obtained by it in order to make or maintain its SOFR Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section 3.11 submitted by Agent to Borrowers shall be presumptive evidence of such amounts owing. Agent agrees to use reasonable efforts to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section 3.11; provided however, that such efforts shall not cause the imposition on Agent of any additional costs or legal or regulatory burdens deemed by Agent in its reasonable discretion to be material.

3.12	Requirements of Law.

(a)If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made after the date hereof:

(i)shall subject Agent or any Lender to any tax of any kind whatsoever with respect to Loan made by it, or change the basis of taxation of payments to Agent or any Lender in respect thereof;

(ii)shall impose, modify, or hold applicable, any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in, or for the account of, advances, loans, or other extension of credit (including participations therein) by, or any other acquisition of funds by, any office of Agent or any Lender which is not otherwise included in the determination of the interest rate hereunder; or

(iii)shall impose on such Agent or such Lender any other condition; and the result of any of the foregoing is to materially increase the cost to Agent or any Lender of making or maintaining any Loans, or to reduce any amount receivable hereunder, or under any Note, then, in any such case, Borrowers shall promptly pay Agent or any Lender, upon its demand, any additional amounts necessary to compensate Agent for such additional costs or reduced amount receivable which Agent or any Lender reasonably deems to be material as determined by Agent or any Lender, with respect to such Loans. A certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by Agent or any Lender to Borrowers shall be presumptive evidence of such amounts owing. Agent agrees to use reasonable efforts to avoid, or to minimize, any amounts which might otherwise be payable pursuant to this Section 3.12; provided however, that such efforts shall not cause the imposition on Agent or any Lender of any additional costs or legal regulatory burdens deemed by Agent or any Lender in good faith to be material.

(b)The agreements in this Section 3.12 shall survive the termination of this Agreement and payment of the Obligations.

4.	GRANT OF SECURITY INTEREST; COLLATERAL COVENANTS.

4.1	Security Interest in the Collateral.

To secure the prompt payment and performance of all of the Obligations to each Secured Party, each Loan Party hereby collaterally assigns, pledges and grants to Agent, for the ratable benefit of each Secured Party, a continuing Lien in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s Lien and shall cause its financial statements, where applicable, to reflect such Lien.

4.2	Perfection of Security Interest.

(a)Each Loan Party shall take all action that may be necessary or desirable, or that Agent may request in its Permitted Discretion, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s Lien in the Collateral to the extent required by this Agreement or any Other Documents.

(b)Agent may, and each Loan Party hereby authorizes Agent to, at any time and from time to time file in accordance with Section 9-509 of the UCC, financing statements and amendments thereto that describe the Collateral as “all assets” or similar language of the applicable Loan Party and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Loan Party agrees to furnish any such information to Agent promptly upon request.

(c)Each Loan Party shall, at any time and from time to time, take such steps as Agent may request in its Permitted Discretion to (15) obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Agent, (16) obtain “control” of any letter-of-credit rights, deposit accounts (other than Restricted Accounts) or electronic chattel paper

(as such terms are defined in the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, (iii) obtain Collateral Access Agreements with respect to third party Collateral locations, and (iv) otherwise insure the continued perfection and priority of Agent’s Liens in any of the Collateral for the benefit of Lenders and of its rights therein. If any Loan Party shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) in excess of $250,000, such Loan Party shall promptly notify Agent thereof in writing (which notice shall be deemed to be an update of Schedule 5.8(b)), therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent, such Loan Party shall be deemed to thereby have granted to Agent, for the ratable benefit of each Secured Party (and each Loan Party hereby grants to Agent, for the ratable benefit of each Secured Party) a Lien in and to each such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement to secure the prompt payment and performance of all of the Obligations.

(d)Each Loan Party hereby confirms and ratifies all UCC financing statements filed by Agent with respect to such Loan Party on or prior to the date of the Agreement.

(e)All charges, expenses and fees Agent may incur in doing any of the foregoing, and any taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations, or, at Agent’s option, shall be paid by Loan Parties to Agent promptly upon demand.

4.3	Preservation of Collateral.

Following the occurrence and during the continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.1, Agent: x) may at any time take such steps as Agent deems necessary or appropriate to protect Agent’s Lien in and to preserve the Collateral, including, without limitation, the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; xi) may employ and maintain at any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; xii) may lease warehouse facilities to which Agent may move all or part of the Collateral; xiii) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; xiv) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Loan Party’s owned or leased property; and xv) shall have a non-exclusive, royalty-free, license to use each Loan Party’s Intellectual Property for the purposes of the completion, processing and sale of such Loan Party’s Inventory and other assets. At such time, each Loan Party shall cooperate fully with all of Agent’s commercially reasonable efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct in connection therewith. All of Agent’s expenses of preserving the Collateral, including, without limitation, any expenses relating to any actions by Agent described in this Section 4.3, may, at the election of Agent, be charged to Borrowers’ Account and added to the Obligations.

4.4	Ownership and Location of Collateral.

(a)At the time the Collateral becomes subject to Agent’s Lien, each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority Lien (subject to Permitted Encumbrances having priority by operation of law) in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens and encumbrances whatsoever.

(b)Each Loan Party’s books and records, Equipment, Inventory and all other assets (other than (1) motor vehicles and (2) Equipment out for repair in the ordinary course of business) shall be located at one of the locations set forth on Schedule 4.4 (as such Schedule may from time to time be updated in accordance with Section 7.18) and shall not be removed from such location(s) without the prior written consent of Agent.

4.5	Defense of Agent’s and Lenders’ Interests.

Until all of the Obligations have been Paid in Full, Agent’s Liens in the Collateral shall continue in full force and effect. For so long as Agent’s Liens in the Collateral continue in full force and effect, no Loan Party shall, without Agent’s prior written consent, pledge, assign, transfer, create, charge or suffer to exist a Lien upon any part of the Collateral, except for Permitted Encumbrances. Each Loan Party shall defend Agent’s Liens in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations in accordance with Section 11.1, in addition to and not in limitation of Agent’s rights and remedies set forth in Section 11.1: xvi) Agent shall have the right to take possession of the indicia of the Collateral and the Collateral, xvii) Loan Parties shall, upon Agent’s demand, assemble the Collateral in the best manner possible and make it available to Agent at a place reasonably convenient to Agent, and xviii) upon demand by Agent each Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments of such Loan Party to deliver same to Agent (or any Person designated by Agent) and/or subject to Agent’s order and if they shall come into any Loan Party’s possession, all such Collateral shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will immediately deliver such Collateral to Agent (or any Person designated by Agent) in their original form, together with any necessary endorsement.

4.6	Books and Records.

Each Loan Party shall, and shall cause each of its Subsidiaries to, xix) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; xx) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and xxi) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied.

4.7	Financial Disclosure.

Each Loan Party hereby irrevocably authorizes and directs all Accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent copies of any of such Loan Party’s and each of its Subsidiaries’ financial statements, trial balances or other accounting records of any sort in the Accountant’s or auditor’s possession, and to disclose to Agent any information such Accountants may have concerning such Loan Party’s and each of its Subsidiaries’ financial status and business operations. Each Loan Party hereby authorizes all federal, state and municipal authorities to furnish to Agent copies of reports or examinations relating to such Loan Party or to any of its Subsidiaries, whether made by such Loan Party or otherwise. Notwithstanding the foregoing authorization, so long as no Default or Event if Default is in existence, Agent will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such Accountants, auditors or such authorities.

4.8	Compliance with Laws.

Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all respects with all acts, rules, regulations and orders of any Governmental Body applicable to its respective Collateral or any part thereof or to the operation of such Person’s business the non-compliance with which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Loan Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner; provided, that, if as a result of such contest or dispute commenced at the option of any Loan Party, any related Lien is inchoate or stayed and, at Agent’s option, sufficient Reserves shall be established to the satisfaction of Agent to protect Agent’s Lien in the Collateral. The Collateral at all times shall be maintained in accordance in all material respects with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

4.9	Inspection of Premises/Appraisals.

At any time during the existence of an Event of Default, and otherwise at all reasonable times during normal business hours (provided, however, that in the absence of a continuing Event of Default, only one such visit or inspection in any calendar year will be at Borrowers’ expense), Agent shall have the right, at Borrowers’ expense, xxii) to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business and xxiii) to enter, or to have their agents enter, upon any Loan Party’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral (and/or with respect to Agent (and Persons designated by Agent) appraising the Collateral) and any and all books and records pertaining thereto and the operation of such Loan Party’s business. From time to time as determined by Agent, Agent shall have the right to conduct appraisals (or have other Persons selected by Agent conduct appraisals) of the Inventory, Equipment, Real Property and other Collateral, in each case, at all times subject to Section 16.10(c) with respect to associated expense reimbursement.

4.10	Insurance.

Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Loan Party’s own cost and expense, each Loan Party shall, and shall cause each of its Subsidiaries to, maintain insurance in amounts, types and with carriers in each case acceptable to Agent. Without limiting the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries to, xxiv) keep all its insurable properties insured against the hazards of fire, flood, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, not less than as is customary in the case of companies engaged in businesses similar to such Loan Party’s business, including, without limitation, business interruption insurance; xxv) maintain liability insurance against claims for personal injury, death or property damage suffered by others; and xxvi) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Loan Party is engaged in business. Each Loan Party shall (1) furnish Agent with copies of all policies and evidence of the maintenance of such policies required hereby upon the request of Agent and (2) cause all such policies to include appropriate lender’s loss payable endorsements, and/or additional insured endorsements, in form and substance reasonably satisfactory to Agent, providing with respect to lender’s loss payable endorsements that (a) all proceeds thereunder shall be payable to Agent, (b) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (c) that such policy and lender’s loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Agent (or such shorter period as Agent may agree). If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash and apply the same in accordance with this Agreement.

4.11	Failure to Pay Insurance.

If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, at its option, may obtain such insurance and pay the premium therefor for Borrowers’ Account, and charge Borrowers’ Account therefor and such expenses so paid shall be part of the Obligations, without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.

4.12	Payment of Taxes.

Each Loan Party shall, and shall cause each of its Subsidiaries to, pay, when due, all federal, state and other material Taxes and other Charges lawfully levied or assessed upon such Person or any of the Collateral, except for those Taxes and Charges that are being contested in good faith by appropriate proceedings diligently pursued and available to such Loan Party, which proceedings (or orders entered in connection with such proceedings) stay the forfeiture or sale of, or other enforcement against, the property subject to any such taxes, assessments, fees and other governmental charges and with respect to which adequate reserves have been set aside on the books of such Loan Party in accordance with GAAP consistently applied. If any Tax or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s opinion, may possibly create a valid Lien on the Collateral (which is not otherwise a Permitted Encumbrance), Agent may without notice to Loan Parties pay such Taxes or other

Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.12 may, at the election of Agent, be charged to Borrowers’ Account and added to the Obligations and, until Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Loan Parties’ credit and Agent shall retain its Lien in any and all Collateral held by Agent.

4.13	Payment of Leasehold Obligations.

Each Loan Party shall, and shall cause each of its Subsidiaries to, at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent’s request will provide evidence of having done so, except, in each case, where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.14	Accounts and other Receivables.

(a)Nature of Accounts. Each of the Accounts that Administrative Loan Party or any Borrower reports as being an Eligible Account or requests be treated as an Eligible Account shall (3) be a bona fide and valid Account representing a bona fide Indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of Inventory upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Account is created, (4) be due and owing in accordance with the invoice (excepting immaterial invoice errors) evidencing such Accounts without dispute, setoff or counterclaim, except as may be stated on the Accounts schedules delivered by Loan Parties to Agent (provided, that, immaterial errors in the Accounts schedules shall not be deemed to be a breach hereof), and (5) satisfy each of the criteria set forth in the definition of “Eligible Accounts” set forth in this Agreement to qualify as an Eligible Account.

(b)Solvency of Customers. Each Customer, to the best of each Loan Party’s knowledge, as of the date each Account (that Administrative Loan Party or any Borrower reports as being an Eligible Account or requests be treated as an Eligible Account) is created, is and will be Solvent and able to pay all Accounts on which the Customer is obligated in full when due or with respect to such Customers of any Loan Party who are not Solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Accounts.

(c)Locations of Chief Executive Office. Each Loan Party’s chief executive office is located at the addresses set forth on Schedule 4.14(c)) (as such schedule may from time to time be updated in accordance with Section 7.18). Until written notice is given to Agent by Administrative Loan Party of any other office at which any Loan Party keeps its records pertaining to Accounts and the other Receivables, all such records shall be kept at such executive office or otherwise as set forth on Schedule 4.14(c).

(d)Collection of Accounts and other Receivables. Until any Loan Party’s authority to do so is terminated by Agent (which notice of termination Agent may give at any time following the occurrence and during the continuance of an Event of Default, each Loan Party will, at such Loan Party’s sole cost and expense, collect all amounts received on Accounts and other Receivables. From and after the occurrence and during the continuance of an Event of Default, upon Agent’s demand, each Loan Party shall deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness at any time received by Loan Parties.

(e)Notification of Assignment of Accounts and other Receivables; Verification. After the occurrence and during the continuance of an Event of Default, Agent shall have the right (6) to send notice of the assignment of, and Agent’s Lien in, the Accounts and other Receivables of each Loan Party to any and all Customers, any other Person obligated on such Accounts and other Receivables or any third party holding or otherwise concerned with any of the Collateral (which notice may include a direction by Agent to make all payments thereon to an account designated by Agent) and (7) at any time, in the name of Agent, any designee of Agent or any Borrower or any other Loan Party, to verify the validity, amount or any other matter relating to any Accounts and other Receivables of any Loan Party by mail, telephone or otherwise. Each Loan Party shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process. Following the occurrence and during the continuance of any Event of Default, at its option, Agent shall have the exclusive right to collect the Accounts and other Receivables of each Loan Party, take possession of the Collateral, or both. In such case, Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and facsimile, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(f)Power of Agent to Act on Loan Parties’ Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Accounts and other Receivables of each Loan Party, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent’s designee as such Loan Party’s attorney with power (8): upon the occurrence and during the continuance of an Event of Default, to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (9) upon the occurrence and during the continuance of an Event of Default, to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Accounts and other Receivables of each such Loan Party, drafts against Customers, assignments and verifications of Accounts and other Receivables of each such Loan Party; (10) at any time, to send verifications of Accounts and other Receivables of each such Loan Party to any Customer or Person; (11) at any time, to sign such Loan Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; (12) after the occurrence and during the continuance of an Event of Default, to demand payment of the Accounts and other Receivables of each such Loan Party; (13) after the occurrence and during the continuance of an Event of Default, to enforce payment of the Accounts and other Receivables of each such Loan Party by legal proceedings or otherwise; (14) after the occurrence and during the continuance of an Event of Default, to exercise all of Loan Parties’ rights and remedies with respect to the collection of the Accounts, Receivables and any other

Collateral; (15) after the occurrence and during the continuance of an Event of Default, to settle, adjust, compromise, extend or renew the Accounts and other Receivables of each such Loan Party;

(16) after the occurrence and during the continuance of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Accounts and other Receivables of each such Loan Party; (17) after the occurrence and during the continuance of an Event of Default, to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer or any other Person obligated with respect to an Account or other Receivable of each such Loan Party; (18) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts and other Receivables of each such Loan Party; and (19) after the occurrence and during the continuance of an Event of Default, to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction; this power being coupled with an interest is irrevocable at all times until all of the Obligations have been Paid in Full. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.

(g)No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts, other Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and at any time during the continuance of an Event of Default, Agent may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Accounts, other Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default the return of the goods represented by any of the Accounts and other Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party’s liability hereunder.

(h)Establishment of a Lockbox Account, Dominion Account; Cash Dominion. As of the Closing Date and at all times thereafter, each Loan Party shall establish and maintain a lockbox account, dominion account or such other “blocked account” (together with the Cash Receipt Accounts and the Operating Accounts, collectively, the “Blocked Accounts”) with TD Bank, N.A., or, with Agent’s prior written consent, such banks as may be selected by each such Loan Party and reasonably acceptable to Agent with respect to all of its deposit and other accounts (other than Restricted Accounts). As of the Closing Date and at all times thereafter, all proceeds of Collateral and all other cash and Cash Equivalents of each such Loan Party (other than amounts properly on deposit in Restricted Accounts) shall at all times be deposited by each Loan Party in the Blocked Accounts, and Loan Parties shall (as agent and trustee for Agent) cause each of their Customers and all other applicable Persons to at all times send payments on all Accounts and other Receivables of Loan Parties into the Blocked Accounts. If, for any reason any Customer makes payments on any Account or other Receivable directly to any Loan Party, such Loan Party shall collect (as agent and trustee for Agent) all such amounts and immediately pay all such amounts into a Blocked Account; provided, however, that, until such payment into a Blocked Account, all moneys so received will be held upon trust for and promptly remitted to Agent. Each Loan Party shall instruct all of its Customers to make all payments into a Blocked Account. All of the Blocked Accounts (but not the Restricted Accounts) shall be governed by “control” or other agreements in form and substance acceptable to Agent satisfactory to, among other things, establish Agent’s perfection and rights in such Blocked Accounts or other accounts under the UCC and other applicable law. All invoices for sales of Inventory or services by Loan Parties shall contain the address of the Blocked Accounts as the address for remittance of payment. The “control” agreements covering the Blocked Accounts (other than Cash Receipt Accounts and Restricted Accounts) shall provide that (i) after delivery of a Control Notice (which may be delivered by Agent upon the occurrence and during the continuance of a Cash Dominion Event), (A) such bank or other institution shall comply with the instructions given by Agent with respect to such Blocked Accounts and funds therein without further consent by Loan Parties and (B) all amounts in such Blocked Accounts shall be transferred on a daily basis by such bank or other institution to the Payment Account or such other account as may be designated by Agent, and (ii) such bank or other institution shall waive any offset rights against the funds so deposited into such Blocked Accounts (other than Restricted Accounts), subject to exceptions to such waiver of offset rights as shall be acceptable to Agent. The “control” agreements covering the Blocked Accounts constituting Cash Receipt Accounts shall provide that all amounts in such Cash Receipt Accounts shall be transferred on a daily basis by such bank or other institution to an Operating Account subject to a “control” agreement or, during any Cash Dominion Event, to the Payment Account or such other account as may be designated by Agent (it being understood and agreed that, during any Cash Dominion Event, each Loan Party will cooperate with Agent in amending or otherwise modifying any “control” agreement in order to effectuate the foregoing). Neither Agent nor any Lender assumes any responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, upon the occurrence and during the continuance of a Cash Dominion Event, Agent may establish depository accounts (collectively, the “Depository Accounts”) in the name of Agent at a bank or banks for the deposit of such funds and Loan Parties shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

(i)DDA Notifications; Credit Card Notifications. As of the Closing Date and at all times thereafter, Loan Parties shall deliver to the Agent copies of notifications in form and substance reasonably satisfactory to Agent (each, a “Credit Card Notification which have been executed on behalf of such Loan Party and delivered to such Loan Party’s Credit Card Issuers and Credit Card Processors listed on Schedule 5.23. At the request of the Agent, the Loan Parties shall deliver to the Agent copies of notifications (each, a “DDA Notification”), in form and substance reasonably satisfactory to the Agent, which have been executed on behalf of such Loan Party and delivered to each depository institution listed on Schedule 5.23.The Loan Parties shall ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit in each DDA and all payments due from all Credit Card Issuers and Credit Card Processors.

(j)Adjustments. No Loan Party will, without Agent’s consent, compromise or adjust any Accounts or other Receivables (or extend the time for payment thereof) of any such Loan Party or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances in the ordinary course of business of such Loan Party, as previously disclosed to Agent.

4.15	Inventory.

All Inventory held for sale or lease by any Loan Party, has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.16	Maintenance of Equipment.

All Equipment used or useful in the conduct of any Loan Party’s business shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of such Equipment shall be maintained and preserved (reasonable wear and tear excepted). Each Loan Party shall use or operate any Equipment in compliance with Section 4.8. No Loan Party shall sell or otherwise Dispose of any of its Equipment, except to the extent set forth in Section 7.1.

4.17	Exculpation of Liability.

Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assumes any of Loan Party’s obligations under any contract or agreement to which it is a party, and neither Agent nor any Lender shall be responsible in any way for the performance by Loan Party of any of the terms and conditions thereof.

4.18	Environmental Matters.

(a)Loan Parties shall ensure any Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any such Real Property, except as not prohibited by applicable law or appropriate Governmental Body and except where any such noncompliance or placement could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)Loan Parties shall assure and monitor continued compliance with all applicable Environmental Laws, except where any failure to comply could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c)Loan Parties shall (20) employ in connection with the use of any Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws, except where any such noncompliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (21) dispose of any and all Hazardous Waste generated at such Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws, except where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Loan Parties shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Loan Parties in connection with the transport or disposal of any Hazardous Waste generated at such Real Property, except where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d)In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at any Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at such Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting such Real Property or any Loan Party’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which such Real Property is located or the United States Environmental Protection Agency (any such Person hereinafter the “Authority”), then Borrowers shall promptly (but in any case within five (5) Business Days) give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its Lien in such Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(e)Loan Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or any Real Property to any Lien, except where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f)During the continuation of an Event of Default, promptly upon the written request of Agent, Loan Parties shall provide Agent, at Loan Parties’ expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within any Real Property.

(g)Loan Parties shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting any Real Property, whether or not the same originates or emerges from such Real Property or any contiguous real estate, except to the extent such loss, liability, damage and expense is attributable to any

Hazardous Discharge resulting from actions on the part of Agent or any Lender caused by their gross (not mere) negligence or willful misconduct, as determined pursuant to a final, non- appealable order of a court of competent jurisdiction. Loan Parties’ obligations under this Section

4.18 shall arise upon the discovery of the presence of any Hazardous Substances at Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Loan Parties’ obligation and the indemnifications hereunder shall survive the termination of this Agreement.

(h) For purposes of Sections 4.18 and 5.7, all references to any Real Property shall be deemed to include all of Loan Parties’ and their respective Subsidiaries’ right, title and interest in and to their respective owned and leased premises.

4.19	Financing Statements.

As of the Closing Date, except for the financing statements filed by Agent and the other financing statements described on Schedule 7.2 (if any), no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.20Grant of Security Interest in Hedging Contracts and Other Hedging Contracts.

(a)To secure the prompt payment and performance of all of the Obligations to each Secured Party, each Loan Party hereby collaterally assigns, pledges and grants to Agent, for the ratable benefit of each Secured Party, a continuing Lien on and security interest in, upon and to all Hedging Agreements, including, without limitation, (i) all rights to payments due Loan Party thereunder, including without limitation, payment upon termination, (ii) all rights and remedies thereunder and (iii) all collateral securing any counterparty’s obligations to Loan Party thereunder, and all proceeds (as defined in the UCC) of any of the foregoing (collectively, “Hedge Collateral”).

(b)Without Agent’s prior written consent, which Agent may withhold for any reason or no reason:

(i)No Loan Party shall not assign, convey, encumber, grant a security interest or option relating to, hypothecate, mortgage, pledge, sell, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration) (each, a “Transfer”) any Hedge Collateral. To the extent Transfer of any Hedge Collateral by any counterparty requires a Loan Party’s consent, such Transfer shall also require Agent’s consent.

(ii)No Loan Party shall amend, cancel, modify, or terminate any Hedge Collateral (or give any termination notice thereunder), or waive any terms thereof.

4.21	Collateral Field Examinations and Appraisals.

(a)Loan Parties agree that Agent (and their respective agents, representatives and consultants) shall be permitted to conduct from time to time field examinations with respect to the assets included in the Borrowing Base (and related assets); provided, that, Agent shall be permitted to conduct one field examination at the expense of the Loan Parties in any 12 month period; provided further, that (i) if at any time during any such 12 month period, Borrowers have Excess Availability of less than the greater of (A) $~~8,000,000~~12,000,000, and (B) 17.5% of the Line Cap, there shall be one additional field examination permitted during such 12 month period at the expense of Borrowers, and (ii) during the existence and continuance of an Event of Default, there shall be no limit on the number of additional field examinations at the expense of the Loan Parties. Neither Agent nor any Lender shall have any duty to any Loan Party to make any inspection, nor to share any results of any inspection or report with any Loan Party. Each Loan Party acknowledges that all inspections and reports are prepared by Agent and the Lenders for their purposes and Loan Parties shall not be entitled to rely upon them. Any field examinations conducted in connection with a Permitted Acquisition shall be in addition to any field examinations under this Section 4.21.

(b)Loan Parties agree that Agent (and their respective agents, representatives and consultants) shall be permitted to conduct from time to time an appraisal of the Inventory and other Collateral provided, that, if at any time during any such 12 month period the principal amount of the Obligations under this Agreement exceeds $5,000,000, Agent shall be permitted to conduct one Inventory appraisal at the expense of the Loan Parties in such 12 month period; provided further, that (i) if at any time during any such 12 month period, Borrowers have Excess Availability of less than the greater of (A) $~~8,000,000~~12,000,000, and (B) 17.5% of the Line Cap, there shall be one additional appraisal permitted during such 12 month period at the expense of Borrowers, and (ii) during the existence and continuance of an Event of Default, there shall be no limit on the number of additional appraisals at the expense of the Loan Parties. Neither Agent nor any Lender shall have any duty to any Loan Party to make any appraisal, nor to share any results of any appraisal with any Loan Party. Each Loan Party acknowledges that all appraisal and reports are prepared by Agent and the Lenders for their purposes and Loan Parties shall not be entitled to rely upon them. Any appraisal conducted in connection with a Permitted Acquisition shall be in addition to any field examinations under this Section 4.21.

(c)Upon reasonable notice to Administrative Loan Party, Agent shall be permitted to conduct additional field examinations and appraisals at the sole cost of the Agent and the Lenders.

5.	REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

5.1	Authority, Etc.

Each Loan Party has the requisite limited liability company or corporate power and authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents xxvii) are within such Loan Party’s limited liability company, partnership or corporate powers, as applicable, have been duly authorized, are not in contravention of law or the terms of such Loan Party’s certificate of formation, limited liability company agreement, certificate of incorporation, by-laws, partnership agreement or other applicable documents relating to such Loan Party’s formation and governance or to the conduct of such Loan Party’s business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, and xxviii) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement or instrument to which such Loan Party or its property is a party or by which it may be bound. The execution, delivery, and performance by each Loan Party of this Agreement and the Other Documents to which such Loan Party is a party and the consummation of the transactions contemplated by this Agreement and the Other Documents do not and will not require any registration with, Consent, or approval of, or notice to, or other action with or by, any Government Body, other than Consents or approvals that have been obtained or waived and that are still in force and effect or complied with, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date. This Agreement and each Other Document has been duly executed and delivered by each Loan Party that is a party thereto and is a legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

5.2	Formation and Qualification.

(a)Each Loan Party is duly formed or incorporated and in good standing under the laws of its respective state or other jurisdiction of organization or incorporation listed on Schedule 5.2(a) (as such schedule may from time to time be updated in accordance with Section 7.18) and each Loan Party is qualified to do business and is in good standing in the states and other jurisdictions listed with respect to that Loan Party on Schedule 5.2(a) (as such schedule may from time to time be updated in accordance with Section 7.18), which constitute all states and other jurisdictions in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The state organizational number of each Loan Party is set forth on Schedule 5.2(a) (as such schedule may from time to time be updated in accordance with Section 7.18). Each Loan Party has delivered to Agent true and complete copies of its certificate of formation, limited liability company agreement, certificate of incorporation, by-laws, partnership agreement or other applicable documents relating to such Loan Party’s formation and governance, as the case may be, and will promptly notify Agent of any amendment or changes thereto.

(b)All of the Subsidiaries of each Loan Party are listed on Schedule 5.2(b) (as such schedule may from time to time be updated in accordance with Section 7.12(a)).

5.3	Survival of Representations and Warranties.

All representations and warranties of such Loan Party contained in this Agreement and the Other Documents shall be true at the time of such Loan Party’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4	Tax Returns.

Each Loan Party’s federal tax identification number is set forth on Schedule 5.4. Except as otherwise expressly permitted by this Agreement, each Loan Party and each of its Subsidiaries has xxix) filed all federal, state, local and other tax returns, reports and statements, including information returns, it is required by law to file and xxx) paid all Taxes that are due and payable with respect thereto or otherwise owing. No federal, state, local or other income tax return of any Loan Party or Subsidiary that has been filed is known by any Loan Party to be under examination as of the Closing Date. All income tax returns have been timely filed as of the Closing Date. The provisions for Taxes on the books of each Loan Party and each of its Subsidiaries are adequate in all material respects for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party nor any of its Subsidiaries has any knowledge of any material deficiency or additional assessment in connection therewith not provided for on its books.

5.5	Financial Statements.

(a)The pro forma balance sheet of Loan Parties and their Subsidiaries on a consolidated basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement and is accurate, complete and correct in all material respects and fairly reflects the financial condition of Loan Parties and their Subsidiaries on a consolidated basis as of the Closing Date after giving effect to the transactions under this Agreement, and has been prepared in accordance with GAAP, consistently applied.

(b)The twelve (12) month cash flow projections of Loan Parties and their Subsidiaries on a consolidated basis and their projected balance sheets as of the ~~Closing~~Amendment No. 1 Effective Date, copies of which (along with the Pro Forma Balance Sheet) are annexed hereto as Exhibit 5.5, were prepared by a Responsible Officer of Administrative Loan Party and are based on underlying assumptions which Loan Parties believe provide a reasonable basis for the projections contained therein in light of conditions and facts known to Loan Parties at the time such projections were made and reflect Loan Parties’ good faith judgment.

(c)The consolidated balance sheets of Loan Parties, their Subsidiaries and such other Persons described therein as of April 30, 2019 and April 30, 2020 and the related statements of income, changes in stockholders’ equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of Loan Parties and their Subsidiaries at such date and the results of their operations and changes in stockholders’ equity and cash flow for such period) and fairly reflects the financial condition of Loan Parties, their Subsidiaries and such other Persons on a consolidated and consolidating basis as of the date thereof.

(d)The consolidated balance sheets of Loan Parties, their Subsidiaries and such other Persons described therein as of April 30, 2020 and the related statements of income, changes in stockholders’ equity, and changes in cash flow for the period ended on such date, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied and such balance sheet presents fairly the financial condition of Loan Parties, their Subsidiaries and such other Persons on a consolidated and consolidating basis as of such date, subject to normal year-end audit adjustments and absence of footnotes, the statement of cash flows and the statement of changes in shareholders’ equity.

(e)Since April 30, 2020, there has been no change in the condition, financial or otherwise, of any Borrower (individually), or Loan Parties and their Subsidiaries taken as a whole, except changes which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.6	Corporate Name.

The exact legal name of each Loan Party is set forth in the first paragraph to this Agreement (or, if such Loan Party is not listed in such first paragraph, such exact legal name is set forth on Schedule 5.6 (as such schedule may from time to time be updated in accordance with Section 7.18)). No Loan Party has been known by any other corporate, limited liability company or partnership name in the past five (5) years and no Loan Party sells Inventory or has submitted tax returns under any other name except as set forth on Schedule 5.6 (as such schedule may from time to time be updated in accordance with Section 7.18), nor has any Loan Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person or has acquired any assets of any Person outside the ordinary course of business during the preceding five (5) years except as set forth on Schedule 5.6 (as such schedule may from time to time be updated in accordance with Section 7.18).

5.7	O.S.H.A. and Environmental Compliance.

(a)Each Loan Party and each of their Subsidiaries has duly complied, and each of their facilities, businesses, assets, properties and leaseholds are in compliance, in all material respects with the provisions of the Federal Occupational Safety and Health Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non- compliance issued to any Loan Party or any of their Subsidiaries or relating to its business, assets, property or leaseholds under any such laws, rules or regulations, except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)Each Loan Party and each of their Subsidiaries has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c)(1) There are no visible signs of releases, spills, discharges, leaks or disposal (each, a “Release”) of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Loan Party or any of their Subsidiaries; (2) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Loan Party or any of their Subsidiaries; (3) neither the Real Property nor any premises leased by any Loan Party or any of their Subsidiaries has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (4) no Hazardous Substances are present on the Real Property or any premises leased by any Loan Party or any of their Subsidiaries, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Loan Party or any of their Subsidiaries or of their respective tenants, in each case except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.8	Solvency; No Litigation, Violation of Law; No ERISA Issues.

(a)After giving effect to the transactions contemplated by this Agreement, and as of the making of each Advance and issuance of each Letter of Credit, the Loan Parties and their Subsidiaries taken as a whole are Solvent.

(b)No Loan Party nor any of their Subsidiaries has (5) except as disclosed in Schedule 5.8(b)(i), any pending (or, to the knowledge of any Loan Party, threatened in writing) litigation, arbitration, actions or proceedings which involve the possibility of negatively affecting the rights or remedies of Agent or any Secured Party hereunder or under any of the Other Documents, or of having a Material Adverse Effect, (6) except as disclosed in Schedule ~~5.8~~(b)(i), as of the Closing Date, any pending (or, to the knowledge of any Loan Party, threatened in writing) litigation, arbitration, actions or proceedings which involve the possibility of having liability in excess of $1,000,000, (7) except as disclosed in Schedule 5.8(b)(i) (as such schedule may from time to time be updated by Administrative Loan Party providing written notice to Agent of any new commercial tort claims reasonably estimated to exceed $500,000), any commercial tort claims, and (8) except as disclosed in Schedule 5.8(b)(i), as of the Closing Date, any Money Borrowed other than the Obligations.

(c)No Loan Party nor any of their Subsidiaries is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, nor is any Loan Party or any of their Subsidiaries in violation of any order of any court or Governmental Body which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d)Except with respect to Multiemployer Plans, each plan that is intended to qualify under Section 401 of the Code has been determined by the IRS to qualify under Section 401 of the Code, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred that would cause the loss of such qualification or tax exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the Code, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither any Loan Party nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan. Neither any Loan Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Code, in connection with any Plan, that would subject any Loan Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code. Except as set forth in Schedule 5.8(d)(i): (9) no Title IV Plan has any Unfunded Pension Liability;

(10) no ERISA Event with respect to any Title IV Plan has occurred or is reasonably expected to occur; (11) there are no pending, or to the knowledge of any Loan Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Title IV Plan or any Person as fiduciary or sponsor of any Title IV Plan; (12) no Loan Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (13) within the last five (5) years no Title IV Plan of any Loan Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Loan Party or any ERISA Affiliate (determined at any time within the last five (5) years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Loan Party or ERISA Affiliate (determined at such time); (14) except in the case of any ESOP, Equity Interests of all Loan Parties and their ERISA Affiliates makes up, in the aggregate, no more than ten (10%) percent of fair market value of the assets of any Title IV Plan measured on the basis of fair market value as of the latest valuation date of any Title IV Plan; and (15) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor’s Corporation or an equivalent rating by another nationally recognized rating agency.

5.9	Patents, Trademarks, Copyrights and Licenses.

All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, trade names, assumed names, trade secrets and licenses owned or utilized by any Loan Party or any of their Subsidiaries are set forth on Schedule 5.9 (as such schedule may from time to time be updated by Administrative Loan Party providing written notice to Agent of any newly acquired Intellectual Property rights, so long as Loan Parties have taken (or caused to be taken) all steps required by Agent to perfect Agent’s Lien therein), are valid and have been duly registered or filed with all appropriate Governmental Body and constitute all of the Intellectual Property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, trade name, trade secret or license and no Loan Party nor any Subsidiary of any Loan Party is aware of any grounds for any challenge. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Loan Party or any such Subsidiary and all trade secrets used by any Loan Party or any such Subsidiary consist of original material or property developed by such Loan Party or such Subsidiary or was lawfully acquired by such Loan Party or such Subsidiary from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Loan Party, such Loan Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 (as such schedule may from time to time be updated by Administrative Loan Party providing written notice to Agent of any newly acquired Intellectual Property rights, so long as Loan Parties have taken (or caused to be taken) all steps required by Agent with respect thereto).

5.10	Licenses and Permits.

Each Loan Party and each Subsidiary of each Loan Party xxxi) is in compliance with and

xxxii) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, local or other law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.11	No Contractual Default.

No Loan Party is in default in the payment or performance of any of its contractual obligations (a) hereunder or under any of the Other Documents, or (b) in any case with respect to which a default thereunder could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.12	No Burdensome Restrictions/No Liens.

No Loan Party nor any Subsidiary of any Loan Party is party to any contract or agreement the performance of which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party nor any Subsidiary of any Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.13	No Labor Disputes, Etc.

No Loan Party nor any Subsidiary of any Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s or any of such Subsidiary’s employees in existence or threatened in writing and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.13 (as such schedule may from time to time be updated by Administrative Loan Party providing written notice to Agent of any newly arising item, so long as (1) Loan Parties have taken (or caused to be taken) all steps reasonably required by Agent with respect thereto and (2) such items could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect). None of any Loan Party or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the applicable Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.14	Margin Regulations.

No Loan Party nor any Subsidiary of any Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the meaning of the quoted term under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.15	Investment Company Act.

No Loan Party nor any Subsidiary of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.16	Disclosure.

No representation or warranty made by or on behalf of any Loan Party or any Subsidiary of any Loan Party in this Agreement, any Other Document or in any financial statement, report, certificate or any other document furnished in connection herewith and no information at any time furnished by or on behalf of any Loan Party or any Subsidiary of any Loan Party to Agent or any Lender pursuant hereto or in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

5.17	Real Property.

Each Loan Party and each of its Subsidiaries owns record title in fee simple or the leasehold interest to the Real Property described on Schedule R-1 (as such Schedule may from time to time be updated by written notice from Administrative Loan Party to Agent, so long as Loan Parties have taken (or caused to be taken) all steps reasonably required by Agent with respect thereto), free and clear of all Liens, except Permitted Encumbrances. The Real Property described on Schedule R-1 (as such Schedule may from time to time be updated by written notice from Administrative Loan Party to Agent, so long as Loan Parties have taken (or caused to be taken) all steps reasonably required by Agent with respect thereto) constitutes all of the Real Property of Loan Parties.

5.18	Hedging Agreements.

No Loan Party nor any Subsidiary of any Loan Party is a party to any Hedging Agreement as of the Closing Date except as set forth on Schedule 5.18.

5.19	Conflicting Agreements.

No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained, or would in any way prevent the execution, delivery or performance of the terms of this Agreement or the Other Documents.

5.20	Business and Property of Loan Parties.

Upon and after the Closing Date, Loan Parties and their Subsidiaries do not propose to engage in any business other than as currently conducted and related activities necessary to conduct the foregoing, including the manufacture, sale or distribution of any Firearms or Ammunition. Each Loan Party and each Subsidiary of a Loan Party owns or leases all the property and possesses all of the rights and consents necessary for the conduct of the business of such Loan Party and such Subsidiary except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.21	Material Contracts.

Except for the agreements set forth on Schedule 5.21 (collectively the “Material Contracts”, as such schedule may from time to time be updated by Administrative Loan Party providing written notice to Agent of any new contracts, so long as Loan Parties have taken (or caused to be taken) all steps required by Agent with respect thereto), as of the Closing Date there are no xxxiii) employment agreements covering the management of any Loan Party or any Subsidiary, xxxiv) collective bargaining agreements or other labor agreements covering any employees of any Loan Party or any Subsidiary, xxxv) agreements for managerial, consulting or similar services to which any Loan Party or any Subsidiary is a party or by which it is bound, the breach, nonperformance or cancellation of which, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, xxxvi) agreements regarding any Loan Party or any Subsidiary, its assets or operations or any investment therein to which any of its equity holders is a party, xxxvii) patent licenses, trademark licenses, copyright licenses or other lease or license agreements to which any Loan Party or any Subsidiary is a party, either as lessor or lessee, or as licensor or licensee, xxxviii) distribution, marketing or supply agreements to which any Loan Party or any Subsidiary is a party, the breach, nonperformance or cancellation of which, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect,

xxxix) customer agreements to which any Loan Party or any Subsidiary is a party, the breach, nonperformance or cancellation of which, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, xl) real estate leases to which any Loan Party or any Subsidiary is a party (in each case with respect to any agreement of the type described in the preceding clauses (a), (b), (c), (d), (e), (f), (g) and (h) requiring payment of more than

$2,000,000 in the aggregate in any year), xli) partnership agreements to which any Loan Party or any Subsidiary is a partner, limited liability company agreements to which any Loan Party or any Subsidiary is a member or manager, or joint venture agreements to which any Loan Party or any Subsidiary is a party, or xlii) any other agreements or instruments to which any Loan Party or any Loan Party is a party the breach, nonperformance or cancellation of which, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement and the Other Documents will not give rise to a right of termination in favor of any party to any Material Contract which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Material Contract is in full force and effect and no defaults enforceable against any Loan Party or any Subsidiary exist thereunder, except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party nor any Subsidiary of any Loan Party has received notice from any party to any Material Contract stating that it intends to terminate or amend such contract, except to the extent such termination could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.22	Capital Structure.

Schedule 5.22 sets forth the authorized Equity Interests, and owner thereof, of each of Loan Parties and each of their Subsidiaries as of the Closing Date. All of the Equity Interests of each of Loan Parties (other than Parent) and each of their Subsidiaries are owned directly or indirectly by one of Borrowers. All issued and outstanding Equity Interests of each of Loan Parties and each of their Subsidiaries are duly authorized and validly issued, fully paid and non-assessable, and such Equity Interests were issued in compliance with all applicable laws. All issued and outstanding Equity Interests of each Loan Party (other than Parent) and each of their Subsidiaries is free and clear of all Liens other than Permitted Encumbrances and the Lien in favor of Agent for the benefit of Agent and Lenders. The identity of the holders of the Equity Interests of each of Loan Parties and each of their Subsidiaries and the percentage of their fully diluted ownership of the Equity Interests of each of Loan Parties and each of their Subsidiaries as of the Closing Date is set forth on Schedule 5.22. No shares of the Equity Interests of any Loan Party or any of their Subsidiaries, other than those described above, are issued and outstanding as of the Closing Date. As of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party or any of their Subsidiaries of any Equity Interests of any such entity.

5.23	Bank Accounts, Security Accounts, Etc.

No Loan Party has any bank accounts, deposit accounts, investments accounts, securities accounts or any other similar accounts other than the accounts set forth Schedule 5.23 (as such Schedule may from time to time be updated by Administrative Loan Party delivering a written update thereto to Agent, so long as such updates are approved by Agent and Loan Parties take all action required by Section 4.14(h) with respect thereto). The purpose and type of each such account is specified on Schedule 5.23. Schedule 5.23 also sets forth a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party. No Loan Party shall open new DDAs or Blocked Accounts unless the Loan Parties shall have delivered to the Agent appropriate DDA Notifications (to the extent requested by Agent pursuant to the terms hereof) or Blocked Account Agreements consistent with the provisions of this Agreement and otherwise satisfactory to the Agent. No Loan Party shall maintain any bank accounts or enter into any agreements with Credit Card Issuers or Credit Card Processors other than the ones expressly contemplated herein or in Section 4.14(h) hereof.

5.24	[Reserved].

5.25	Security Documents; Liens.

(a)Each of the Pledge Agreements creates in favor of Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in such Pledge Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and the Pledged Securities (as defined in each Pledge Agreement) that are certificated and have been delivered to Agent (together with stock powers or other appropriate instruments of transfer executed in blank form). The Agent has a fully perfected first priority Lien on, and security interest in, to and under all right, title and interest of each pledgor thereunder in such Collateral, and such security interest is in each case prior and superior in right and interest to any other Person.

(b)This Agreement and the Other Documents create in favor of Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule 5.25. Upon such filings and/or the obtaining of “control,” (as defined in the UCC) Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person.

(c)When this Agreement (or a short form hereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings in appropriate form are filed in the offices specified in Schedule 5.25, Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by Loan Parties after the Closing Date).

(d)The Mortgages create in favor of Agent, for the benefit of the Secured Parties, a legal, valid, continuing and enforceable Lien in the Mortgaged Real Property (as defined in the Mortgages), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the filing or recording of the Mortgages with the appropriate Governmental Body, Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Mortgaged Real Property that may be perfected by such filing (including without limitation the proceeds of such Mortgaged Real Property), in each case prior and superior in right to any other Person.

Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by this Agreement or any of the Other Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.

5.28	Patriot Act.

To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

5.29	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.

No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction)..

5.30	Swap Obligations.

On each date that any Swap Obligation is incurred, each Loan Party satisfies all eligibility, suitability and other requirements under the Commodity Exchange Act and the Commodity Futures Trading Commission regulations.

6.	AFFIRMATIVE COVENANTS.

Each Loan Party shall at all times until all of the Obligations have been Paid in Full:

6.1	Payment of Fees.

Promptly following demand, pay to Agent all usual and customary fees and expenses which Agent incurs in connection with xliii) the forwarding of Advance proceeds and xliv) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.14(h). Agent may, without making demand, charge Borrowers’ Account for all such fees and expenses.

6.2Conduct of Business; Compliance with Laws and Maintenance of Existence and Assets.

Conduct, and cause each Subsidiary of each Loan Party to conduct, continuously and operate actively its business according to business practices and maintain, and cause each Subsidiary of each Loan Party to maintain, all of its properties useful or necessary in its business in good working order and condition in all material respects (reasonable wear and tear excepted and except as may be Disposed of in accordance with the terms of this Agreement (including, without limitation, Section 7.1)), including, without limitation, all Intellectual Property and take all actions necessary to enforce and protect the validity of its Intellectual Property. Without in any way limiting the foregoing, under no circumstances shall any Loan Party or any Subsidiary of any Loan Party engage in the sale, manufacture or distribution of Firearms or Ammunition. Each Loan Party shall, and shall cause each Subsidiary of each Loan Party to, xlv) keep in full force and effect its existence and its material rights and franchises, except as expressly permitted by this Agreement (including pursuant to Section 7.1), xlvi) comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and xlvii) except as expressly permitted hereunder, make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any of its political subdivisions or, based on commercially reasonable efforts, to do so in any applicable foreign jurisdiction or any political subdivision of any of such foreign jurisdictions.

6.3	Violations.

Promptly after becoming aware of the same, notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party or any of their Subsidiaries which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.4	Government Receivables.

If any Borrower reports as being an Eligible Account or requests be treated as an Eligible Account any Accounts owing by the United States, any state or any department, agency or instrumentality of any of them (collectively, “Government Receivables”), or upon Agent’s request at any time following the occurrence and during the continuance of a Default or Event of Default with respect to any other Governmental Receivables, take all steps necessary to protect Agent’s interest in the such Government Receivables under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Government Receivables.

6.5	Execution of Supplemental Instruments; Further Assurances.

Promptly upon request by Agent, each Loan Party shall take such additional actions (including, without limitation, execution and delivery of such supplemental agreements or instruments, statements, assignments and transfers, or instructions or documents relating to the Collateral) as Agent may require in its Permitted Discretion from time to time in order xlviii) to carry out more effectively the purposes of this Agreement or any Other Document, xlix) to subject all of the existing or hereinafter acquired personal and real property (other than Excluded Assets) of each Loan Party to first-priority perfected Liens (subject only to Permitted Encumbrances having priority by operation of law) in favor of Agent to secure the Obligations, l) to perfect and maintain the validity, effectiveness and priority of any of the Liens created, or intended to be created thereby, by this Agreement or any Other Document to the extent required herein or therein, and li) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to Agent and Lenders the rights granted or now or hereafter intended to be granted to Agent and Lenders under this Agreement or any Other Document. Without limiting the generality of the foregoing, each Loan Party shall (and shall cause each other Loan Party to) guarantee (to the extent not already directly obligated with respect thereto) all of the Obligations and to grant to Agent, for the benefit of Agent, Lenders, Bank Product Provider and Issuer, a Lien in all of such Loan Party’s existing or hereinafter acquired personal and real property (other than Excluded Assets) to secure all of the Obligations; provided, that, no such guarantee or grant shall be required by a Non-US Subsidiary that is a CFC to the extent such guarantee or grant would result in material adverse tax consequences to Loan Parties under Treas. Reg. Section 1.956-2.

6.6	Payment of Indebtedness.

Each Loan Party shall, and shall cause each Subsidiary of each Loan Party to, subject at all times to any applicable subordination or intercreditor arrangement in favor of Agent and/or Lenders, pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its Indebtedness of whatever nature, except when the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Loan Party and each of their Subsidiaries shall have provided for such reserves as Agent may reasonably deem proper and necessary.

6.7	Standards of Financial Statements.

Each Loan Party shall, and shall cause each Subsidiary of each Loan Party to, cause all financial statements referred to in Sections 9.7, 9.8, 9.9 and 9.12 as to which GAAP is applicable to be true and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and absence of footnotes), the statement of cash flows and the statement of changes in shareholders’ equity) and to be prepared in reasonable detail, but only if such statement is to be prepared in accordance with GAAP consistently applied, and in accordance with GAAP consistently applied throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.8	Financial Covenants.

(a)Fixed Charge Coverage. If a Covenant Trigger Period is in effect, the not permit the Fixed Charge Coverage Ratio, as of the last day of (i) the Test Period ending immediately preceding the commencement of the Covenant Trigger Period, and (ii) each fiscal quarter ending during such Covenant Trigger Period, in each case, for which financial statements are required to be delivered (or are actually delivered, if earlier) prior to such date and for the four consecutive fiscal quarter period ending on such date, to be less than 1.00 to 1.00.

6.9Factoring Arrangements. Borrowers acknowledge, confirm, covenant and agree that (a) they will promptly (but in any event within five (5) Business Days after execution thereof) deliver to Agent copies of all Receivable Financing Documents entered into by any Loan Party,

(b) no account receivables sold pursuant to any Receivable Financing Documents shall constitute Eligible Accounts, and (c) all amounts payable to Borrowers by a Receivable Purchaser under any Receivable Financing Documents shall constitute Collateral under this Agreement and shall be remitted by such Receivable Purchaser to an account specified in writing by Agent.

6.10Post-Closing Obligations. Borrowers acknowledge, confirm, covenant and agree that the obligation of Lenders to continue to make Advances, or otherwise extend credit, under this Agreement is subject to the fulfillment, on or before the applicable date, of the conditions subsequent set forth on Schedule 6.10. The failure of any Loan Party to satisfy such conditions subsequent on or before the applicable date will constitute an Event of Default.

7.	NEGATIVE COVENANTS.

No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, at any time prior to the Payment in Full of all of the Obligations:

7.1	Merger, Consolidation, Acquisition and Sale of Assets.

(a)Consummate any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it; except, that, (1) a Loan Party may merge or consolidate into another Loan Party so long as (a) no Event of Default shall have occurred and be continuing, (b) Administrative Loan Party shall give Agent at least ten (10) Business Days prior notice thereof, (c) if a Borrower is a party to such merger or consolidation a Borrower shall be the surviving entity; provided, that, any assets of the Person so acquired from any Person that was not a Borrower prior thereto shall only be eligible for inclusion into the Borrowing Base to the extent that Agent has completed an appraisal, collateral audit and/or field examination (as the case may be) with respect thereto and the criteria for eligibility set forth herein (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Agent may establish in connection with the assets of the Person so acquired) are satisfied with respect thereto in a manner acceptable to Agent, (d) no Loan Party shall merge or consolidate with a Loan Party that exists under the laws of a country different than the country in which such Loan Party exists and (e) prior to such merger or consolidation Loan Parties have taken (or caused to be taken) all steps required by Agent with respect thereto (including without limitation all steps required by Agent to maintain Agent’s Lien on the Collateral granted by such Loan Parties, as well as the priority and effectiveness of such Lien); (2) a Subsidiary of Borrowers that is not a Loan Party may merge or consolidate into another Subsidiary of Borrowers that is not a Loan Party so long as (a) no Event of Default shall have occurred and be continuing, (b) Administrative Loan Party shall give Agent at least ten (10) Business Days prior notice thereof, and (c) prior to such merger or consolidation Loan Parties have taken (or caused to be taken) all steps required by Agent with respect thereto, and (3) a Loan Party may consummate a Permitted Acquisition.

(b)Acquire all or a substantial portion of the assets or Equity Interests of any Person except for investments permitted by Section 7.4.

(c)Directly or indirectly, sell, assign, lease, transfer, abandon or otherwise dispose of any of its assets or properties (including, without limitation, the Collateral) to any other Person (each, a “Disposition”), except for:

(i)	the sale of Inventory in the ordinary course of business,

(ii)provided no Default or Event of Default shall have occurred and be continuing or result therefrom, the Disposition of assets (other than equity interests of any of its Subsidiaries) having a fair market value not to exceed $2,500,000 in the aggregate in any fiscal year so long as at least seventy-five (75%) percent of the consideration payable on account thereof shall consist of cash and/or Cash Equivalents;

(iii)the sale, lease, transfer or other Disposition of property by a Loan Party or a Subsidiary of a Loan Party to any other Loan Party or Subsidiary of a Loan Party; provided, that, (a) if a Borrower or any of its assets is subject to a Disposition, all parties to such Disposition must be Borrowers, (b) if a Loan Party or any of its assets is subject to a Disposition, all parties to such Disposition must be Loan Parties, (c) if a US Loan Party or any of its assets is subject to a Disposition, all parties to such Disposition must be US Loan Parties, (d) no such sale, lease, transfer or other Disposition shall be made to Parent, (e) to the extent such transaction constitutes an investment, such transaction must be permitted under Section 7.4 and (f) any Lien in favor of Agent on such property shall continue in all respects and shall not be deemed released or terminated as a result of such sale, lease, transfer or other Disposition and Loan Parties shall execute and deliver such agreements, documents and instruments as Agent may reasonably request with respect thereto;

(iv)the sale, lease, transfer or Disposition of used, worn-out or obsolete machinery and equipment and machinery and equipment no longer used or useful in the conduct of business of Loan Parties or any of their Subsidiaries having a fair market value not to exceed

$1,000,000 in the aggregate in any fiscal year;

(v)the grant in the ordinary course of business by any Loan Party or any of their Subsidiaries after the date hereof of a non-exclusive license of any Intellectual Property; provided, that, the rights of the licensee shall be subject to the rights of Agent, and shall not adversely affect, limit or restrict the rights of Agent to use such Intellectual Property or to sell or otherwise dispose of any Inventory or other Collateral in connection with the exercise by Agent of any rights or remedies hereunder or under any of the Other Documents, or otherwise adversely limit or interfere in any material respect with the use of any such Intellectual Property by Agent in connection with the exercise of its rights or remedies hereunder or under any of the Other Documents or by any Loan Party or Subsidiary;

(vi)the issuance of Equity Interests by Loan Parties; provided, that, (g) no Loan Party or Subsidiary shall be required to pay any cash dividends, distributions or repurchase or redeem such Equity Interests or make any other payments in respect thereof, except as otherwise expressly permitted in Section 7.7 and (h) none of Borrowers or their Subsidiaries shall issue any Equity Interests other than to their then current holder(s) of their Equity Interests (all of which holders must be a Loan Party or Subsidiary);

(vii)the issuance of Equity Interests by Parent consisting of common stock (or its equivalent) pursuant to an employee stock option plan or grant or similar equity plan or 401(k) plan of Loan Parties and their Subsidiaries for the benefit of their employees, directors and officers;

(viii)the abandonment or other disposition of Intellectual Property that is not material and is no longer used or useful in any material respect in the business of any Loan Party or any of its Subsidiaries and does not appear on or is otherwise not affixed to or incorporated in any Inventory or Equipment or have any material value;

(ix)	involuntary Dispositions occurring by reason of casualty or

condemnation;

(x)	the leasing, occupancy agreements or sub-leasing of Real Property or Equipment in the ordinary course of business consistent with past practices that would not materially interfere with the required use of such Real Property or Equipment by any Loan Party or any of its Subsidiaries;

(xi)transfers of condemned real property as a result of the exercise of “eminent domain” or other similar policies to the respective governmental authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(xii)any Disposition of property or assets, or issuance of Equity Interests, that is permitted under Sections 7.1(a) and 7.7; and

(xiii)Dispositions of Permitted Factored Accounts due from any customer of any Loan Party pursuant to any Receivable Financing Agreement (subject to the Terms of the Lien Release and Assignment Agreement) provided, that, the dollar amount of Permitted Factored Accounts Disposed of by the Loan Parties in reliance on this clause (xiii) during any Fiscal Year shall not exceed $5,000,000 in the aggregate.

7.2	Creation of Liens.

Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

7.3	Guarantees.

Become liable upon the obligations of any Person by assumption, endorsement or guarantee thereof or otherwise (other than with respect to the Obligations) except:

(a)	for the endorsement of checks in the ordinary course of business; and

(b)that (4) Loan Parties and their Subsidiaries may guarantee Indebtedness or other obligations of Borrowers and their US Subsidiaries that are Loan Parties and (5) a Non-US Subsidiary may guarantee Indebtedness or other obligations of another Non-US Subsidiary (provided if the Non-US Subsidiary that is providing such guarantee is a Loan Party such other Non-US Subsidiary must also be a Loan Party); and

(c)guarantees not permitted under clauses (a) through (b) above in an aggregate outstanding amount not to exceed $1,000,000 at any time.

7.4	Investments.

Purchase or acquire Indebtedness or Equity Interests of, or any other interest in, any Person,

except:

Section 7.8;

(a)	cash or Cash Equivalents;

(b)	as expressly permitted pursuant to Section 7.1, Section 7.5, Section 7.7 and

(c)	the endorsement of instruments for collection or deposit in the ordinary course of business;

(d)	obligations under Hedging Agreements permitted under Section 7.8(e);

(e)Equity Interests or other obligations issued to Loan Parties by any Person (or the representative of such Person) in compromise or settlement of Indebtedness of such Person owing to Loan Parties (whether or not in connection with the insolvency, bankruptcy, receivership or reorganization of such a Person or a composition or readjustment of the debts of such Person) or upon the foreclosure, perfection or enforcement of any Lien in favor of a Loan Party securing any such obligations;

(f)obligations of account debtors to Loan Parties and their Subsidiaries arising from Accounts which are evidenced by a promissory note made by such account debtor payable to the applicable Loan Party or Subsidiary; provided, that, promptly upon the receipt of the original of any such promissory note issued to any Loan Party from any account debtor in excess of

$500,000 in the aggregate (or regardless of the amount after an Event of Default exists or has occurred and is continuing, at the request of Agent), such promissory note(s) shall, upon the request of Agent, be endorsed to the order of Agent by Loan Parties and promptly delivered to Agent as so endorsed;

(g)investments by Loan Parties and their Subsidiaries in the form of Equity Interests received as part or all of the consideration for the sale of assets pursuant to a Disposition by any such Loan Party of Subsidiary to the extent permitted under Section 7.1(c);

(h)the existing investments of any Loan Party or Subsidiary thereof as of the date hereof in their respective Subsidiaries;

(i)	investments made after the date hereof by (6) Parent in another Loan Party,

(7) a Borrower in another Borrower, (8) a US Subsidiary of a Borrower in a US Subsidiary thereof and (9) a Non-US Subsidiary of a Borrower in a Non-US Subsidiary thereof; provided, that, in no such case shall a Loan Party make an investment in a Person that is not a Loan Party;

(j)	Permitted Acquisitions;

(k)loans or advances to employees, officers and directors to the extent permitted in Section 7.5(c);

(l)extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practice or otherwise in the ordinary course of business;; and

(m)investments not permitted under clauses (a) through (l) above in an aggregate outstanding amount not to exceed the $1,000,000 at any time; provided, that, as of the date of such investment or any payment made in respect thereof and after giving effect to such investment or payment, no Default or Event of Default shall exist or have occurred and be continuing.

7.5	Loans.

Make advances, loans or other extensions of credit to any Person, including, without limitation, any Subsidiary or Affiliate, except with respect to:

(a)the extension of commercial trade credit in connection with the sale of Inventory or the provision of services, each in the ordinary course of its business;

(b)deposits of cash for leases, utilities, worker’s compensation and similar matters in the ordinary course of business;

(c)advances or loans by a Loan Party or any Subsidiary of a Loan Party to its employees, officers or directors in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time outstanding for: (10) reasonable and necessary work-related travel or other ordinary business expenses to be incurred by such employee, officer or director in connection with their work for such Loan Party or Subsidiary and (11) reasonable and necessary relocation expenses of such employees, officers and directors (including home mortgage financing for relocated employees, officers and directors); and

(d)advances, loans or extensions of credit made by (12) any Loan Party to another Loan Party, and (13) a Non-US Subsidiary of a Loan Party to a Non-US Subsidiary of a Loan Party; provided, that, in no such case shall a Loan Party make an advance, loan or extension of credit in a Person that is not a Loan Party.

7.6	Capital Expenditures.

Contract for, purchase or make any Capital Expenditures during any fiscal year in an aggregate amount in excess of the greater of (i) $~~4,000,000~~12,000,000 and (ii) ~~the lesser of (A)~~

~~$7,500,000 and (B) 1.5~~3% of the aggregate trailing twelve months of revenue for the Loan Parties.

7.7	Dividends and Distributions.

Declare, pay or make any dividend or distribution or payment with respect to:

(a)any shares of the Equity Interests of any Loan Party or any of their Subsidiaries (other than dividends or distributions payable in its Equity Interests permitted hereunder) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any such Equity Interests; except, that,

(i)Loan Parties and their Subsidiaries may make payments to their former employees, officers or directors in connection with the redemption or repurchase of Equity Interests issued by the Parent to such former employees, officers or directors upon their termination of employment with Loan Parties and their Subsidiaries or their death or disability, so long as (a) such payments do not to exceed $250,000 in the aggregate in any fiscal year or $1,000,000 in the aggregate during the Term, and (B) as of the date of each such payment, the Payment Conditions shall be satisfied;

(ii)In lieu of making tax payments directly, Loan Parties and their Subsidiaries may make dividends and distributions to Parent from time to time for the sole purpose of allowing Parent to, and Parent shall promptly upon receipt thereof use the proceeds thereof solely to, (b) pay federal and state income taxes and franchise taxes solely arising out of the consolidated operations of Parent, Borrowers and their Subsidiaries, after taking into account all available credits and deductions (provided, that, no Borrower or Subsidiary thereof shall make any distribution to Parent in any amount greater than the share of such taxes arising out of Borrowers and their Subsidiaries’ consolidated net income), (c) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, pay other reasonable administrative and maintenance expenses arising solely out of the consolidated operations (including maintenance of existence) of Parent, and (d) pay the reasonable fees and out-of-pocket expenses of the board of directors of Parent, in each case, in an amount not more than the portion of such fees and expenses as are reasonably and in good faith allocable to the operation of Parent and its Subsidiaries, and

(iii)Loan Parties and their Subsidiaries may make dividends and distributions to other Loan Parties and their Subsidiaries; provided, that, no such dividends and distributions shall be made (e) to a Non-US Subsidiary from a US Loan Party, or (B) to a Person that is not a Loan Party from a Loan Party.

7.8	Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade payables incurred in the ordinary course of business consistent with past practices outstanding no more than sixty (60) days past its due date) except in respect of:

(a)	the Obligations;

(b)Indebtedness (other than the Obligations) to the extent incurred after the Closing Date to finance Capital Expenditures in an aggregate amount not to exceed

$~~5,000,000~~7,500,000 at any one time outstanding;

(c)Indebtedness existing on the Closing Date as set forth on Schedule 7.8 and any refinancings, refundings, renewals or extensions thereof (without shortening the maturity thereof or increasing the principal amount thereof (excluding accrued interest, fees, discounts, premiums and expenses));

(d)	Indebtedness expressly permitted by Section 7.3 and Section 7.5;

(e)Indebtedness arising under Hedging Agreements which are not entered into for speculative purposes and are intended to provide protection against fluctuations in interest rates or foreign currency exchange rates; provided, that, if such Indebtedness arising under any Hedging Agreement is not provided by a Bank Product Provider or any of its Affiliates, the Indebtedness under such Hedging Agreement shall only be Indebtedness permitted under this Section 7.8(e) if

(14) prior to entering into any such Hedging Agreement, the applicable Loan Party shall have offered to a Bank Product Provider or any of its Affiliates the right of first refusal to enter such Hedging Agreement, and (15) a Bank Product Provider or any of its Affiliates shall have elected not to exercise its right of first refusal and enter into such Hedging Agreement;

(f)Indebtedness in respect of netting services, overdraft protections, employee credit card programs and otherwise in connection with deposit accounts and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that, such Indebtedness is extinguished within five (5) Business Days of incurrence;

(g)Indebtedness in respect of bid, performance and surety bonds, including guarantees or obligations of Loan Parties with respect to letters of credit supporting such bid, performance and surety bonds or other forms of credit enhancement supporting performance obligations under services contracts, workers’ compensation claims, self-insurance obligations, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance in each case incurred in the ordinary course of business; provided, that, upon

Agent’s request, Agent shall have received true, correct and complete copies of all material agreements, documents or instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto;

(h)unsecured Indebtedness arising from agreements to provide for customary indemnification, adjustment of purchase price or similar obligations, earn-outs or other similar obligations, in each case, incurred in connection with a Permitted Acquisition or Disposition permitted hereunder and in the case of earn-outs or other similar obligations so long as they have been subordinated to the Obligations pursuant to a subordination agreement in favor of Agent on terms and conditions reasonably satisfactory to Agent;

(i)unsecured subordinated Indebtedness of Loan Parties and their Subsidiaries arising after the date hereof to any third person not otherwise permitted in this Section 7.8, in an aggregate outstanding principal amount not to exceed $1,000,000 at any time and any refinancings, refundings, renewals or extensions thereof (without shortening the maturity thereof or increasing the principal amount thereof (excluding accrued interest, fees, discounts, premiums and expenses)); provided, that, (16) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (17) the terms and provisions of such Indebtedness shall provide that no principal or interest (other than interest payable in kind (i.e., non-cash interest)) shall be paid in respect thereof until after all of the Obligations are Paid in Full, and (18) such third person shall have entered into a subordination agreement with Agent on terms and conditions reasonably satisfactory to Agent;

(j)Indebtedness arising pursuant to financing of insurance premiums payable on insurance policies maintained by or for the benefit of Loan Parties or any of their Subsidiaries; provided, that, upon Agent’s request, Agent shall have received true, correct and complete copies of all material agreements, documents and instruments evidencing or otherwise related to such Indebtedness; and

(k)additional unsecured Indebtedness of Loan Parties and their Subsidiaries in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

7.9	Nature of Business.

(a)Substantially change the nature of the business in which it is presently engaged, and similar, related or complementary businesses subsequently engaged in, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary or appropriate for and are to be used in its business as presently conducted or similar, related or complementary businesses. Without in any way limiting the foregoing, under no circumstances shall any Loan Party engage in the sale, manufacture or distribution of Firearms or Ammunition.

7.10	Transactions with Affiliates.

(a)Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except for:

(i)transactions, arrangements and other business activities entered into in the ordinary course of business, on an arm’s-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate;

(ii)any employment or compensation arrangement or agreement, employee benefit plan or arrangement, officer or director indemnification agreement or any similar arrangement or other compensation arrangement entered into in good faith, for actual services rendered to any Loan Party or any Subsidiary, by any Loan Party and the Subsidiaries in the ordinary course of business and non-cash payments, issuance of securities or awards pursuant thereto, and including the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights to employees and directors in each case approved by the Board of Directors of such Loan Party; and

(iii)transactions among Loan Parties and their Subsidiaries expressly permitted by Section 7.1(c), Section 7.3(b), Section 7.4(i), Section 7.5(c), Section 7.5(d) and Section 7.7.

(b)Notwithstanding anything herein or in any other ~~Loan~~Other Document, to the contrary, no Loan Party or Subsidiary of a Loan Party that is a limited liability company divide itself into two or more limited liability companies (pursuant to a “plan of division” as contemplated under Delaware Limited Liability Company Act or otherwise) without the prior written consent of Agent and in the event that any no Loan Party or Subsidiary of a Loan Party that is a limited liability company divides itself into two or more limited liability companies (with or without the prior consent of Agent as required above, any limited liability companies formed as a result of such division (including all series thereof) shall be become a Loan Party under this Agreement and the other ~~Loan~~Other Documents and each Loan Party acknowledges and agrees that any transfer of asset or liabilities in connection with any plan of division without the express prior written consent of Agent shall be a fraudulent transfer and/or fraudulent conveyance under applicable law.

7.11	[Reserved].

7.12	Subsidiaries.

(a)Form any Subsidiary unless (19) such Subsidiary expressly joins in this Agreement as a Loan Party, becomes jointly and severally liable for, or otherwise guaranties, all of the Obligations and grants a Lien on substantially all of its assets to secure all of the Obligations and consents to the pledge of its Equity Interests to secure all of the Obligations in form and substance reasonably satisfactory to Agent (in each case, except (a) to the extent that such assets constitute Excluded Assets), (20) Agent is provided with a pledge of all of the outstanding Equity Interests of such Subsidiary to secure all of the Obligations in form and substance reasonably satisfactory to Agent (except to the extent that such Equity Interests constitutes Excluded Assets), and (21) Agent shall have received fifteen (15) days prior written notice thereof (along with an update of Schedule 5.2(b)) and all documents, including collateral documents, guaranties, corporate authority documents and legal opinions, as Agent may require in its Permitted Discretion in connection therewith, all in form and substance reasonably satisfactory to Agent; provided, that, investments in any Subsidiary which Loan Parties may form in accordance with this Section 7.12(a) may only be made to the extent permitted by Section 7.4.

(b)	Enter into any partnership, joint venture or similar arrangement.

7.13	Fiscal Year and Accounting Changes.

Change its fiscal year-end from April 30, 2020 or make any change lii) in accounting treatment and reporting practices except as required by GAAP consistently applied or liii) in tax reporting treatment except as required by law.

7.14	Pledge of Credit.

Now or hereafter pledge Agent’s or any Lender’s credit on any purchases or for any purpose.

7.15	Amendment of Organizational Documents.

(a)Amend, modify or waive any term or provision of its certificate of formation, limited liability company agreement, certificate of incorporation, by-laws, partnership agreement or other applicable documents relating to such Loan Party’s or Subsidiary’s formation or governance, or any shareholders agreement, unless Agent is provided prior five (5) Business Days’ prior written notice of any such amendment, modification or waiver and such amendment, modification or waiver is not materially adverse in any respect to Agent and Lenders.

(b)Amend, modify or waive any term or provision of any Material Contract not specified in another clause of this Section 7.15, unless Agent is provided prior five (5) Business Days’ prior written notice of any such amendment, modification or waiver and such amendment, modification or waiver is not materially adverse in any respect to Agent and Lenders.

7.16	Compliance with ERISA.

(a)Maintain, or permit any member of the Controlled Group to maintain, or become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Title IV Plan, other than those Title IV Plans disclosed on Schedule 5.8(d)(i), liv) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA and Section 4975 of the Code, lv) incur, or permit any member of the Controlled Group to fail the applicable “minimum funding standard”, as that term is defined in Section 302 of ERISA or Section 412 of the Code, lvi) terminate, or permit any member of the Controlled Group to terminate, any Title IV Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a Lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, lvii) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d)(i), lviii) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, lix) fail promptly to notify Agent of the occurrence of any Termination Event, lx) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, or lxi) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Title IV Plan.

7.17	Prepayment, Etc. of Money Borrowed.

At any time, directly or indirectly, voluntarily prepay any Money Borrowed (other than the Obligations), or voluntarily repurchase, redeem, retire or otherwise acquire any Money Borrowed of any Loan Party or any Subsidiary, in each case prior to the due date thereof; provided, however, that, a Loan Party may directly or indirectly, voluntarily prepay any Money Borrowed (other than the Obligations), or voluntarily repurchase, redeem, retire or otherwise acquire any Money Borrowed of any Loan Party or any Subsidiary, in each case prior to the due date thereof, so long as, as of the date of each such payment or acquisition of Money Borrowed, the Payment Conditions shall be satisfied.

7.18	State of Organization/Names/Locations.

Change the jurisdiction in which it is incorporated or otherwise organized, or change its legal name (or use a different name), location of chief executive office or location of any of the Collateral, unless Administrative Loan Party has given Agent not less than thirty (30) days prior written notice thereof (along with an update of Schedule 4.4, Schedule 4.14(c), Schedule 5.2(a) and Schedule 5.6, as applicable) and Loan Parties have taken (or caused to be taken) all steps required by Agent with respect thereto (including without limitation all steps required by Agent to maintain Agent’s Lien on such Collateral, as well as the priority and effectiveness of such Lien); provided, that, no Loan Party shall change its jurisdiction of incorporation or organization or location of any of its Collateral to a jurisdiction or location from lxii) the continental United States to outside of the continental United States or lxiii) one country to another country.

7.19	Foreign Assets Control Regulations, Etc.

None of the requesting or borrowing of the Loans or the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to lxiv) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and lxv) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56). Neither any Borrower nor any other Loan Party is or will become a Sanctioned Entity or Sanctioned Person as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such Sanctioned Entity or Sanctioned Person.

7.20	Burdensome Agreements.

Enter into or permit to exist any agreement, document, or instrument (other than this Agreement or any Other Document) that (a) limits the ability (i) of any Subsidiary to make any payment or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of Agent; provided, however, that, this clause (iv) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.8(b) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (B) the negative pledge provisions set forth in any Receivable Financing Documents; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

8.	CONDITIONS PRECEDENT.

8.1	Conditions to Initial Advances.

The agreement of Lenders to make the initial Advances and Letters of Credit requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances and Letters of Credit, of the following conditions precedent, all in form and substance acceptable to Agent:

(a)Agreement. Agent shall have received this Agreement duly executed and delivered by an authorized officer of each of the parties hereto;

(b)Notes. Agent, to the extent required by Lenders, shall have received the Notes duly executed and delivered by an authorized officer of Borrowers in favor of such Lenders;

(c)Filings, Registrations, Recordings and Searches. Each document (including, without limitation, any UCC financing statement) required by this Agreement, any Other Document or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto. Agent shall also have received UCC, tax, judgment and other Lien searches with respect to each Loan Party in such jurisdictions as Agent shall require, and the results of such searches shall be satisfactory to Agent;

(d)Payoff Letters; Releases. Fully executed payoff letters (or other evidence of repayment) from all creditors being repaid (in whole or in part) in connection with the making of the initial Advances, along with appropriate Lien releases;

(e)Corporate Proceedings of Loan Parties. Agent shall have received a copy of the resolutions of the board of directors (or equivalent authority) of each Loan Party authorizing

(1) the execution, delivery and performance of this Agreement and the Other Documents to which it is a party, and (2) the granting by each Loan Party of the Liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Loan Party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(f)Incumbency Certificates of Loan Parties. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated as of the Closing Date, as to the incumbency and signature of the officers of each Loan Party executing this Agreement, any certificate or Other Documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(g)Certificates. Agent shall have received a copy of the certificate of formation, limited liability company agreement, certificate of incorporation, by-laws, partnership agreement or other applicable documents relating to each Loan Party’s formation and governance, and all amendments thereto, certified in the case of formation documents filed with a Governmental Body by the Secretary of State or other appropriate official of its jurisdiction of incorporation or formation and certified in the case of other formation and governance documents as accurate and complete by the Secretary or Assistant Secretary of each Loan Party;

(h)Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such Loan Party’s jurisdiction of incorporation or formation and each jurisdiction in which qualification and good standing are necessary for each such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(i)Legal Opinion. Agent shall have received the executed legal opinions of Loan Parties’ legal counsel, which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Documents as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(j)No Litigation. (3) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened in writing against any Loan Party or against the officers or directors of any Loan Party in connection with this Agreement and/or the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material and (4) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body;

(k)Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles and Investment Property of each Loan Party and all books and records in connection therewith;

(l)Fees and Expenses. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Section 3.3 and the Fee Letter and all reimbursable expenses of Agent invoiced to date in accordance with this Agreement;

(m)Financial Statements. Agent shall have received the consolidated and consolidating balance sheets of Parent and its Subsidiaries and such other Persons described therein as of April 30, 2018, April 30, 2019 and April 30, 2020 , and the related statements of income, changes in stockholders’ equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, and shall have received the unaudited consolidated and consolidating balance sheets of Parent and its Subsidiaries and such other Persons described therein as of July 31, 2020, and the related statements of income, changes in stockholders’ equity, and changes in cash flow for the period ended on such date;

(n)Other Documents. Agent shall have received fully executed copies of all Other Documents to the extent required to be executed on the Closing Date;

(o)Insurance. Agent shall have received insurance certificates and lender’s loss payable endorsements and additional insured endorsements naming Agent as lender’s loss payee or additional insured, as applicable, with respect to Loan Parties’ property and liability insurance policies, together with notice of cancellation endorsements and such other materials as are required pursuant to Section 4.10;

(p)Payment Instructions. Agent shall have received written instructions from Administrative Loan Party directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(q)Blocked Accounts. Agent shall have received duly executed control agreements relating to Loan Parties’ Blocked Accounts with financial institutions granting to Agent a Lien therein, which control agreements shall be consistent with the requirements of Section 4.14(h) and shall be otherwise in form and substance satisfactory to Agent;

(r)Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(s)No Adverse Material Change. Since April 30, 2020, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(t)Collateral Access Agreements. Agent shall have received duly executed Collateral Access Agreements with respect to all third-party Collateral locations required by Agent;

(u)Equity Interests Pledge. Agent shall have received a pledge agreement, executed by each applicable Loan Party in favor of Agent, pursuant to which such Loan Party shall pledge to Agent and grant to Agent a Lien upon all of the outstanding Equity Interests of each Subsidiary (other than Equity Interests, if any, constituting Excluded Assets) of such Loan Party, together with share powers duly executed in blank and originals of any related share, membership or other similar certificates;

(v)Contract Review. Agent shall have reviewed all Material Contracts of Loan Parties, including, without limitation, and to the extent required by Agent, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

(w)Consummation of the Separation. Agent shall have evidence that the Parent has completed it separation agreement with Smith & Wesson Brands, Inc. and that (a) the Equity Interests of parent is listed on a public stock exchange acceptable to Agent, (b) Parent has entered into a Transition Agreement with Smith & Wesson Brands, Inc., which agreement shall be duly assigned to Agent pursuant to an agreement in form and substance acceptable to Agent, and (c) all releases requested by Agent in connection with the separation agreement with Smith & Wesson Brands, Inc. have been executed and delivered to Agent;

(x)Borrowing Base. Agent shall have received a duly executed Borrowing Base Certificate which shall indicate that the aggregate amount of Eligible Accounts and Eligible Inventory is sufficient in value and amount to support Revolving Advances and Letters of Credit in the amount requested by Borrowers on the Closing Date;

(y)Excess Availability. After giving effect to the initial Advances and Letters of Credit and all fees and expenses pertaining to the closing of this Agreement, Borrowers shall have Excess Availability of at least $40,000,000;

(z)Cash on Deposit. Agent shall have received evidence that, on the Closing Date, Loan Parties have on deposit in deposit accounts, investments accounts, securities accounts or any other similar accounts cash and Cash Equivalents in an amount of not less than $24,000,000 and that Agent shall have a perfected first priority Lien upon such accounts pursuant to a security agreement in form and substance satisfactory to Agent;

(aa) Due Diligence. Agent and its counsel shall have completed its business and legal due diligence with results satisfactory to Agent and its counsel, including without limitation

(5) pre-funding field examination of the business and collateral of each Loan Party in accordance with Agent’s customary procedures and practices and as otherwise required by the nature and circumstances of the businesses of each Loan Party, (6) favorable trade and customer references and (7) background checks with respect to such individuals as Agent determines issued by investigatory firms satisfactory to Agent; and Agent shall be satisfied with the corporate and capital structure and management of each Loan Party’s license agreements and with all legal, tax, accounting and other matters relating to each Loan Party;

(bb) Solvency. As of the making of Advances, issuance of Letters of Credit  and/or providing other financial accommodations hereunder on the Closing Date, and after giving effect thereto, each of Loan Parties shall be Solvent and Loan Parties and their Subsidiaries taken as a whole shall be Solvent;

(cc)  Material Contracts.  Each of the Material Contracts is in full force and  effect, and no Loan Party is in default of any of its obligations thereunder;

(dd) KYC, etc. The Agent and Lenders shall have received (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, in each case, the results of which are satisfactory to Agent, and (ii) a Certification Regarding Beneficial; Owners of Legal Entity Customers in its standard form as required by the Financial Crimes Enforcement Network of the United States Department of the Treasury;

(ee) StuckyNet User Agreement. ~~The~~ Borrowers shall have executed and delivered TD Bank’s standard form of Asset Based Lending Internet Access Agreement; and

(ff) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Agent and its counsel.

8.2	Conditions to Each Advance.

The agreement of Lenders to make or to issue or to cause to be issued any Advance or Letter of Credit requested to be made or issued on any date (including, without limitation, the initial Advance(s) or Letter(s) of Credit), is subject to the satisfaction of the following conditions precedent as of the date such Advance or Letter of Credit is made or issued:

(a)Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Document shall be true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein; or in all respects with respect to representations and warranties made on the Closing Date) on and as of such date as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein) on and as of such earlier date); provided, however, that, each Lender, in its sole discretion, may (and at the direction of Agent and Required Lenders, shall) continue to make Advances and participate in Letters of Credit notwithstanding the failure to make such representations and warranties and that any Advances so made and Letters of Credit so issued shall not be deemed a waiver of any applicable Default or Event of Default;

(b)No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; and

(c)Maximum Revolving Advances/Letters of Credit. The limits set forth in Section 2.1(b) are not exceeded after giving effect to such Advances or Letters or Credit, as applicable.

Each request for an Advance or Letter of Credit by Administrative Loan Party (on behalf of Borrowers) hereunder shall constitute a representation and warranty by Borrowers as of the date of such Advance or Letter of Credit that the conditions contained in this subsection shall have been satisfied.

9.	INFORMATION AS TO LOAN PARTIES.

Until all of the Obligations are Paid in Full, each Loan Party shall:

9.1	Disclosure of Material Matters Pertaining to Collateral.

Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral including, without limitation, any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2	Collateral and Related Reports.

(a)	Deliver to Agent concurrent with the delivery of a Borrowing Base

Certificate:

(i)	a rollforward of Accounts, including gross billings, cash receipts,

credit memos (reported separately by dilutive and non-dilutive categories) and other adjustments issued (recorded directly to the Accounts receivable aging), write-offs, other debit and credit adjustments (including an explanation of all such adjustments); and

(ii)a perpetual Inventory summary report as of the end of the immediately preceding month or week during the continuance of a Cash Dominion Event

(b)Deliver to Agent concurrent with the delivery of the Borrowing Base Certificate a report, in form and substance reasonably satisfactory to Agent, detailing the amount on deposit in all Restricted Accounts;

(c)Deliver to Agent on or before the twenty-fifth (25th) day of each month a Borrowing Base Certificate substantially in the form attached hereto as Exhibit A executed by a Responsible Officer of Administrative Loan Party (on behalf of Borrowers), which shall be calculated as of the last day of the immediately preceding month (which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement, and which shall not restrict the rights of Agent to recalculate the Borrowing Base or any of the related components), setting forth an updated calculation of all components of the Borrowing Base including without limitation Reserves that Administrative Loan Party is aware of (it being understood that Agent may institute additional Reserves), the Borrowing Base and Excess Availability, if any, and supported by schedules showing the derivation thereof and containing such detail and such other information as Agent may request from time to time; provided, that (i) during any period (A) beginning on the date on which Excess Availability is less than the greater of (1) $~~17,500,000~~12,000,000 and (2) 8% of the Line Cap, and (B) ending on the date on which Excess Availability is equal to or greater than the greater of (1) $~~17,500,000~~12,000,000 and (2) 8% of the Line Cap, in either case, for each day during a period of thirty (30) consecutive days or (ii) for the period during which any Specified

Event of Default shall have occurred and be continuing, the Administrative Loan Party shall compute the Borrowing Base weekly and deliver a Borrowing Base Certificate on a weekly basis, which Borrowing Base Certificate shall be delivered within three (3) Business Days following the end of each applicable weekly period.

(d)Deliver to Agent on or before the twenty-fifth (25th) day of each month (or more frequently if required by Agent) the following reports, which shall be current as of the close of business on the last Business Day of the calendar month immediately prior to such date:

(i)with respect to each Borrower, a summary Accounts receivable aging by Customer, along with a listing of related Contra Claims;

(ii)with respect to each Borrower, an Accounts receivable rollforward report, which shall separately identify (a) the Accounts receivable aging balance as of the first (1st) day of such immediately preceding calendar month, (b) gross billings, cash receipts, credit memos and other adjustments issued (recorded directly to the Accounts receivable aging), write-offs, other debit and credit adjustments on a cumulative basis for such calendar month during such immediately preceding calendar month, and (c) Accounts receivable aging balance as of the last day of such immediately preceding calendar month, supported by the following information for such immediately preceding calendar month:

(1)	Accounts receivable aging summary totals;

(2)	total amount of sales and invoices issued;

(3)	total amount of cash receipts; and

(4)total amount of credits and adjustments (including credit memos issued, write-offs, returns, discounts and other credit adjustments);

(iii)(d) a reconciliation of the Accounts receivable aging balance, together with a copy of Borrowers’ detailed trial balance, as of the last day of such immediately preceding calendar month to each of the following for such calendar month: (i) Accounts receivable balance delivered to Agent, (ii) each Borrower’s general ledger (tied to corresponding trial balance accounts), and (iii) each Borrower’s balance sheet, together with supporting documentation for any reconciling items, and (e) notice of all claims, offsets, or disputes or other Contra Claims asserted by Customers with respect to any Borrower’s Accounts receivable;

(iv)for each of Borrowers’ ten (10) largest Customers, the payment terms of such Customer’s Accounts receivable, its address, credit ratings and an aging for such Customers’ Accounts receivable balances as set forth in the accounts receivable aging most recently delivered to Agent;

(v)with respect to each Borrower, a perpetual Inventory report, current as of the close of business on the last Business Day of the immediately preceding calendar month, and reconciliation to each Borrower’s general ledger and balance sheet and Inventory reporting for the same calendar month;

(vi)with respect to each Borrower, an Inventory report by location, category and component (i.e., raw materials, work in process and finished goods), including Inventory aging report (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties);

(vii)with respect to each Loan Party’s accounts payable and expenses for the immediately preceding calendar month, a report including an accounts payable aging, accrued expenses, and listing of checks held, together with a reconciliation to each Loan Party’s general ledger and balance sheet for such calendar month;

(viii)(f) a detailed report of accrued and other liabilities of Loan Parties as of the end of such immediately preceding calendar month reconciled to the balance sheet for such calendar month; (g) listing of (i) past due amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral of Loan Parties, (ii) monthly rent, lease, warehouse and other amounts payable to the Persons referred to in the foregoing clause (1), and (iii) cost of all Inventory and other Collateral then located at each of the locations referred to in the foregoing clause (1); and (h) confirmation that all sales, personal property and payroll and other taxes of Loan Parties are currently paid;

(ix)(i) a reconciliation of outstanding Advances and undrawn Letters of Credit as of the end of such immediately preceding calendar month to each Borrower’s general ledger and balance sheet for such calendar month; and (j) a detailed list of Letters of Credit outstanding, including for each Letter of Credit the undrawn principal amount thereof, beneficiary name, issuer name, and expiration date; and

(x)notice of termination or breach of any Material Contract of a Loan Party or any of their Subsidiaries (k) which could reasonably be expected to result in a Material Adverse Effect or (l) with respect to a contract in which the aggregate payments thereunder by any Loan Party or any of their Subsidiaries exceed $1,000,000 in any fiscal year;

(e)Deliver to Agent on or before the sixtieth (60th) day after the end of each Borrowers’ fiscal years:

(i)current certificates of insurance and lender’s loss payee endorsements for all insurance policies which Loan Parties and their Subsidiaries are required to maintain pursuant to Section 4.10, together with such other insurance materials as are required pursuant to such Section 4.10; and

(ii)a list of all Customers of Loan Parties owing Accounts receivable as of the end of such fiscal year, including such Customers’ respective name, address, phone number, and e-mail address;

(f)Promptly, upon the request of Agent in its Permitted Discretion, in each case to the extent available, (8) copies of customer statements, customer purchase orders, customer sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (9) copies of customer purchase orders, invoices and delivery documents for Accounts or other Receivables created by any Loan Party, (10) copies of shipping and delivery documents for Inventory and Equipment acquired by any Loan Party, and (11) test verifications;

(g)Promptly, deliver to Agent (12) current certificates of insurance and loss payee endorsements for all insurance policies which Loan Parties and their Subsidiaries are required to maintain pursuant to Section 4.10, immediately following the renewal of each such policy and any amendments thereto; and (13) such other reports and information as to the Collateral, Loan Parties or their Subsidiaries as Agent shall request from time to time in its Permitted Discretion; and

(h)Promptly upon the occurrence thereof, deliver to Agent notice of termination or breach of any Material Contract of a Loan Party or any of their Subsidiaries which could reasonably be expected to result in a Material Adverse Effect;

(i)All Collateral reporting which shall be provided to Agent pursuant to this Sections 9.2 shall be delivered to Agent electronically (or other manner reasonably satisfactory to Agent) and in form and substance satisfactory to Agent. All such reports are solely for Agent’s convenience in maintaining records of the Collateral, and any Loan Party’s failure to deliver any of such reports to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.

9.3	Environmental Reports.

Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by a Responsible Officer of Administrative Loan Party stating, to the best of such officer’s knowledge, that each Loan Party and each of their respective Subsidiaries is in compliance in all material respects with all Environmental Laws. To the extent any Loan Party or any Subsidiary of any Loan Party is not in compliance with any Environmental Laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party or Subsidiary, as applicable, will implement in order to achieve full compliance.

9.4	Litigation.

Promptly (but in any event within five (5) Business Days thereafter) notify Agent in writing of (or of any judgment, settlement or other material development in) any litigation, suit or administrative proceeding affecting any Loan Party or any Subsidiary, and of (or of any material development in) any suit or administrative proceeding, which in any such matter could reasonably be expected to (a) result in liability (i) in excess of $2,500,000 if such claim is covered by insurance or (ii) $1,000,000 if such claim is not covered by insurance, or (b) have a Material Adverse Effect.

9.5	Material Occurrences.

Promptly (but in any event within five (5) Business Days thereafter) notify Agent in writing upon the occurrence of lxvi) any Event of Default or Default; lxvii) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party or any Subsidiary of any Loan Party as of the date of such statements; lxviii) any accumulated retirement plan funding deficiency which, if such deficiency continued for two (2) plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party or any Subsidiary of any Loan Party to a tax imposed by Section 4971 of the Code; lxix) each and every default by any Loan Party or any Subsidiary of any Loan Party which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and lxx) any other development in the business or affairs of any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties or such Subsidiaries propose to take with respect thereto.

9.6	Permitted Factored Accounts.

(a)Deliver to Agent as soon as possible and in any event within five days prior to the sale thereof, a detailed schedule listing with particularity those Permitted Factored Accounts to be sold and the amounts to be received, including the date of such purchase orders and invoices sufficient for the specific identification thereof, together with, if requested by Agent in its Permitted Discretion, copies of (i) specific underlying purchase orders and invoices between the applicable Borrower and its customer, (ii) a description of the specific Inventory associated with each such Permitted Factored Account, and (iii) such other information may be requested by Agent in its Permitted Discretion; and

(b)Deliver to Agent promptly after the receipt thereof and in any event within five days after the receipt thereof, (i) a detailed report of all amounts paid to Borrowers in respect of the sale of the Permitted Factored Accounts, (ii) copies of all statements, reports, notices or other documentation received by any Loan Party in respect of the Permitted Factored Accounts from time to time, and (iii) an Account roll-forward in respect of the Permitted Factored Accounts so purchased, in a format acceptable to Lender in its discretion, tied to the beginning and ending account receivable balances of Borrowers’ general ledger.

9.7	Annual Financial Statements.

Furnish Agent within ninety (90) days after the end of each fiscal year of Loan Parties, financial statements of Loan Parties and their Subsidiaries on a consolidated and consolidating basis, including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Loan Parties and satisfactory to Agent (the “Accountants”). The report of the Accountants shall be accompanied by lxxi) copies of all management letters, exception reports or similar letters or reports received by Loan Parties or their Subsidiaries from the Accountants, and lxxii) a statement of the Accountants certifying that (1) they have caused this Agreement to be reviewed, and (2) in making the examination upon which such report was based, either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8 and 7.6. In addition, the reports shall be accompanied by a Compliance Certificate of a Responsible Officer of Administrative Loan Party which shall state that, based on an examination sufficient to permit such Responsible Officer to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event, and such Compliance Certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8 and 7.6. The Compliance Certificate shall also set forth a calculation of Quarterly Average Excess Availability for the purposes of determining the Applicable Margin with respect to the then current calculation period.

9.8	Quarterly Financial Statements.

Furnish Agent within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Loan Parties and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Loan Parties and their Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Loan Parties or their Subsidiaries. Each such balance sheet, statement of income and stockholders’ equity and statement of cash flow shall set forth a comparison of the figures for lxxiii) the current fiscal period and the current year-to-date with the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year and lxxiv) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.5(b) or Section 9.12, as applicable and shall be accompanied by an analysis and discussion of results prepared by senior management of Loan Parties with respect thereto, satisfactory to Agent. The financial statements shall be accompanied by a Compliance Certificate signed by a Responsible Officer of Administrative Loan Party, which shall state that, based on an examination sufficient to permit such Responsible Officer to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to the events giving risk to such Default or Event of Default and, such Compliance Certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8 and 7.6. The foregoing certificate shall also set forth a calculation of Quarterly Average Excess Availability for the purposes of determining the Applicable Margin with respect to the then current calculation period.

Documents required to be delivered pursuant to Section 9.7 or Section 9.8 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website, www.aob.com;

or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided, that with respect to the foregoing clauses (i) and (ii): (A) the Parent shall deliver paper copies of such documents to the Agent or any Lender upon its request to the Parent to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (B) the Parent shall notify the Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

9.9	Monthly Financial Statements.

Furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Loan Parties and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Loan Parties and their Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Loan Parties or their Subsidiaries. Each such balance sheet, statement of income and stockholders’ equity and statement of cash flow shall set forth a comparison of the figures for lxxv) the current fiscal period and the current year-to-date with the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year and lxxvi) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.5(b) or Section 9.12, as applicable, and shall be accompanied by an analysis and discussion of results (including a summary, discussion and analysis of all variances from the relevant budget) prepared by senior management of Loan Parties with respect thereto, satisfactory to Agent. The financial statements shall be accompanied by a Compliance Certificate signed by a Responsible Officer of Administrative Loan Party, which shall state that, based on an examination sufficient to permit such Responsible Officer to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to the events giving risk to such Default or Event of Default and, such Compliance Certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8 and 7.6.

9.10	Notices re Equity Holders.

Furnish promptly to Agent with copies of such financial statements, reports and returns as each Loan Party and their Subsidiaries shall send to its equity holders.

9.11	Additional Information.

Furnish promptly to Agent or any requesting Lender with such additional information as Agent or such Lender shall reasonably request in order to enable Agent or such Lender to determine whether Loan Parties are in compliance with the terms, covenants, provisions and conditions of this Agreement and the Other Documents.

9.12	Projected Operating Budget.

Furnish Agent, no later than fifteen (15) days after the beginning of each Loan Party’s fiscal years, commencing with Loan Party’s fiscal year ending April 30, 2021, a month by month projected operating budget and cash flow of Loan Parties and their Subsidiaries on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by a Responsible Officer of Administrative Loan Party to the effect that such projections have been prepared in good faith on the basis of sound financial planning practice consistent with past budgets and financial statements and that such Responsible Officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13	Variances From Operating Budget.

Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7, Section 9.8 and Section 9.9, or more frequently if requested by Agent, a written report summarizing all material variances from budgets submitted by Loan Parties pursuant to Section

9.12 and a discussion and analysis by management with respect to such variances.

9.14	Notice of Governmental Body Items.

Furnish Agent with prompt (and, in any event, not more than five (5) Business Days) notice of lxxvii) any lapse or other termination of any Consent issued to any Loan Party or any Subsidiary of any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s or such Subsidiaries’ business, lxxviii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and lxxix) copies of any periodic or special reports filed by any Loan Party or any Subsidiary of any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party or any such Subsidiary, or if copies thereof are requested by Agent or any Lender, lxxx) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party or any Subsidiary of any Loan Party and lxxxi) any federal, state, local or other income tax return of any Loan Party or Subsidiary that has been filed becoming the subject of an audit.

9.15	ERISA Notices and Requests.

Furnish Agent with immediate written notice in the event that lxxxii) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such

Termination Event and the action, if any, which such Loan Party, such Subsidiary of any Loan Party or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, Department of Labor or PBGC with respect thereto, lxxxiii) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, together with a written statement describing such transaction and the action which such Loan Party, such Subsidiary of any Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, lxxxiv) a funding waiver request has been filed with respect to any Title IV Plan together with all communications received by any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group with respect to such request, lxxxv) any increase in the benefits of any existing Title IV Plan or the establishment of any new Title IV Plan or the commencement of contributions to any Title IV Plan to which any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group was not previously contributing shall occur, lxxxvi) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Title IV Plan or to have a trustee appointed to administer a Title IV Plan, together with copies of each such notice, lxxxvii) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the IRS regarding the qualification of a Title IV Plan, together with copies of each such letter; lxxxviii) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; lxxxix) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; xc) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group knows that a (1) Multiemployer Plan has been terminated, (2) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (3) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

9.16	Notice of Change in Management, Etc.

Furnish Agent with prompt (and, in any event, not more than five (5) Business Days) notice of (a) any person becoming after the date hereof the chief executive officer or chief financial officer of any Loan Party, (b) any change by Loan Parties in their registered accountant or their accounting or reporting practices, or (c) the imposition of any Lien upon any asset or property of Loan Parties having a value in excess of $250,000 arising from any failure by any Loan Party or any of its Subsidiaries or Affiliates to pay any Taxes when due.

9.17	Additional Documents.

Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, request in its Permitted Discretion from any Loan Party to carry out the purposes, terms or conditions of this Agreement and the Other Documents.

10.	EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

b)Failure by any Loan Party to pay i) any principal or interest payment when due and payable hereunder (including, without limitation, any excess balance of Advances and Letters of Credit required by Section 2.6), and ii) any other Obligations within three (3) days of when such Obligations are due and payable, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or any Other Document;

c)	Failure by Loan Parties to perform, keep or observe:

(a)any provision of Sections 2.6, 4.9, 4.10, 4.14(h), 6.8, 7, 9.2(a), 9.2(b), 9.2(c),

9.5(a), 9.7, 9.8, or 9.9;

(b)any provision of Sections 4.2, 9.2 (other than Sections specified in the foregoing clause (a)), 9.4, 9.5, 9.12 or 9.13, which is not cured within five (5) days after the date thereof; provided, that, such five (5) day period shall not apply in the case of any failure to observe any such provision which is not capable of being cured at all; or

(c)any other provision of this Agreement or any provision of any Other Document (to the extent such breach is not otherwise embodied in any other provision of this Section 10 for which a different grace or cure period is specified or which constitute an immediate Event of Default under this Agreement or the Other Documents), which is not cured within thirty

(30) days after the date thereof; provided, that, such thirty (30) day period shall not apply in the case of any failure to observe any such provision which is not capable of being cured at all;

d)Any representation or warranty made or deemed made by any Loan Party in this Agreement or any Other Document or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect (without duplication of any materiality qualifiers already set forth herein) on the date when made or deemed to have been made;

e)Except for Permitted Encumbrances, issuance of a notice of Lien, levy, assessment, injunction, attachment or similar process (including any trustee process) against a material portion of any Loan Party’s or any Subsidiary of any Loan Party’s property which is not stayed or bonded pending appeal or lifted within sixty (60) days;

f)Any equitable or other non-monetary judgment or judgments are rendered that could reasonably be expected to result in a Material Adverse Effect, or any judgment or judgments for payment of money are rendered or judgment Liens for payment of money filed against one or more Loan Parties or Subsidiaries of Loan Parties for an amount, individually or in the aggregate, in excess of $2,000,000, which within sixty (60) days of such rendering or filing is not either satisfied, stayed or discharged of record; or any action is taken to enforce any Lien over the assets of any Loan Party (or any analogous procedure or step is taken in any jurisdiction) for an amount, individually or in the aggregate, in excess of $2,000,000;

g)Any Loan Party or any Subsidiary of any Loan Party shall i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, iii) make a general assignment for the benefit of creditors, iv) commence a voluntary case under any state, federal or other bankruptcy laws (as now or hereafter in effect), v) be adjudicated a bankrupt or insolvent, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issuance or levy; or, vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or viii) take any action for the purpose of effecting any of the foregoing;

h)Any Lien created hereunder or provided for hereby or under any Other Document in any Collateral having a value in excess of $500,000 for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (except for Permitted Encumbrances having priority by operation of law);

i)Any default under any documents, instruments or agreements to which any Loan Party, any Subsidiary or any Loan Party is a party or by which any of its properties is bound, relating to any Indebtedness (other than the Obligations) individually or in aggregate in excess of

$1,000,000, which default continues for more than the applicable cure period, if any, with respect thereto;

j)	[Reserved];

k)	[Reserved];

l)	Any Change of Control shall occur;

m)Any material provision hereof or of any of the Other Documents shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto in accordance with its terms, or any such party (other than Agent and Lenders) shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any material provision hereof or of any of the Other Documents has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any Lien provided for herein or in any of the Other Documents shall cease to be a valid and perfected first priority Lien (except for Permitted Encumbrances having priority by operation of law) in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

n)The indictment by any Governmental Body of any Loan Party or any Subsidiary of any Loan Party of which any Loan Party, such Subsidiary or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal proceedings against such Loan Party or such Subsidiary, pursuant to which criminal statute or proceedings the penalties or remedies sought or available include forfeiture of i) any of the Collateral having a value in excess of $500,000, or ii) any other property of any Borrower, or of Loan Parties and their Subsidiaries taken as a whole, which is necessary or material to the conduct of any Borrower’s business or Loan Parties and their Subsidiaries taken as a whole;

o)Any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title and rights of any Loan Party in and to any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents, or there shall occur an uninsured casualty event with respect to Collateral having an aggregate value in excess of $500,000;

p)The operations of any Loan Party’s or any Subsidiary’s facilities is interrupted in any material respect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction (other than as a result of a pandemic), and such interruption could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Loan Parties taken as a whole;

q)Except as otherwise expressly permitted hereunder, any Loan Party shall take any action, or shall make a determination, whether or not yet formally approved by any Loan Party’s management or board of directors, to (a) suspend the operation of all or a material portion of its business in the ordinary course, (b) suspend the payment of any material obligations in the ordinary course or suspend the performance under material contracts in the ordinary course, (c) solicit proposals for the liquidation of, or undertake to liquidate, all or a material portion of its assets, or

(d)solicit proposals for the employment of, or employ, an agent or other third party to conduct a program of closings, liquidations, or “Going-Out-Of-Business” sales of any material portion of its business or

r)An event or condition specified in Section 7.16 or Section 9.15 shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur a liability to a Plan or the PBGC (or both) in excess of $2,500,000.

11.	LENDERS’ RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT.

11.1	Rights and Remedies.

Upon the occurrence of i) an Event of Default pursuant to Section 10.6, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, ii) any of the other Events of Default and at any time thereafter, Agent may (and at the direction of Required Lenders, shall) declare that all or any portion of the Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate or limit the obligation of Lenders to make Advances (including, without limitation, reducing the lending formulas or amounts of Revolving Advances and Letters of Credit available to Borrowers), and iii) a filing of a petition against any Loan Party in any involuntary case under any state, federal or other bankruptcy laws, the obligation of Lenders to make Advances hereunder and of Issuer to provide Letters of Credit hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Loan Party. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the Liens granted herein and in the Other Documents and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion, without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party. Agent may specifically disclaim any warranties of title or the like at any sale of Collateral. In connection with the exercise of the foregoing remedies, Agent shall have the right to use all of each Loan Party’s Intellectual Property and other proprietary rights (subject to any licenses and other usage rights therein granted in favor of other Persons) which are used in connection with (1) Inventory for the purpose of disposing of such Inventory and (2) Equipment for the purpose of completing the manufacture of unfinished goods, in each case without any obligation to compensate any Loan Party therefor.

11.2	Waterfall.

(a)So long as no Waterfall Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all principal and interest payments, shall be apportioned ratably among Lenders (according to their Commitment Percentages thereof) and all payments of fees, costs and expenses (other than fees, costs or expenses that are for Agent’s or any Lender’s separate account) shall be apportioned ratably among Lenders according to their Commitment Percentages thereof (it being understood that all costs and expenses due and owing to Agent, and all principal and interest of Advances (including Protective Advances) made by Agent and not reimbursed by Lenders, shall first be paid in full before any such payments are made to any of Lenders). Payments for the purposes of this clause (a) shall include proceeds of Collateral received by Agent.

(b)At any time that a Waterfall Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied to the Obligations as follows (it being understood that in the event that any Lender, as opposed to Agent, receives such payment or proceeds from any source other than Agent, such Lender shall remit such payment or proceeds, as applicable to Agent for application to the Obligations as provided in this Agreement): first, to the Obligations consisting of costs and expenses (including attorneys’ fees and expenses) incurred by Agent in connection with this Agreement or any Other Document and to the principal and interest of Advances (including Protective Advances and Swingline Loan Advances) made by Agent and not reimbursed by Lenders until paid in full; second, pro rata to interest due to Lenders upon any of the Advances and to the Obligations consisting of costs and expenses (including attorneys’ fees and expenses) incurred by Lenders in connection with (and to the extent payable or reimbursable to Lenders under) this Agreement or any Other Document according to their respective Commitment Percentages thereof until paid in full; third, pro rata to fees due to Agent and Lenders in connection with this Agreement or any Other Document according to their respective Commitment Percentages thereof until paid in full; fourth, to the principal of the Swingline Loan Advances made by the Swingline Lender; fifth, (i) pro rata to the principal of the Advances made by each Lender according to their respective Commitment Percentages thereof and (ii) pro rata to Swap Obligations owed to any Affiliate Counterparty (iii) pro rata to any other Bank Product Obligations made by each Bank Product Provider until paid in full, but only to the extent of any Reserves then maintained by Agent with respect to such Bank Product Obligations, and (iv) after an Event of Default pursuant to Section 10.6 or if requested by Agent or Required Lenders after the occurrence of any other Event of Default, on a pro rata basis, to furnish to Agent cash collateral in an amount not less than one hundred five (105%) percent of the aggregate undrawn amount of all Letters of Credit, such cash collateral arrangements to be in form and substance reasonably satisfactory to Agent until paid in full; and sixth, pro rata to any other Obligations until paid in full.

(c)If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor. If it is determined by an authority of competent jurisdiction that a disposition by Agent did not occur in a commercially reasonably manner, Agent may obtain a deficiency judgment for the difference between the amount of the Obligation and the amount that a commercially reasonable sale would have yielded. Agent will not be considered to have offered to retain the Collateral in satisfaction of the Obligations unless Agent has entered into a written agreement with Loan Party to that effect.

11.3	Agent’s Discretion.

Agent shall have the right in its Permitted Discretion to determine which rights, Liens or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder.

11.4	Setoff.

In addition to any other rights and remedies which Agent, any Lender or any Issuer may have under applicable law, this Agreement or any Other Document, upon the occurrence and during the continuance of an Event of Default hereunder, Agent, such Lender, such Issuer and their Affiliates shall have a right to setoff and apply any Loan Party’s property held by Agent, such Lender, such Issuer or such Affiliate to reduce the Obligations, all without notice to Loan Parties.

No Lender, Issuer or Affiliate shall setoff or apply such property without the prior written consent of Agent.

11.5	Rights and Remedies not Exclusive.

The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.6	Commercial Reasonableness.

To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender iv) to fail to incur expenses reasonably deemed necessary or appropriate by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, v) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Body or other third party for the collection or disposition of Collateral to be collected or disposed of, vi) to fail to exercise collection remedies against account debtors, secondary obligors or other Persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, vii) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, viii) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, ix) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of the Collateral, x) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, xi) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, xii) to dispose of assets in wholesale rather than retail markets, xiii) to disclaim disposition warranties, xiv) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or xv) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Loan Party or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

12.	WAIVERS AND JUDICIAL PROCEEDINGS.

12.1	Waiver of Notice.

Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein or as otherwise by law.

12.2	Delay.

No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3	Jury Waiver.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION

(A) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.4	Waiver of Counterclaims.

Each Loan Party waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

13.	EFFECTIVE DATE AND TERMINATION.

13.1	Term.

This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest of xvi) ~~August 24~~March 25, ~~2025~~2027 (the “Original Term”), xvii) the acceleration of all Obligations pursuant to the terms of this Agreement or xviii) the date on which this Agreement shall be terminated in accordance with the provisions hereof or by operation of law (the “Termination Date”). Loan Parties may terminate this Agreement at any time upon sixty (60) days’ prior written notice upon Payment in Full of all of the Obligations.

13.2	Termination.

The termination of the Agreement shall not affect any Loan Party’s, Agent’s or any Lender’s rights, or any of the Obligations arising or incurred prior to the effective date of such termination, and each of the provisions of this Agreement and of the Other Documents shall continue to be fully operative until all of the Obligations have been Paid in Full. The Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been Paid in Full. Accordingly, each Loan Party waives any rights which it may have under Section 9-513 of the UCC to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, until all of the Obligations have been Paid in Full. All representations, warranties, covenants, waivers and agreements contained herein and in the Other Documents shall survive termination hereof until all of the Obligations have been Paid in Full.

14.	REGARDING AGENT.

14.1	Appointment.

Each Lender hereby designates TD Bank to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that, Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent agrees to do so in its Permitted Discretion and is furnished with an indemnification satisfactory to Agent in its Permitted Discretion with respect thereto.

14.2	Nature of Duties.

Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. None of Agent, any Lender, or any Issuer nor any of their respective officers, directors, employees or agents shall be xix) liable for any action taken or omitted by them as such under this Agreement or any Other Document or in connection herewith or therewith, unless caused by their gross (not mere) negligence or willful misconduct, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction, or xx) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect or appraise the properties, books or records of any Loan Party or any other Person. The duties of Agent in respect of the Advances shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or any Other Document a fiduciary relationship in respect of any Secured Party, nor shall Agent constitute a trustee in respect of any Secured Party; and nothing in this Agreement or any Other Document, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any Other Document except as expressly set forth herein or therein.

14.3	Lack of Reliance on Agent and Resignation.

(a)Independently and without reliance upon Agent, any Issuer or any other Lender, each Lender has made and shall continue to make (1) its own independent investigation of the financial condition and affairs of each Loan Party and each other Person in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection with this Agreement or any Other Document, and (2) its own appraisal of the creditworthiness of each Loan Party and each other Person. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except to the extent, if any, expressly required in this Agreement. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority, collectability or sufficiency of this Agreement or any Other Document, the Collateral, or of the financial condition of any Loan Party or any other Person, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents, the Collateral, or the financial condition of any Loan Party or any other Person, or the existence of any Event of Default or any Default.

(b)Agent may resign on thirty (30) days’ written notice to each of Lenders and Administrative Loan Party and upon such resignation, the Required Lenders will promptly designate a successor Agent with the consent to Administrative Loan Party, which consent of Administrative Loan Party shall not be unreasonably withheld, conditioned or delayed (provided, that, if an Event of Default has occurred and is continuing, no such consent of Administrative Loan Party shall be required). If no such successor Agent is appointed at the end of such thirty (30) day period, Agent may designate one of Lenders as a successor Agent, and shall give Administrative

Loan Party prompt notice of such appointment. If no Lender accepts such designation, Required Lenders shall serve as the successor Agent, and Agent shall remain entitled to so resign.

(c)Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent’s resignation as Agent, the provisions of this Section 14, Section 16.5 and Section 16.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.4	Certain Rights of Agent.

If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.5	Reliance.

Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, email, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.6	Notice of Default.

Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Administrative Loan Party referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Subject to Section 14.1, Agent shall take such action with respect to such Default or Event of Default (including, without limitation, the institution of the Default Rate pursuant to Section 3.1) as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default (including, without limitation, the institution of the Default Rate pursuant to Section 3.1) as it shall deem advisable in the best interests of Lenders.

14.7	Indemnification.

To the extent Agent and/or Issuer, as applicable, is not timely reimbursed and indemnified by Loan Parties, each Lender promptly will reimburse and indemnify Agent and each Issuer and each of their respective officers, directors, Affiliates, employees, representatives and agents in proportion to its respective Commitment Percentage from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) arising from any action, litigation, proceeding, dispute or investigation which may be imposed on, incurred by, or asserted against Agent or such Issuer in any litigation, proceeding, dispute or investigation instituted or conducted by any Governmental Body or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, on in connection with performing any of its duties, functions or activities under this Agreement or under any Other Document, or in any way relating to or arising out of this Agreement or any Other Document whether or not Agent or any Issuer is a party thereto, except to the extent that any of the foregoing arises out of the gross (not mere) negligence or willful misconduct of Agent or such Issuer, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Nothing contained in this Section

14.7 shall in any manner limit, impair, waive or otherwise affect Loan Parties’ reimbursement and indemnification Obligations at any time owing to Agent.

14.8	Agent in its Individual Capacity.

With respect any Advances made by Agent, except as otherwise provided in this Agreement, the Advances made by Agent shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.9	Actions in Concert.

Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender and Agent that xxi) Agent shall have the exclusive right to enforce and exercise all rights and remedies of Agent and Lenders hereunder and under the Other Documents at all times following the occurrence and during the continuance of an Event of Default, on behalf of Agent and all Lenders, subject to the direction of Required Lenders as provided for herein, and

xxii) no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Other Documents (including exercising any rights of setoff or compensation) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

14.10	Intercreditor Agreements/Subordination Agreements.

The Lenders, Issuer and any other holder of any Obligations acknowledge that the exercise of certain of the rights and remedies of Agent hereunder and under the Other Documents may be subject to the provisions of a subordination or intercreditor agreement pertaining to any Subordinated Debt. Each Lender and Issuer irrevocably (a) consents to the terms and conditions of any subordination or intercreditor agreement pertaining to any Subordinated Debt, (b) authorizes and directs Agent to execute and deliver any subordination or intercreditor agreement pertaining to any other Subordinated Debt, in each case, on behalf of such Lender or such Issuer and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the Intercreditor Agreement and any other subordination or intercreditor agreement pertaining to any other Subordinated Debt, in each case, and without any further consent, authorization or other action by such Lender or Issuer, (c) agrees that, upon the execution and delivery thereof, such Lender and Issuer will be bound by the provisions of a subordination or intercreditor agreement pertaining to any other Subordinated Debt as if it were a signatory thereto and will take no actions contrary to the provisions of such subordination or intercreditor agreement pertaining to any other Subordinated Debt, and (d) agrees that no Lender or Issuer shall have any right of action whatsoever against Agent as a result of any action taken by Agent pursuant to this Section or in accordance with the terms of any subordination or intercreditor agreement pertaining to any other Subordinated Debt Each Lender hereby further irrevocably authorizes and directs Agent to enter into such amendments, supplements or other modifications to any subordination or intercreditor agreement pertaining to any other Subordinated Debt as are approved by Agent and the Required Lenders (except as to any amendment that expressly requires the approval of all Lenders as set forth in Section 16.2(b)); provided, that, Agent may execute and deliver such amendments, supplements and modifications thereto as are contemplated by any subordination or intercreditor agreement pertaining to any other Subordinated Debt in connection with any extension, renewal, refinancing or replacement of this Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and Issuer and without any further consent, authorization or other action by any Lender or Issuer. Agent shall have the benefit of each of the provisions of Section 14 with respect to all actions taken by it pursuant to this Section 14.10 or in accordance with the terms of any subordination or intercreditor agreement pertaining to any other Subordinated Debt to the full extent thereof.

14.11	Delegation of Duties.

Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Other Document by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Section 14 shall apply to any such sub-agent and to the Affiliates of Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

14.12	Collateral and Guarantees.

Lenders irrevocably authorize Agent in its discretion to:

(a)release any Lien on any property granted to or held by the Agent under any ~~Loan~~Other Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration, termination or Cash Collateralization of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other ~~Loan~~Other Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01;

(b)subordinate any Lien on any property granted to or held by the Agent hereunder or under any Other Document to the holder of any Lien on such property that is permitted by clause (r) of the definition of Permitted Encumbrances; and

(c)release any Guarantor from its obligations under its Guarantee if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

14.13	Notice of Transfer.

Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an assignment shall have become effective as set forth in Section 16.3.

14.14	Reports and Financial Statements.

By signing this Agreement, each Lender:

(a)is deemed to have requested that the Agent furnish such Lender, promptly after they become available, copies of all Borrowing Base Certificates and financial statements required to be delivered by the Administrative Loan Party hereunder and all commercial finance examinations and appraisals of the Collateral received by Agent (collectively, the ~~"~~“Reports~~"~~”);

(b)expressly agrees and acknowledges that Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(c)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(d)agrees to keep all Reports confidential in accordance with the provisions of Section 16.16; and

(e)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loan or other financial accommodation that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, any loan or other financial accommodation; and (ii) to pay and protect, and indemnify, defend, and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs)

incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

14.15	Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law or regulation of the United States can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent’s instructions.

14.16	Relation among Lenders.

Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of Agent) authorized to act for, any other Lender.

15.	GUARANTEE.

15.1	Guarantee; Contribution Rights.

Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due (whether at the stated maturity, by acceleration or otherwise) and punctual performance of all Obligations. Each payment made by any Guarantor pursuant to this Guarantee shall be made in lawful money of the United States in immediately available funds without offset, counterclaim or deduction of any kind.

Anything herein this Section 15 to the contrary notwithstanding, the maximum liability of each Guarantor this Section 15 shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in the following paragraph). It being understood that no amendments or other modifications hereto or to any Other Documents need to be made to implement the provisions of this paragraph and instead the implementation of the provisions of this paragraph shall occur automatically.

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 15.9(d). The provisions of this paragraph shall in no respect limit the obligations and liabilities of any Guarantor to Agent and Lenders, and each Guarantor shall remain liable to Agent and Lenders for the full amount guaranteed by such Guarantor hereunder.

15.2	Waivers.

Each Guarantor hereby absolutely, unconditionally and irrevocably waives xxiii) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, xxiv) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations,

xxv) any requirement that Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, xxvi) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, xxvii) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than Payment in Full of all of the Obligations, xxviii) any defense that any other guarantee or security was or was to be obtained by Agent or any Lender, and xxix) any other defense.

15.3	No Defense.

No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

15.4	Guarantee of Payment.

The Guarantee hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Section 15, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of Agent or any Lender in favor of any Loan Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing Indebtedness of any Loan Party to Agent shall diminish the liability of any Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Loan Party and/or otherwise.

15.5	Liabilities Absolute.

The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(a)any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to Borrowers or otherwise;

(b)any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guarantee for all or any of the Obligations;

(c)the failure of Agent or any Lender to assert any claim or demand or to enforce any right or remedy against Borrowers or any other Loan Party or any other Person under the provisions of this Agreement or any Other Document or any other document or instrument executed and delivered in connection herewith or therewith;

(d)any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

(e)any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and

(f)any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guarantee hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances, Letters of Credit or other financial accommodations to Borrowers pursuant to this Agreement and/or the Other Documents or otherwise.

15.6	Waiver of Notice.

Except as otherwise contemplated hereunder, Agent shall have the right to do any of the above without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such actions.

15.7	Agent’s Discretion.

Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

15.8	Reinstatement.

The Guarantee provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Agent or any Lender for repayment or recovery of any amount or amounts received by Agent or such Lender in payment or on account of any of the Obligations and Agent or such Lender repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Agent or such Lender or the respective property of each, or any settlement or compromise of any claim effected by Agent or such Lender with any such claimant (including any Loan Party); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Agent or such Lenders.

15.9	No Marshalling, Etc.

(a)Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

(b)No Guarantor shall be entitled to claim against any present or future security held by Agent or any Lender from any Person for Obligations in priority to or equally with any claim of Agent or any Lender, or assert any claim for any liability of any Loan Party to any Guarantor in priority to or equally with claims of Agent or any Lender for Obligations, and no Guarantor shall be entitled to compete with Agent or any Lender with respect to, or to advance any equal or prior claim to any security held by Agent or any Lender for Obligations.

(c)If any Loan Party makes any payment to Agent or any Lender, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial or other statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

(d)All present and future monies payable by any Loan Party or any other Guarantor to any Guarantor, whether arising out of a right of subrogation, contribution or otherwise, are assigned to Agent for its benefit and for the ratable benefit of Lenders as security for such Guarantor’s liability to Agent and Lenders hereunder and are postponed and subordinated to Agent’s and Lenders’ prior right to Payment in Full of all of the Obligations. Except to the extent prohibited otherwise by this Agreement, all monies received by any Guarantor from any Loan Party shall be held by such Guarantor as agent and trustee for Agent and Lenders. This assignment, postponement and subordination shall only terminate when all of the Obligations are Paid in Full.

(e)Each Loan Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any Guarantor without the prior written consent of Agent. Each Loan Party agrees to give full effect to the provisions hereof.

15.10	Action Upon Event of Default.

Upon the occurrence and during the continuance of any Event of Default, Agent may and upon written request of the Required Lenders shall, without notice to or demand upon any Loan Party, any Guarantor or any other Person, declare all or any portion of the Obligations of such Guarantor hereunder immediately due and payable, and shall be entitled to enforce the Obligations of each Guarantor. Upon such declaration by Agent, Agent, Lenders and any of their Affiliates are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Agent or Lenders to or for the credit or the account of any Guarantor against any and all of the Obligations of each Guarantor now or hereafter existing hereunder in accordance with the terms of this Agreement, whether or not Agent or Lenders shall have made any demand hereunder against any other Loan Party and although such Obligations may be contingent and unmatured. The rights of Agent and Lenders hereunder are in addition to other rights and remedies (including other rights of set-off) which Agent and Lenders may have. Upon such declaration by Agent, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of any Guarantor against any Loan Party (the “Claims”), Agent shall have the full right on the part of Agent in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, Agent and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of each Guarantor any instrument for the payment of money. Each Guarantor will receive as trustee for Agent and will pay to Agent forthwith upon receipt thereof any amounts which such Guarantor may receive from any Loan Party on account of the Claims. Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes or other negotiable instruments or writings, except and in such event they shall either be made payable to Agent, or if payable to any Guarantor, shall forthwith be endorsed by such Guarantor to Agent. Each Guarantor agrees that no payment on account of the Claims or any Lien therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by any Guarantor.

15.11	Statute of Limitations.

Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Loan Party or others (including any Lenders) with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

15.12	Interest.

All amounts due, owing and unpaid from time to time by any Guarantor hereunder shall bear interest at the interest rate per annum then chargeable with respect to Base Rate Loans constituting Revolving Advances.

15.13	Guarantor’s Investigation.

Each Guarantor acknowledges receipt of a copy of each of this Agreement and the Other Documents. Each Guarantor has made an independent investigation of Loan Parties and of the financial condition of Loan Parties. Neither Agent nor any Lender has made, Agent and Lenders do not hereby make, any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Loan Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Loan Party to which this Section 15 applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

15.14	Termination.

Subject to reinstatement as provided in Section 15.8, the provisions of this Section 15 shall remain in effect until all of Obligations have been Paid in Full.

15.15	Extension of Guarantee.

Without prejudice to the generality of this Section 15, each Guarantor expressly confirms that it intends that the guarantee provided in this Section 15 shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the provisions of this Agreement or any Other Document and/or any facility or amount made available hereunder or thereunder.

15.16	Applicability to Borrowers.

Without limiting any of any Borrower’s obligations under this Agreement or any Other Document, each Borrower shall also be considered a Guarantor for purposes of this Section 15 to the extent such Borrower is not directly and primarily obligated with respect to the Obligations.

16.	MISCELLANEOUS.

16.1	Governing Law; Consent to Jurisdiction; Etc.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to conflicts of laws principles. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or any Other Document may be brought in any court of competent jurisdiction located in the County and State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Administrative Loan Party (on behalf of Borrowers) at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s and/or any Lender’s option, by service upon Administrative Loan Party (on behalf of Borrowers) which each Loan Party irrevocably appoints as such Loan Party’s agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any Other Document (except to the extent, if any, expressly provided otherwise in any Other Document), shall be brought only in a federal or state court located in the City of New York, State of New York.

16.2	Entire Understanding; Amendments; Lender Replacements; Overadvances.

(a)This Agreement and the Other Documents executed concurrently herewith or on or after the Closing Date contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees of Agent or any Lender to any Loan Party not herein contained or not contained in any Other Document executed on or after the Closing Date shall have no force and effect. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing pursuant to clause (b) below. Any Default or Event of Default that occurs hereunder shall continue unless and until expressly waived in writing pursuant to clause (b) below. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)Agent and the Required Lenders (or Agent with the consent in writing of the Required Lenders), and Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written amendments and supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Loan Parties hereunder or thereunder or the conditions, provisions or terms hereof or thereof or waiving any Default or Event of Default hereunder or thereunder, but only to the extent specified in such written agreements; provided, however, that, (x) this Section 9.13 shall not be applicable to any modification or amendment pursuant to Sections 3.9 (Effect of Benchmark Transition Event) of this Agreement and ~~Borrower~~Borrowers acknowledges that any modification or amendment pursuant to Sections 3.9 of this Agreement shall be effective upon notice by Agent without execution by ~~Borrower.~~Borrowers, and (y) no such amendment or supplemental agreement shall:

(i)increase the Commitment of any Lender without the consent of Agent and the affected Lender;

(ii)increase the Maximum Credit or the Maximum Revolving Advance Amount without the consent of Agent and all Lenders, provided, that, the increase provided for in Section 2.19 shall not be deemed an increase requiring the consent of any Lender other than Lenders providing such increase;

(iii)extend the Term or the final scheduled maturity of any Advance or the due date for any amount payable hereunder, or decrease the rate of interest (other than the waiver of any default rate), reduce the principal amount of any outstanding Advances, or reduce any scheduled (as opposed to mandatory prepayment) principal payment or fee payable by Borrowers to Agent or a Lender pursuant to this Agreement or any Other Document, without the consent of Agent and each such Lender directly affected thereby;

(iv)alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) without the consent of Agent and all Lenders;

(v)release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement, including any Disposition thereof permitted by this Agreement) having an aggregate value in excess of $500,000 without the consent of Agent and all Lenders;

(vi)	change the rights and duties of Agent without the consent of Agent;

or

(vii)	increase the Advance Rates above the Advance Rates in effect on the Closing Date without the consent of Agent and all Lenders;

(viii)alter the definition of the terms Borrowing Base, Eligible Accounts or Eligible Inventory in any manner which would have the effect of increasing availability of Advances, without the consent of Agent and all Lenders;

(ix)release of any Loan Party from its Obligations hereunder, except in accordance with the terms of this Agreement;

(x)subordinate the priority of the Liens in the Collateral in favor of Agent, for the benefit of Secured Parties, to any Liens therein held by any other Person, without the consent of Agent and all Lenders; or

(xi)alter the priority of allocation of payments and proceeds of Collateral provided for in Section 11.2(b) without the consent of Agent and all Lenders.

Any such amendment or supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver of a Default or Event of Default pursuant to a waiver provided in accordance with the above provisions of this Section 16.2(b), Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Default or Event of Default shall extend to any other Default or Event of Default or any subsequent Default or Event of Default (whether or not the subsequent Default or Event of Default is the same as the Default or Event of Default which was waived), or impair any right consequent thereon.

(c)In the event that (1) Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, (2) a Lender is a Defaulting Lender, (3) a Lender is an Impacted Lender or (4) a Lender is a Prior Defaulting/Impacted Lender, then, in each case, Agent may, at its option, require such Lender to assign its Advances and Commitments to Agent or to another Lender or to any other Person designated by Agent (a “Designated Lender”), for a price equal to the then outstanding principal amount of all Advances held by such Lender plus accrued and unpaid interest and fees owing to such Lender, which interest and fees shall be paid when, and if, collected from Borrowers. In the event Agent elects to require any Lender to assign such Lender’s Advances and Commitments to Agent or to a Designated Lender, Agent will so notify such Lender in writing within one hundred and eighty (180) days following such Lender’s denial (or with respect to clauses (ii), (iii) or (iv)) above, during the time that such Lender is a Defaulting Lender, an Impacted Lender or a Prior Defaulting/Impacted Lender, as applicable, or within one hundred and eighty (180) days thereafter), and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender (or Agent on behalf of such Lender if such Lender refuses to execute such Commitment Transfer Supplement within such time period; and each Lender hereby irrevocable authorizes Agent to so execute such a Commitment Transfer Supplement on its behalf), Agent or the Designated Lender, as appropriate, and Agent (if Agent is not the Designated Lender).

(d)Notwithstanding the foregoing (and in addition to Agent’s rights to make Protective Advances hereunder), Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances and Letters of Credit at any time to exceed the Borrowing Base (but not to exceed the Maximum Revolving Advance Amount) by up to ten (10%) percent of the Borrowing Base for up to thirty (30) consecutive Business Days; provided, that, any such overadvance shall still constitute an Event of Default as of the first (1st) day of such overadvance regardless of the reason for or amount of such overadvance. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Borrowing Base was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be eligible for inclusion in the Borrowing Base, becomes ineligible, collections of Receivables applied to reduce outstanding Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral; provided, that, any such overadvance shall still constitute an Event of Default as of the first (1st) day of such overadvance regardless of the reason for or amount of such overadvance. In the event Agent involuntarily permits the outstanding Revolving Advances and Letters of Credit to exceed the Borrowing Base by more than ten (10%) percent of the Borrowing Base, Borrowers shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess; provided, that, any Event of Default resulting therefrom shall remain in existence. Revolving Advances made or Letters of Credit issued after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence, and in all events shall constitute an Event of Default.

16.3	Successors and Assigns; Participations; New Lenders; Taxes; Syndication.

(a)This Agreement and the Other Documents shall be binding upon and inure to the benefit of each Loan Party, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns; except, that, no Loan Party may assign or transfer any of its rights or obligations under this Agreement or any Other Document (other than pursuant to a merger or consolidation of Loan Parties permitted hereunder) without the prior written consent of Agent and each Lender.

(b)Each Loan Party acknowledges that one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons with the prior written consent of Agent, which consent of Agent shall not be unreasonably withheld, conditioned or delayed (each such transferee or purchaser of a participating interest, a “Transferee”); provided, that, no participating interest may be sold to a Person organized under the laws of a jurisdiction outside the United States that cannot make the certifications required by Section 16.3(f). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof; provided, that, Loan Parties shall not be required to pay to any Transferee more than the amount which it would have been required to pay to the Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee, had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder, and in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Transferee’s rights under Section 16.2 shall be limited to those items in Section 16.2(b) which require consent of each Lender or each directly affected Lender, as applicable. Each Loan Party hereby grants to Agent, for the ratable benefit of each Secured Party, a continuing Lien in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee’s interest in the Advances. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any Participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c)Any Lender may sell, assign or transfer all or any part of its Advances and Commitments (and related rights and obligations under this Agreement and the Other Documents) to Qualified Assignees (each a “Purchasing Lender”), in minimum amounts of not less than

$5,000,000 (except such minimum amount shall not apply to (5) a sale, assignment or transfer by any Lender to an Affiliate of such Lender or to a group of new Lenders, each of which is an Affiliate of each other to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or (6) a sale, assignment or transfer by any Lender of all of its Commitments and all of its Advances), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (a) Purchasing Lender thereunder shall be a party to this Agreement and the Other Documents as a Lender and, to the extent transferred pursuant to such Commitment Transfer Supplement, have Commitments and outstanding Advances, and (b) the transferor Lender thereunder shall, to the extent its Advances and Commitments have been transferred pursuant to such Commitment Transfer Supplement, be released from its obligations under this Agreement and the Other Documents. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the Advances and Commitments of such transferor Lender under this Agreement and the Other Documents. Loan Parties hereby consent to the addition of such Purchasing Lender as a Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the Advances and Commitments of such transferor Lender. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. Notwithstanding the foregoing, any Lender may assign all or any portion of the Advances or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided, that, any payment in respect of such assigned Advances or Notes made by Borrowers to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy Borrowers’ obligations hereunder in respect to such assigned Advances or Notes to the extent of such payment. No such assignment described in the immediately preceding sentence shall release the assigning Lender from its obligations hereunder.

(d)Agent, acting solely in this situation as a non-fiduciary agent of the Borrower, shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Loan Parties, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this

Agreement. The Register shall be available for inspection by Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

(e)Loan Parties authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender (who agrees in writing or through electronic media to treat the information as confidential and use it solely in connection with a proposed transfer under this Section 16.3) any and all financial and other information in such Lender’s possession concerning Loan Parties which has been delivered to Agent or such Lender by or on behalf of Loan Parties pursuant to this Agreement or in connection with Agent’s or such Lender’s credit evaluation of Loan Parties.

(f)Each Lender or Participant organized under the laws of a jurisdiction outside the United States, and from time to time thereafter if either requested by Borrowers (or Administrative Loan Party on behalf of Borrowers) or Agent or upon the obsolescence or expiration of any previously delivered form, shall provide Agent and Administrative Loan Party (on behalf of Borrowers) with (7) two (2) original executed copies of a correct and completed IRS Form W-8BEN, W-8ECI, or W-8IMY (with appropriate attachments), as appropriate, or any successor or other form prescribed by the IRS, certifying that payments to such Lender or Participant are not subject to United States federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or Participant of a trade or business in the United States or totally exempt from United States federal withholding tax by reason of the application of an income tax treaty to which the United States is a party or such Lender is otherwise exempt, (8) or to the extent permitted by law, each such Lender or Participant may provide Administrative Loan Party (on behalf of Borrowers) and Agent with two original executed copies of IRS Form W-8BEN, or any successor form prescribed by the IRS, certifying that such Lender is exempt from United States federal withholding tax pursuant to Section 871(h) or 881(c) of the Code, together with an annual certificate stating that such Lender or Participant is not a “person” described in Section 871(h)(3) or 881(c)(3) of the Code and (9) a duly completed and executed IRS Form W-8BEN or W 9, as appropriate, or any successor or other form establishing an exemption from United States federal backup withholding tax. Each such Lender further agrees to complete and deliver to Administrative Loan Party (on behalf of Borrowers), upon its request, such other forms or other documentation as may be appropriate to minimize any withholding tax on payments pursuant to this Agreement under the laws of any other jurisdiction unless such completion and delivery may in any event be disadvantageous for such Lender. For purposes of this subsection (f), the term “United States” shall have the meaning specified in Section 7701 of the Code. Each Lender that is a United States person, shall provide Agent and Administrative Loan Party with two original executed IRS Form W-9s, certifying as to status for United States federal back up withholding tax purposes.

(g)At the request of Agent from time to time both before and after the Closing Date, Loan Parties will assist Agent in the syndication of the credit facility provided pursuant to this Agreement and the Other Documents. Such assistance shall include, but not be limited to (10) prompt assistance in the preparation of an information memorandum and the verification of the completeness and accuracy of the information and the reasonableness of the projections contained therein, (11) preparation of offering materials and financial projections by Loan Parties and their advisors, (12) providing Agent with all information reasonably deemed necessary by Agent to successfully complete the syndication, (13) confirmation as to the accuracy and completeness of such offering materials and information and confirmation that management’s projections are based on assumptions believed by Loan Parties to be reasonable at the time made, and (14) participation of Loan Parties’ senior management in meetings and conference calls with potential lenders at such times and places as Agent may reasonably request.

(h)If a payment made to a Lender hereunder or under any Other Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

16.4	Application of Payments.

Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5	Indemnity/Currency Indemnity.

(a)Each Loan Party shall indemnify Agent, each Issuer, each Lender and each of their respective officers, directors, Affiliates, employees, representatives and agents (each, an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) arising from any action, litigation, proceeding, dispute or investigation which may be imposed on, incurred by, or asserted against Agent, such Issuer or any Lender in any litigation, proceeding, dispute or investigation instituted or conducted by any Governmental Body or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent, any Issuer or any Lender is a party thereto; except, that, no Indemnitee shall be entitled to indemnification hereunder to the extent that any of the foregoing arises out of the gross (not mere) negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Upon learning of any matter described above for which any Indemnitee may want to seek indemnity from any Loan Party, such Indemnitee shall promptly notify Administrative Loan Party of such matter; provided, that, the failure to do so shall not in any manner limit, impair or affect Loan Parties’ indemnification obligations hereunder. Nothing contained herein or in any Other Document shall prohibit any Loan Party from seeking contribution or indemnity from any Person other than Agent or a Lender.

(b)If for the purposes of obtaining or enforcing judgment in any court in any jurisdiction with respect to this Agreement or any Other Document, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any Other Document in any currency other than the Judgment Currency (the “Currency Due”) (including any Currency Due for the purposes of Section 2.5) then, to the extent permitted by law, conversion shall be made at the exchange rate selected by Agent on the Business Day before the day on which judgment is given (or for the purposes of Section 2.5 on the Business Day on which the payment was received by Agent). In the event that there is a change in such exchange rate between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers shall to the extent permitted by law, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which (when converted at such exchange rate on the date of receipt by Agent in accordance with normal banking procedures in the relevant jurisdiction) is the amount then due under this Agreement or such Other Document in the Currency Due. If the amount of the Currency Due (including any Currency Due for purposes of Section 2.5) which Agent is so able to purchase is less than the amount of the Currency Due (including any Currency Due for purposes of Section 2.5) originally due to it, Borrowers shall to the extent permitted by law jointly and severally indemnify and save Agent and Lenders harmless from and against loss or damage arising as a result of such deficiency.

16.6	Notice.

Any notice or request required to be given hereunder to any Loan Party or to Agent or any Lender shall be in writing (except as expressly provided herein) at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 16.6. Any notice or request required to be given hereunder shall be given by xxx) hand delivery, xxxi) overnight courier, xxxii) registered or certified mail, return receipt requested, or xxxiii) facsimile to such number as may hereafter be specified (in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or request required to be given hereunder shall be deemed given on the earlier of (1) actual receipt thereof, and (2) (a) one Business Day following posting thereof by a recognized overnight courier, (b) three (3) days following posting thereof by registered or certified mail, return receipt requested, or (c) upon the sending thereof when sent by facsimile with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

If to Agent or to TD Bank as Lender at:

TD Bank, N.A.

2 West Main St., 2nd Floor

Waterbury, CT 06702

Attention: AOB Products Acct Manager

If to a Lender other than TD Bank, as specified on the signature pages hereof or in the applicable Commitment Transfer Supplement.

If to any Borrower or any Loan Party:

American Outdoor Brands, Inc. 711 E. Main Street

Chicopee, MA 01020 Attention: Andrew Fulmer

16.7	Survival.

The obligations of Loan Parties under Sections 2.2(g), 3.6, 3.10, 4.18(g), 13.2, 14.7, 16.5 and 16.10 shall survive termination of this Agreement and the Other Documents and Payment in Full of the Obligations.

16.8	Postponement of Subrogation, Etc. Rights.

Each Loan Party expressly agrees not to exercise, until Payment in Full of all of the Obligations, any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Loan Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement.

16.9	Severability.

If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.10	Expenses.

~~The~~ Borrowers shall reimburse Agent (and, with respect to clause (a) below, Lenders) for all costs and expenses (including without limitation, travel expenses) paid or incurred by Agent (and, with respect to clause (a) below, Lenders) in connection with this Agreement and the Other Documents, including, without limitation:

(a)reasonable attorneys’ fees and disbursements incurred by Agent and, during the continuance of a Default or Event of Default, by Lenders (3) in all efforts made to enforce payment of any Obligations or collection of or other realization upon any Collateral, (4) in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement and the Other Documents, (5) in connection with the enforcement of this Agreement or any Other Document, and (6) in enforcing Agent’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise;

(b)reasonable attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, appraisers and other professionals incurred by Agent and other costs and expenses incurred by Agent (7) in connection with the preparing, negotiating, entering into, performing or syndicating this Agreement and/or the Other Documents, any amendment, waiver, consent or other modification with respect thereto and the administration, work-out or enforcement of this Agreement and the Other Documents, (8) in instituting, maintaining, preserving and foreclosing on Liens on any of the Collateral, whether through judicial proceedings or otherwise, (9) in connection with any advice given to Agent with respect to its rights and obligations under this Agreement and all Other Documents or (10) that Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to this Agreement and the Other Documents; and

(c)Subject to Section 4.21, reasonable fees and disbursements incurred by Agent in connection with any appraisals of Inventory, Equipment or other Collateral, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and the Other Documents.

16.11	Injunctive Relief.

Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Agent and Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.12	Consequential Damages.

None of Agent, any Issuer, any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party for special, punitive, exemplary, indirect or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

16.13	Captions.

The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.14	Counterparts; Facsimile or Emailed Signatures; Electronic Delivery.

(a)This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or email transmission shall be deemed to be an original signature hereto.

(b)Each of the parties hereto explicitly consent to the electronic delivery of the terms of the transaction evidenced by this agreement. Each of the parties hereto agree that their present intent to be bound by this agreement may be evidenced by transmission of digital images of signed signature pages via facsimile, email, SMS or other digital transmission and affirms that such transmission indicates a present intent to be bound by the terms of the agreement and is deemed to be valid execution and delivery as though an original ink or electronic signature. Loan Parties shall deliver original executed signature pages to Agent, but any failure to do so shall not affect the enforceability of this agreement. An electronic image of this agreement (including signature pages) shall be as effective as an original for all purposes.

16.15	Construction.

The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.16	Confidentiality; Sharing Information.

(a)Agent, each Lender and each Transferee shall hold all non-public information designated as confidential and obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, that, Agent, each Lender and each Transferee may disclose such confidential information (11) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (12) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders (who agrees in writing or through electronic media to treat the information as confidential and use it solely in connection with a proposed transfer under Section 16.3), (13) that ceases to be non- public information through no fault of Agent or any Lender, and (14) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further, that, (a) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use reasonable efforts prior to disclosure thereof, to notify Administrative Loan Party (on behalf of Borrowers) of the applicable request for disclosure of such non-public information (i) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of Agent, a Lender or a Transferee by such Governmental Body) or (ii) pursuant to legal process, and (b) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender constituting possessory Collateral once all of the Obligations have been Paid in Full.

(b)Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by Agent, any Lender or by one or more Subsidiaries or Affiliates of Agent or such Lender and each Loan Party hereby authorizes Agent and each Lender to share any information delivered to Agent or such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of Agent or such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of Agent or such Lender, it being understood that any such Subsidiary or Affiliate of Agent or any Lender receiving such information shall be bound by the provision of this Section 16.16 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Obligations and the termination of this Agreement.

16.17	Publicity.

Each Loan Party hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate. In addition, each Loan Party authorizes Agent to include each Loan Party’s name and logo in select transaction profiles and client testimonials prepared by Agent for use in publications, company brochures and other marketing materials of Agent.

16.18	Patriot Act Notice.

Each Lender subject to the Patriot Act hereby notifies Loan Parties that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies Loan Parties, including the name and address of each Loan Party and other information allowing such Lender to identify Loan Parties in accordance with such act.

16.19	Agent Titles.

Each Lender or other Person that is designated (in the preamble of this Agreement or otherwise) as “Arranger”, “Syndication Agent”, “Bookrunner” or any title of any similar type shall not have any right, power, responsibility or duty under this Agreement or any of the Other Documents, other than those applicable to all Lenders (in the case of a Lender), and shall in no event be deemed to have any fiduciary relationship with any other Lender.

16.20	Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under any Guarantee to which it is a party in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 16.20 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 16.20, or otherwise under any such Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 16.20 shall remain in full force and effect until payment in full of the Obligations. Each Qualified ECP Guarantor intends that this Section 16.20 constitute, and this Section 16.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

16.21	Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary set forth herein or in any Other Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising hereunder or under any Other Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Other Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

16.22	Erroneous Payments.

(a)Each Lender, each Issuer, each other Bank Product Provider and any other party hereto hereby severally agrees that if (i) Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuer or any Bank Product Provider (or the Lender which is an Affiliate of a Lender, Issuer or Bank Product Provider) or any other Person that has received funds from Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuer or Bank Product Provider (each such recipient, a “Payment Recipient”) that Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from Agent (or any of its Affiliates) (A) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (B) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or

(C) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 16.22(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify Agent in writing of such occurrence.

(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and upon demand from Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of Agent and upon Agent’s written notice to such Lender such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to Agent or, at the option of Agent, Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (i) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (ii) the provisions of this

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clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13 and (iii) Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)Each party hereto hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent (A) shall be subrogated to all the rights of such Payment Recipient and (B) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Other Document, or otherwise payable or distributable by Agent to such Payment Recipient from any source, against any amount due to Agent under this Section 16.22 or under the indemnification provisions of this Agreement, (ii) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from the Borrowers or any other Loan Party for the purpose of making for a payment on the Obligations and (iii) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)Each party’s obligations under this Section 16.22 shall survive the resignation or replacement of Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Other Document.

(g)The provisions of this Section 16.22 to the contrary notwithstanding, (i) nothing in this Section 16.22 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

[SIGNATURE PAGES FOLLOW]

Each of the parties has signed this Agreement as of the day and year first above written.

BORROWERS:
AOB PRODUCTS COMPANY

By:
Name:
Title:

CRIMSON TRACE CORPORATION

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS:
AMERICAN OUTDOOR BRANDS, INC.

By:
Name:
Title:

BATTENFIELD ACQUISITION COMPANY INC.

By:
Name:
Title:

BTI TOOLS, LLC

By:
Name:
Title:

ULTIMATE SURVIVAL TECHNOLOGIES, LLC

By:
Name:
Title:

AOBC ASIA CONSULTING, LLC,

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]
AGENT AND LENDER:
TD BANK, N.A., as Agent, Swingline Lender, Issuing Bank and a Lender

By:
Name:
Title: